   As filed with the Securities and Exchange Commission on February 21, 2003
                           Registration No. 333-98337

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2/A

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         YOSEMITE MORTGAGE FUND II, LLC

                 (Name of small business issuer in its charter)

             CA                                                 943394131
    (State or jurisdiction                                   (I.R.S. Employer
of incorporation of organization)                         Identification Number)

                                      6162
                          (Primary Standard Industrial
                             Classification Number)

                           414 13th Street, Suite 400
                            Oakland, California 94612
                                 (510) 452-9144
          (Address and telephone number of principal executive offices)

                           414 13th Street, Suite 400
                            Oakland, California 94612
                    (Address of principal place of business)

                        Steven M. Pontes, General Manager
                               MFP MANAGEMENT LLC
                           414 13th Street, Suite 400
                            Oakland, California 94612
                                 (510) 452-9144
            (Name, address and telephone number of agent for service)

      The Commission is requested to send copies of all communications to:
                              David Barry Whitehead
                                Thomas A. Latta
                         WHITEHEAD, PORTER & GORDON LLP
                        220 Montgomery Street, Suite 1850
                        San Francisco, California 94104

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
  TITLE OF SECURITIES BEING      NUMBER OF UNITS      PROPOSED MAXIMUM OFFERING        PROPOSED MAXIMUM             AMOUNT OF
         REGISTERED              BEING REGISTERED          PRICE PER UNIT          AGGREGATE OFFERING PRICE      REGISTRATION FEE
      =================           ==============         ==================           ==================          ==============
 Units of Limited Liability
      Company Interest              6,500,000                  $10.00                    $65,000,000                  $5,980

--------------------------------------------------------------------------------------------------------------------------------

(1) The number of units being registered includes units offered under our distribution reinvestment plan.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                 A MINIMUM OF 500,000 AND UP TO 5,000,000 UNITS
                      OF LIMITED LIABILITY COMPANY INTEREST

                         YOSEMITE MORTGAGE FUND II, LLC

                                 $10.00 PER UNIT


                        Price to Public           Estimated Expenses         Proceeds to the Fund
------------------ -------------------------- --------------------------- ---------------------------
Total Minimum            $5,000,000.00                $403,980.00               $4,596,020.00
------------------ -------------------------- --------------------------- ---------------------------
Total Maximum           $55,000,000.00                $403,980.00              $49,596,020.00
------------------ -------------------------- --------------------------- ---------------------------


We are offering a minimum of 500,000 and a maximum of 5,000,000 units in our initial public offering; 1,500,000 additional units are reserved for possible issuance under our Distribution Reinvestment Plan. We have no units outstanding presently. 5,000,000 units are offered on a best-efforts basis by Rice Pontes Capital, Inc., our exclusive selling agent. There is a minimum purchase of 1,000 units for $10,000. We do not bear any of the commissions or expenses of the selling agent. Commissions of an initial 2% on units sold by its efforts, plus 1/4% each year that those units continue to be owned will be paid by Pontes Financial Group, Ltd., an affiliate of our Manager, to the selling agent.

All proceeds from the sale of the first 500,000 units will be placed in an escrow account with Capitol City Escrow, Inc. If we do not sell at least 500,000 units by _____________, 2003 (within 60 days of the date of this Prospectus), the monies in the escrow account will be returned to unit subscribers. If 500,000 units have been sold by that date, the monies in the escrow account will be delivered to us for our business uses. Of those monies, we will reimburse Pontes Financial Group, Ltd., approximately $377,809, which, as of November 30, 2003, it has incurred as organizational and offering expenses for our benefit.

The Risk Factors
----------------

SEE "RISK FACTORS" AT PAGE 6 FOR A DISCUSSION OF THESE AND OTHER SIGNIFICANT RISK FACTORS WITH A PURCHASE OF THE UNITS:

         o Restricted right to sell or transfer your units and no market exists.

         o One-year holding period before we may repurchase any of your units, and other restrictions apply.

         o Total reliance on MFP Management LLC and its General Manager, Steven M. Pontes.

         o    Concentration of mortgage loans secured by California real estate.

         o    Conflicts of interest for MFP Management LLC and its affiliates.

         o Payment of substantial fees to affiliates of MFP Management LLC and reimbursement of expenses to its affiliates.

         o Recent organization and lack of significant assets, operating history and financing sources.

         o    Tax risks of the offering and ownership of our units.

         o    Limited voting rights of investors.

THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IS NOT PERMITTED.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE UNITS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                     Prospectus dated ______________, 2003.


                                                          TABLE OF CONTENTS
SUMMARY............................................................................................................................1
     YOSEMITE MORTGAGE FUND II, LLC................................................................................................1
     Our Manager...................................................................................................................1
     The Offering..................................................................................................................1
     Investment Policies...........................................................................................................1
     Summary Risk Factors..........................................................................................................1
     Estimated Use of Proceeds of Offering.........................................................................................2
     Conflicts of Interest.........................................................................................................2
     Compensation to Affiliate of MFP Management LLC...............................................................................3
     Offering Stage................................................................................................................3
         Paid by Us................................................................................................................3
     Operational Stage.............................................................................................................3
         Paid by Borrower..........................................................................................................3
         Paid by Us................................................................................................................4
     Investors' Return on Investment...............................................................................................4
     Distribution Reinvestment Plan................................................................................................5
     Tax and ERISA Considerations..................................................................................................5
     Units.........................................................................................................................5
INVESTOR SUITABILITY STANDARDS.....................................................................................................6
RISK FACTORS.......................................................................................................................7
     You have no guarantee of return on your investment or rate of return on your investment.......................................7
     Lack of liquidity of your investment increases its risk.......................................................................7
     The book value of your units may decrease below ten dollars per unit; if the Fund were to liquidate at such time, you would receive less return of your invested capital......................................................7
     You have a limited ability to have your units repurchased.....................................................................7
     This offering is the first public offering in which Rice Pontes Capital, Inc. has participated, which may increase the risk that we will not sell the maximum amount of our offering............................................8
     We depend on Steven M. Pontes, and our continuation would be at risk if he cannot perform services for the Manager...........................................................................................................8
     You may face a delay before distributions begin, so your investment will not be earning a return during that period........................................................................................................8
     Any indemnification of our Manager by us would decrease the amount available for distribution to you..........................8
     Risks of the mortgage lending business........................................................................................8
     Defaults on our mortgage loans will reduce our income and your distributions..................................................8
     Investments in construction loans are riskier than loans secured by operating properties......................................9
     Investments in loans secured by leasehold interests may be riskier than loans secured by fee interests in properties...................................................................................................9
     Investments in second and wraparound mortgage loans may be riskier than loans secured by first deeds of trust..................................................................................................................9
     Investments in loans on unimproved or on minimally improved land may be riskier than loans on improved land.............................................................................................................9
     Many of our loans will require balloon payments, which are riskier than loans with fully amortized payments..................................................................................................................9
     Suitable mortgage loans may not be available to us from time to time, which could reduce returns on your investment...........................................................................................................9
     Larger loans result in less diversity and may increase risk..................................................................10
     Incorrect or changed property values could result in losses and decreased distributions to you...............................10
     Changes in market interest rates may reduce our income and your distributions................................................10
     Equity or cash flow participation in loans could result in loss of our secured position in our loans.........................10
     Some losses that might occur to borrowers may not be insured and may result in defaults, which would increase your risk.......................................................................................................10
     Foreclosures create additional ownership risks to the Fund of unexpected increased costs or decreased income...................................................................................................................11
     Development on property acquired by us creates risks of ownership a lender does not have.....................................11
     Concentration of mortgages in California may result in additional delinquencies, which would increase risk to your investment..................................................................................................11
     Hazardous or toxic substances could impose unknown liabilities on the fund, which would increase risk to your investment.......................................................................................................11
     If the Fund borrows money to make loans or for other permitted purposes, your risks will increase if defaults occur...........................................................................................................12
     California law prevents members from involvement in the conduct of our business, so you must rely solely on our Manager for management of your investment..................................................................12
     Conflicts of Interest Risks..................................................................................................12
         Payment of fees to affiliates of the manager.............................................................................13

                                                                 i

         Manager not full time....................................................................................................13
     Increased competition for mortgage loans could lead to reduced yields and fewer investment opportunities............................................................................................................13
     Taxation Risks...............................................................................................................13
         Tax consequences can vary among investors................................................................................13
         Your cash flow and distributions will be reduced if we are taxed as a corporation........................................13
         If the Fund were not engaged in a trade or business, your share of expense deductions would be reduced.............................................................................................................13
         If you finance the purchase of your units, interest you pay might not be deductible......................................14
         An IRS audit of our return, books and records could result in an audit of your tax returns...............................14
         Equity participation in mortgage loans may result in members reporting taxable income and gains from these properties...............................................................................................14
         Inconsistencies between federal, state and local tax rules may adversely affect your cash flow, if any, from investment in our units................................................................................14
         Unrelated business income of the Partnership would subject tax-exempt investors to taxation of
              Fund income.........................................................................................................14
         An investment in the Fund may not qualify as an appropriate investment under all retirement plans........................14
     Business Risks...............................................................................................................14
         We may have difficulty protecting our rights as a secured lender, which would increase our risk on such a loan......................................................................................................14
         By becoming the owner of property, we may become liable for unforeseen environmental obligations, resulting in substantial costs to us and decreasing returns to our investors........................................15
     Forward-looking statements may not be reliable...............................................................................15
NOTICE TO CALIFORNIA RESIDENTS....................................................................................................15
NOTICE TO ARIZONA RESIDENTS.......................................................................................................15
HOW TO SUBSCRIBE..................................................................................................................15
USE OF PROCEEDS...................................................................................................................15
BUSINESS..........................................................................................................................16
     History and Organization.....................................................................................................16
     Our Business Strategy........................................................................................................16
     Twelve Month Plan of Operation...............................................................................................17
     Investment Objectives and Policies...........................................................................................17
     Acquisition and Investment Policies..........................................................................................18
     No Sale of Foreclosed Properties to the Manager..............................................................................20
     Mortgage Loans to Affiliates.................................................................................................20
     Existing Loans to Be Purchased From Affiliates of the Manager and Non-Affiliated Persons.....................................20
     Types of Loans We Intend to Invest In........................................................................................23
     Commercial Property Loans....................................................................................................23
     Multi-Residential Loans......................................................................................................23
     Acquisition and Development Loans............................................................................................23
     Residential Loans............................................................................................................23
     Collateral...................................................................................................................23
     First Mortgage Loans.........................................................................................................23
     Second and Wraparound Mortgage Loans.........................................................................................23
     Third Mortgage Loans.........................................................................................................23
     Leasehold Interest...........................................................................................................23
     Repayment of Mortgages on Sales of Properties................................................................................24
     Variable Rate Loans..........................................................................................................24
     Interest Rate Caps...........................................................................................................24
     Borrowing....................................................................................................................24
     No Trust or Investment Company Activities....................................................................................24
     Various Other Policies and Procedures........................................................................................24
     Regulation...................................................................................................................25
     Legal Proceedings............................................................................................................25
MANAGEMENT........................................................................................................................25
     Our Management...............................................................................................................25
     The Manager..................................................................................................................26
     Removal of the Manager.......................................................................................................26
     Evaluation and Acquisition of Our Loans......................................................................................27
     Mortgage Loans...............................................................................................................27
     Prior Experience.............................................................................................................28
COMPENSATION TO THE MANAGER AND AFFILIATES........................................................................................34
     Organization and Offering Stage..............................................................................................34
     Public Offering Expenses.....................................................................................................34


                                                                 ii

     Operational Stage............................................................................................................34
         Paid By Borrowers........................................................................................................35
         Paid by Us...............................................................................................................35
CONFLICTS OF INTEREST.............................................................................................................36
         Paid by Borrowers:.......................................................................................................36
         Paid by Us:..............................................................................................................36
GENERAL INFORMATION AS TO PROMOTERS...............................................................................................37
FIDUCIARY RESPONSIBILITY..........................................................................................................37
     Indemnification..............................................................................................................38
SUMMARY OF OPERATING AGREEMENT, RIGHTS OF MEMBERS AND DESCRIPTION OF UNITS........................................................39
     Your Status..................................................................................................................39
     Limited Liability of Members.................................................................................................39
     Term of the Fund.............................................................................................................39
     Meetings.....................................................................................................................39
     Voting and Other Rights of Members...........................................................................................39
     Description of the units.....................................................................................................40
     Capital Accounts.............................................................................................................40
     Unit Repurchases and Deemed Distributions....................................................................................40
     Write-Down of Investments....................................................................................................41
     Members' Return on Investment................................................................................................41
     Distribution Reinvestment Plan...............................................................................................41
     Reinvestment of Proceeds of Capital Transactions.............................................................................42
     Assignment and Transfer of Units.............................................................................................42
     Repurchase of Units, Withdrawal from the Fund................................................................................42
     Special Power of Attorney....................................................................................................43
FEDERAL INCOME TAX CONSEQUENCES...................................................................................................43
     Classification as a Partnership..............................................................................................44
     We Will Not Be Classified As A Publicly Traded Partnership...................................................................44
     General Principles of Partnership Taxation...................................................................................46
     Determination of Basis in Units..............................................................................................46
     Allocations of Profits and Losses............................................................................................46
     Limitations on the Deduction of Losses.......................................................................................47
         The Basis Limitation.....................................................................................................47
         The At Risk Limitation...................................................................................................47
         The Passive Loss Rules...................................................................................................47
     Computation of Gain or Loss on Sale or Redemption of units...................................................................47
     Character of Gain or Loss....................................................................................................47
     Tax Rates on a Partner's Share of Ordinary Income from the Partnership.......................................................48
     Depreciation.................................................................................................................48
     Investment Interest..........................................................................................................48
     Tax Treatment of Tax-Exempt Entities.........................................................................................48
     Company Tax Returns, Tax Information and Audits..............................................................................49
     The Manager is Tax Matters Partner...........................................................................................50
     Original Issue Discount Rules................................................................................................50
     Market Discount..............................................................................................................50
     No Section 754 Election - Impact on Subsequent Purchasers....................................................................50
     Taxation of Mortgage Loan Interest...........................................................................................50
     Treatment of Compensation of the Manager and its Affiliates..................................................................51
     Possible Legislative Tax Changes.............................................................................................51
     State and Local Taxes........................................................................................................51
     ERISA Considerations.........................................................................................................52
     Annual Valuation.............................................................................................................52
     Plan Assets Generally........................................................................................................52
         Exemption for Insignificant Participation by Qualified Plans.............................................................52
         Exemption For a Real Estate Operating Company............................................................................53
         Exemption for Publicly Offered Securities................................................................................53
HOW WE PROTECT OUR RIGHTS AS A LENDER.............................................................................................53
     Overview of Mortgages........................................................................................................53
     Non-judicial Foreclosure.....................................................................................................54
     Judicial Foreclosure.........................................................................................................54
     Environmental Risks..........................................................................................................54
     Rights of Senior Mortgages...................................................................................................54


                                                                iii

     Statutory Rights of Redemption...............................................................................................55
     Anti-Deficiency Legislation..................................................................................................55
     Bankruptcy Laws..............................................................................................................56
     Enforceability of Certain Provisions.........................................................................................56
         Due-On-Sale Provisions...................................................................................................56
         Acceleration on Default..................................................................................................56
         Prepayment Provisions....................................................................................................57
         Secondary Financing: Due-on-Encumbrance Provisions.......................................................................57
     Applicability of Usury Laws..................................................................................................57
REPORTS TO MEMBERS................................................................................................................57
PRIVACY POLICY....................................................................................................................58
     Collection of Investor Information...........................................................................................58
     Disclosure of Investor Information...........................................................................................58
     Security of Client Information...............................................................................................58
PLAN OF DISTRIBUTION..............................................................................................................59
LEGAL MATTERS.....................................................................................................................59
EXPERTS...........................................................................................................................60
AVAILABLE INFORMATION.............................................................................................................60
INDEX TO FINANCIAL STATEMENTS....................................................................................................F-1
EXHIBIT A YOSEMITE MORTGAGE FUND II LLC FOURTH AMENDED OPERATING AGREEMENT.......................................................A-1
EXHIBIT B SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY...........................................................................B-1



                                     SUMMARY

Because this is a summary, it does not contain all the information that may be important to you. Before you invest, you should read this entire prospectus carefully, including the section entitled Risk Factors, beginning at page 6, and the Financial Statements and Notes, beginning at page F-1.

YOSEMITE MORTGAGE          Yosemite Mortgage Fund II, LLC was formed on March
FUND II, LLC               19, 2001 as a California limited liability company.
                           Under our operating agreement, our existence ends on December 31, 2021, unless the members vote to extend our duration. In this prospectus we refer to Yosemite
                           Mortgage Fund II, LLC as the Fund, we, us, or our.
                           Our offices are at 414 13th Street, Suite 400,
                           Oakland, California 94612, and our telephone number is (510) 452-9144. We have had no operations, revenues or net income to date.

OUR MANAGER                Our Manager is MFP Management LLC, a California
                           limited liability company, which was formed on May
                           14, 2001. Its executive offices are 414 13th Street,
                           Suite 400,Oakland, California 94612, and its telephone number is (510) 452-9144. Its General
                           Manager is Steven M. Pontes, who is also the majority owner and registered real estate broker of Pontes
                           Financial Group, Ltd., a California corporation, which is licensed as a real estate broker corporation with the California Department of Real Estate. The mortgage lending activities of Pontes Financial
                           Group, Ltd., including those performed for us, are subject to the supervision of the California
                           Department of Real Estate.

                           The Manager is not liable for any debt, obligation or liability of the Fund, solely by reason of being the Manager. The financial statements of the Manager included in this prospectus, beginning at page F-12, are separate from those of the Fund, and do not reflect the financial condition of the Fund, whose financial statements are included at pages F-2 to F-11. Investment in the Fund does not result in acquiring any interest in MFP Management LLC.

THE OFFERING               We are offering for sale in our initial public
                           offering a minimum of 500,000 units and up to 5,000,000 units of limited liability company interest at $10.00 per unit. We have also registered 1,500,000 additional units for possible issuance under our distribution reinvestment plan. The minimum initial purchase is 1,000 units for $10,000.

INVESTMENT POLICIES        We will invest in mortgage loans where our collateral
                           is real property located primarily in the state of California. There may be commercial or residential buildings on the real property, but our collateral may also consist of real property with buildings under construction or no physical structures at all.
                           The loans will be selected for us by the Manager from among loans originated by Pontes Financial Group, Ltd. or obtained by it from mortgage brokers or other sources with which we are not affiliated. See
                           Business Strategy on page 16. We do not intend to invest in or own real property. However, we may own real property if we foreclose on a defaulted loan.

                           You will not receive any distributions on your investment before we invest proceeds of this offering in mortgage loans and receive interest payments on those loans. We intend to invest proceeds from this offering as soon as practicable; however, we cannot accurately predict when we will invest the proceeds and have funds available for distribution. We believe that the maximum period of time before distribution on your investment will be 4 months after breaking escrow of the minimum offering of 500,000 units.

SUMMARY RISK               The following are some of the significant risks
FACTORS                    concerning your investment:

                           o There is no public trading market for the units, and we do not expect one ever to develop. Further, we restrict the transfer of units to third persons and the redemption of your units. Consequently, you may have a difficult time trying to obtain cash for your units.

                           o If we do not remain qualified as a partnership for income tax purposes, we would be subject to the payment of tax on our income at corporate rates, which would reduce the amount of funds available for payment of distributions to you.

                           o Defaults on our mortgage loans may decrease our revenues and your distributions. Investors should be aware that a substantial portion and perhaps a majority of our loans may be secured by non-income producing properties. If there is a default on these loans, we will not receive any income from the loan during the period when we foreclose on the property and attempt to resell it. This will reduce the funds we have available for distribution to you.

                           o The Manager controls our daily business affairs and, subject to the provisions of our operating agreement, may modify our investment policies without your consent. Investors only vote on matters such as changing our structure or changing our basic business purpose. Thus, you will have no control over our operations and where funds are invested.

                           o Any borrowing by us may increase the risk of your investment and reduce the amount we have available to distribute to you. We do not presently anticipate borrowing, although we are authorized to do so by the operating agreement.

                           o Changes in the real estate market may reduce the demand for the types of loans that we make. In addition, a decline in real estate values could impair our security in outstanding loans. Such results may affect the amount we have available to distribute to you.

                           o The Manager intends to purchase mortgage loans and interests in mortgage loans from two existing private mortgage funds managed by affiliates of our Manager and from other non-affiliated persons. As of February 12, 2003, the total amounts of the loans to be purchased is $31,663,447. These mortgage loans are described in this prospectus under Existing Loans to Be Purchased from Affiliates at pages 20 and 22.

ESTIMATED USE OF           We expect to invest in mortgage loans from 92% and up
PROCEEDS OF                to 99.2% of the maximum proceeds of this offering
OFFERING                   and the distributions that may be reinvested by
                           holders of units under our reinvestment plan. This includes approximately 3% of offering proceeds that will be allocated to working capital reserve. We have sold no units prior to this offering and following the offering we will have a minimum of 500,000 units and a maximum of 6,500,000 units outstanding, each of which will have a purchase price of $10.00

CONFLICTS OF               We will have no directors, officers or employees and
INTEREST                   will depend entirely on our Manager and its
                           affiliates to manage our operations.

                           The Manager and its affiliates will face various conflicts of interest in managing our affairs, including:

                           o The Manager's affiliate Pontes Financial Group, Ltd. will receive substantial fees from borrowers for obtaining, processing, making and brokering, managing and selling of mortgage loans, as well as for other services. Many of these fees are paid on an up-front basis, and the Manager's affiliates will benefit from these fees irrespective of the risk we may bear of borrowers not performing under the loans. The fees for these services are described in greater detail under Compensation to MFP Management LLC and Affiliates in this summary and as set forth in greater detail in the main body of this prospectus.

                           o    The compensation to the Manager or its
                                affiliate, Pontes Financial Group, Ltd., from us is based on the volume and size of the mortgages selected for us, and our interests may diverge from those of the Manager and Steven M. Pontes, the General Manager of MFP Management LLC, in deciding whether we should invest in a particular loan.

                           o Pontes Financial Group, Ltd. will be receiving fees from borrowers that might otherwise increase our returns. Because Pontes Financial Group, Ltd. receives all of these fees, our interests may diverge from those of the Manager and Mr. Pontes when they determine whether we should charge higher interest rates or Pontes Financial Group, Ltd. should receive higher fees from the borrower.

                           o The Manager, Pontes Financial Group, Ltd. and Mr. Pontes must allocate their time between our activities and their other activities. These other activities include the Manager's own investments of its capital in mortgage loans and Pontes Financial Group, Ltd.'s current business activities as a financial services company. Pontes Financial Group, Ltd. is also the manager of Yosemite Mortgage Fund, LLC, and Mr. Pontes is the general partner of PFG Ltd. Sterling 1995 Mortgage Fund Limited Partnership, which are non-public mortgage funds with objectives similar to ours. Both of these funds are scheduled to dissolve as of December 31, 2002. Additional such funds may be formed by the Manager, Pontes Financial Group, Ltd. or Mr. Pontes in the future.

                           o We will share our facilities with Pontes Financial Group, Ltd., but have no ownership in or control of Pontes Financial Group, Ltd.

COMPENSATION TO            The Manager will receive substantial compensation and
AFFILIATE OF MFP           fees for services to and for the benefit of the Fund,
MANAGEMENT LLC             in connection with the making and arranging of
                           mortgage loans and the management of the Fund and its business. The Manager intends to assign all of these fees to Pontes Financial Group, Ltd., which will provide the services. These include the following:

                           o    management fees paid by the Fund,

                           o loan servicing fees of up to 1/4% of the principal amounts of loans paid by the Fund,

                           o    promotional interest to the Manager,

                           o reimbursement to Pontes Financial Group, Ltd. of its advances for organization and registration related expenses made by it on behalf of the Fund,

                           o loan brokerage and origination fees (points) paid by borrowers,

                           o loan evaluation and processing fees paid by borrowers,

                           o loan extension or modification fees paid by borrowers,

                           o    late payment charges and default interest and

                           o loan servicing fees of up to 3/4% of the principal amounts of loans paid by borrowers.

                           The following portion of this Summary shows the fees and reimbursements to be paid by the Fund and borrowers during the periods indicated:

                           OFFERING STAGE

                                   Paid by Us
                                   ----------

                           o    Expense Reimbursement to Pontes Financial Group,
                                Ltd.

                           No reimbursement to Pontes Financial Group, Ltd. of the expenses it has advanced in behalf of the Fund will be made until, and if, the Fund has raised at least the minimum offering of $5,000,000 from the sale of units. When that occurs, the Fund will reimburse for organization and registration expenses that it incurred in behalf of the Fund. As of November 30, 2002, this amount is $377,809. The expenses include legal and accounting fees paid to attorneys and accountants for the Fund.

                           Thereafter, the Fund's operational expenses will be billed to and paid directly by it. We anticipate that the following approximate expenses will be incurred in connection with this offering and operation of the Fund over the next twelve months, in addition to those above which may be reimbursed to Pontes Financial Group, Ltd.:

                           Accounting services                           $40,000
                           Legal services                                $25,000
                           Printing, copying, postage and
                              miscellaneous charges                      $15,000
                                                                         -------
                                                             Total       $80,000
                           OPERATIONAL STAGE

                           Where the fees below are described as competitive fees or based on local market conditions, that means the fees are determined by price competition within a given market. To ensure that our fees remain competitive, we will maintain direct contact with our competition in the relevant market. We expect that the interest rate on the loans in which we invest will be 3-5 points higher than comparable loans made by banks and that the fees paid by borrowers to MFP Management LLC will be 3-5 points higher than similar fees charged by conventional lenders. We believe that this rate structure is consistent with rates and fees charged by other non-conventional lenders. References below to local law also contemplate additional requirements imposed by local or state law, such as usury laws.

                                   Paid By Borrower
                                   ----------------

                           o    Loan Brokerage Origination Fee

                                  3%-6% of each loan, competitive fee based on local market conditions.

                           o    Servicing Fee for Administering Loans

                                  Annual fee of up to 0.5% of outstanding
                                  principal.

                           o    Loan Extension or Modification Fee

                                  3%-6% of outstanding principal, as permitted by local law and local market conditions.

                                   Paid By Us
                                   ----------

                           o    Annual Management Fee to the Manager

                                  Up to 0.75% of our aggregate capital
                                  contributions invested in mortgage loans, paid monthly in arrears; MFP Management LLC may in its discretion waive all or a part of its management fee to the extent it deems appropriate to do so. In making such an assessment, MFP Management LLC will review our performance and the impact of its fees on our performance.

                           o    Loan Servicing Fee

                                  Annual fee up to 1/4% of outstanding principal amount of mortgages serviced by our Manager or Pontes Financial Group, Ltd.

                           o    Promotional Interest to Manager

                                  Each year that our Members receive more than 12% return on their capital contributions, the Manager is entitled to receive 25% of the cash that is available that year for distribution to the Members. If we do not have the cash available to pay the Manager its Promotional Interest in the year it was earned, the Promotional Interest is extinguished for that year.

                           o    Property Management Fee

                                  If the Manager or an affiliate manages
                                  property obtained by the Fund from foreclosure of any loan, fees shall be the lesser of competitive fees or 5% of revenues from residential property; 6% of revenues from commercial properties where the Manager or Pontes Financial Group, Ltd. performs leasing-type services or 3% if not; 1% from 10-year or longer leases of commercial property, plus a one-time initial leasing fee of 3% of such lease revenues, payable over the first 5 years of the lease.

                           o    Competitive Real Estate Commission

                                  If a foreclosure occurs, up to 1/2 of the commission, not to exceed 3%, on the proceeds of a sale of the property to Pontes Financial Group, Ltd., where it substantially contributed to sale, but not unless and until the members have received distributions of income from the Fund equal to their capital contributions, plus an amount equal to 6% of capital contributions per year cumulatively. Total commissions limited to 6% for all persons involved. No foreclosed property will be sold to the Manager or any of its affiliates.

INVESTORS' RETURN          Our mortgage loans will generate monthly payments of
ON INVESTMENT              interest and sometimes principal. Distributions of
                           interest received will be paid quarterly by cash or distribution reinvestment. All net income attributable to interest payments from borrowers will be distributed to the members, which will include an allocation to Pontes Financial Group, Ltd.
                           corresponding to the relative size of its capital account in the Fund. Its capital account now consists of $1,000 cash contributed by it directly to the Fund as its Initial Member.

                           We will also receive net proceeds in the form of the repayment of principal or the prepayment of a mortgage loan, any loan modification treated as a disposition for tax purposes, or net proceeds of a foreclosure sale. Until the period that is within 36 months of the termination of the Fund, scheduled for December 31, 2021, our Manager may choose not to actually distribute these proceeds as cash, but to retain them for reinvestment. Nevertheless, under our operating agreement, for tax purposes only, any such proceeds are deemed to be distributed to the members and then recontributed by the member. We believe that this characterization will not affect the tax liability of our members. However, if the Internal Revenue Service unexpectedly were to disagree, you may have a tax liability with no cash distributions to pay that liability. All distributions of net proceeds of loan repayments or sales of foreclosed property will be made to the members pro rata based upon their capital accounts.

DISTRIBUTION               You may elect to reinvest the distributions of our
REINVESTMENT PLAN          net income that you receive from the Fund when you
                           return your subscription agreement or at a later date. If you so elect to participate in our distribution reinvestment plan, you will be taxed on your share of our taxable income even though you will not receive any cash distributions. We may end the distribution reinvestment plan at any time. See
                           Summary of Operating Agreement, Rights of Members and
                           Description of Units--Distribution Reinvestment Plan.

TAX AND ERISA              In the opinion of our tax counsel, we will be treated
CONSIDERATIONS             for federal income tax purposes as a partnership. You
                           should consult your own tax advisor regarding personal tax consequences that might be associated with your investment in the units. See Federal Income
                           Tax Consequences, beginning at page 43 of this prospectus.

                           The section of this prospectus under Federal Income Tax Consequences entitled ERISA Considerations describes the effect the purchase of units will have on individual retirement accounts, or IRAs, retirement plans subject to the Employee Retirement Income Security Act of 1974, also known as ERISA, and the Internal Revenue Code of 1986, which we call the Internal Revenue Code. ERISA is a federal law that regulates the operation of retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read this section of the prospectus very carefully.

UNITS                      Your investment will be recorded on our books only.
                           We will not issue unit certificates. If you wish to redeem or transfer your units, you must send a written request for redemption to us or notify us of your wish to transfer.

                         INVESTOR SUITABILITY STANDARDS

You must meet the investor suitability standards in this section to purchase units and to participate in our distribution reinvestment plan. In addition, there are various restrictions on the resale or transfer of units.

The subscription agreement, which is Exhibit B to this prospectus, outlines the suitability standards and requests the disclosure from each investor that he or she meets the minimum standards. The Manager reviews and screens all subscription agreements, and rejects subscription agreements from investors not meeting the suitability standards. Rice Pontes Capital, Inc. and the Manager, which will offer and sell units for the Fund, must diligently inquire of all prospective investors to ascertain if the units are suitable for the investor and promptly transmit all completed subscription agreements to the Fund.

Your minimum purchase must be 1,000 units for $10,000. You may purchase any number of units greater than the minimum. Units represent a long-term investment with limited liquidity. You may not be able to liquidate your investment in the event of an emergency or for any other reason. Units will be sold to you only if you have, and you also represent in the subscription agreement that you have:

         o if you are a California resident, a minimum gross annual income of $65,000 and a net worth of $150,000 or a minimum net worth of $250,000,

         o if you are a resident of Arizona or Oklahoma, an annual income of $60,000 and a net worth of $60,000 or a net worth of $225,000, or

         o if you are a resident of any other state, a minimum gross annual income of $45,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $45,000 or a minimum net worth of $150,000.

In purchasing for a fiduciary account, the minimum standards above are met by the beneficiary, the fiduciary account, or by a donor or grantor who directly or indirectly supplies the funds to purchase the units if the donor or grantor is the fiduciary.

In California and certain other states, you may transfer units only to persons who meet its suitability standards. You should carefully read the requirements in connection with resales of units in "Summary of Operating Agreement, Rights of Members and Description of Units--Assignment and Transfer of Units" at page 42, and in the subscription agreement.

Investment in the Fund involves certain risks and, accordingly, is suitable only for entities or persons of adequate means. Due to the nature of the Fund's investments, it is likely that all or substantially all of the income of the Fund will be taxable to the members as ordinary income. See "Federal Income Tax Consequences" at page 43. The units may, therefore, be suitable for:

         o    a corporate pension or profit sharing plan;

         o    a Keogh Plan account;

         o    an Individual Retirement Account;

         o    a Simplified Employee Pension;

         o other entities exempt from federal income taxation such as endowment partnerships and foundations, and charitable, religious, scientific or educational organizations (assuming the provisions of their governing instruments and the nature of their tax exemptions permit such investment); and

         o    persons seeking current taxable income.

It should be noted, however, that an investment in the Fund will not create an IRA for you and that, in order to create an IRA, you must comply with the provisions of Section 408 of the Internal Revenue Code of 1986, as amended.

The investment objectives and policies of the Fund have been designed to make the units suitable investments for employee benefit plans under the Employee Retirement Income Security Act of 1974 (ERISA), which provides a comprehensive regulatory scheme for Qualified Plans. In accordance with applicable regulations, the Manager intends to manage the Fund so that an investment in the Fund by a Qualified Plan will not make the assets of the Fund "plan assets" under current regulations. These regulations are also applicable to an IRA. See "Federal Income Tax Consequences" at page 43.

The Manager is not permitted to allow any Qualified Plan to purchase units if the Manager or an affiliate has investment discretion with respect to the assets of the Qualified Plan invested in the Fund, or regularly gives individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets. This prohibition is designed to prevent violation of certain provisions of ERISA.

YOU SHOULD OBTAIN THE ADVICE OF YOUR ATTORNEY, TAX ADVISOR AND/OR BUSINESS ADVISOR WITH RESPECT TO THE LEGAL, TAX AND BUSINESS ASPECTS OF THIS INVESTMENT PRIOR TO SUBSCRIBING FOR UNITS.

                                  RISK FACTORS

You should carefully consider the following risks and other information in the prospectus before purchasing units.

There are risks associated with investing in the Fund, most of which the Manager does not control, such as trends in the economy, general interest rates, income tax laws, governmental regulations, and the availability of satisfactory investment opportunities. Also, you cannot properly evaluate whether to invest in the Fund without careful analysis of your own investment objectives. Accordingly, it is important for you to discuss investment in the Fund with your own professional advisors.

YOU HAVE NO GUARANTEE OF RETURN ON YOUR INVESTMENT OR RATE OF RETURN ON YOUR INVESTMENT.

LACK OF LIQUIDITY OF YOUR INVESTMENT INCREASES ITS RISK.

         o The units are restricted as to free tradability under the Internal Revenue Code. In order to preserve the Fund's taxation status as a partnership and prevent being taxable as a corporation, you will not be free to sell or transfer your units at will, and they are likely not to be accepted by a lender as security for borrowing.

         o There is no market for the units, public or private, and there is no likelihood that one will ever develop.

         o    You must be prepared to hold your units as a long-term investment.

         o To comply with applicable tax laws, the Manager may refuse on advice of tax counsel to consent to a transfer or assignment of units. The Manager must consent to any assignment that gives the assignee the right to become a member, and its consent to that transaction may be withheld in its absolute discretion.

         o The California Commissioner of Corporations has also imposed a restriction on sale or transfer, except to specified persons, because of the investor suitability standards that apply to a purchaser of units who is a resident of California. Units may not be sold or transferred by California residents without consent of the Commissioner, except, in general, to family members, other holders of units and the Fund.

THE BOOK VALUE OF YOUR UNITS MAY DECREASE BELOW TEN DOLLARS PER UNIT; IF THE FUND WERE TO LIQUIDATE AT SUCH TIME, YOU WOULD RECEIVE LESS RETURN OF YOUR INVESTED CAPITAL.

The proportionate net asset value of your share of our underlying assets at the time you purchase or any other time may be less or more than your cost of $10.00 per unit, depending on when the unit was purchased. For example, if the fair market value of our assets at the time of a purchase of units or distribution reinvestment is less than the cost of these assets on our books, then the value of your units immediately after the purchase or distribution reinvestment may be less than ten dollars.

YOU HAVE A LIMITED ABILITY TO HAVE YOUR UNITS REPURCHASED.

If you purchase units pursuant to the offering made by this prospectus, you must own them for at least one year before you can request the Fund to repurchase any of those units. This restriction does not apply to units purchased through the Fund's distribution reinvestment plan. Some of the other restrictions on repurchase of units are the following:

         o you must give a written request to withdraw at least 60 days prior to the withdrawal;

         o payments only return all or the requested portion of your capital account and are not affected by the value of the Fund's assets, except upon final liquidation of the Fund;

         o    payments are made only to the extent the Fund has available cash;

         o    there is no reserve fund for repurchases;

         o you may withdraw a maximum of $100,000 during any calendar quarter;

         o the total amount withdrawn by all members during any calendar year cannot exceed 10% of the aggregate capital accounts of the members;

         o any withdrawal that reduces a member's capital account below $10,000 may lead to the Manager distributing all remaining amounts in the account to close it out;

         o all withdrawal payments are made on a first-come, first-served basis; and

         o    payments are only made by the Fund on the last day of any month.

If the Fund does not sell sufficient units in this offering or if principal payments on future loans decrease, your ability to have your units repurchased may be adversely affected, especially if the total amount of requested withdrawals should increase substantially. To help prevent lack of such liquidity, the Fund will not refinance or invest in new loans using payments of loan principal by borrowers or new invested capital of members, unless it has sufficient funds to cover requested withdrawals.

THIS OFFERING IS THE FIRST PUBLIC OFFERING IN WHICH RICE PONTES CAPITAL, INC. HAS PARTICIPATED, WHICH MAY INCREASE THE RISK THAT WE WILL NOT SELL THE MAXIMUM AMOUNT OF OUR OFFERING.

Rice Pontes Capital, Inc. is a small securities broker-dealer, and this is its first participation in a public offering of securities. It has, however, acted as exclusive selling agent for a few real estate mortgage programs that were not publicly offered by Pontes Financial Group, Ltd. in prior years, and we chose them for this offering because of that prior relationship. (Anthony Pontes, the President of Rice Pontes Capital, Inc., is the brother of Steven M. Pontes.) The Manager and Rice Pontes Capital, Inc. estimate that it will sell approximately 20% of our units sold in the offering to persons with whom it has had an existing relationship, and that approximately 80% of units sold will be to investors with prior relationships with only Pontes Financial Group, Ltd. If Rice Pontes Capital, Inc. were unable to sell the number of units in the offering that is expected, the risk that we will not sell our maximum offering will be increased, which would provide a lesser amount of capital for investment in mortgage loans.

WE DEPEND ON STEVEN M. PONTES, AND OUR CONTINUATION WOULD BE AT RISK IF HE CANNOT PERFORM SERVICES FOR THE MANAGER.

The Manager has no employees and management other than its General Manager, Steven M. Pontes. Although Pontes Financial Group, Ltd., whose principal owner and officer is Mr. Pontes, has other personnel who have experience in the mortgage loan business, we are dependent on Mr. Pontes and our Manager for the selection and management of our mortgage loan portfolio and other operations of the Fund. If he were to become unable to perform his management services permanently, and if the other owners of MFP Management LLC do not replace him as its general manager, members of the Fund would be required to replace MFP Management LLC as our Manager or dissolve and liquidate the Fund.

YOU MAY FACE A DELAY BEFORE DISTRIBUTIONS BEGIN, SO YOUR INVESTMENT WILL NOT BE EARNING A RETURN DURING THAT PERIOD.

There will be a period of time before the Manager fully invests the proceeds of this offering. Although this period is difficult to predict, we anticipate that you might have to wait up to three (3) months or more prior to receiving a distribution. The Manager will attempt to invest the proceeds as quickly as prudence and circumstances permit; however, no assurance can be given as to how quickly the proceeds will be invested. Consequently, the distributions you receive on your investment may be reduced pending the investment of the offering proceeds in mortgage loans.

ANY INDEMNIFICATION OF OUR MANAGER BY US WOULD DECREASE THE AMOUNT AVAILABLE FOR DISTRIBUTION TO YOU.

Pursuant to our operating agreement, we may be required to indemnify the Manager or any of its affiliates, agents, or attorneys from any action, claim or liability arising from any act or omission made in good faith and in performance of its duties under the operating agreement. The payment of such indemnification might reduce the amount of funds we have available to distribute to you.

RISKS OF THE MORTGAGE LENDING BUSINESS.

The Fund invests primarily in mortgage loans secured by real property and mortgage loans on leasehold interests. Therefore, it is subject to the risks usually associated with real estate financing, such as the following:

DEFAULTS ON OUR MORTGAGE LOANS WILL REDUCE OUR INCOME AND YOUR DISTRIBUTIONS.

Since most of the assets of the Fund are mortgage loans, failure of a borrower to pay interest or repay a loan will have adverse consequences to the Fund's income. Examples of these are the following:

         o failure by a borrower to repay loans or interest on loans will reduce the Fund's income and distributions to members;

         o Pontes Financial Group, Ltd., an affiliate of the Manager, retains 50% of all late payment charges collected on our defaulted loans unless it has advanced all delinquent payments, in which case it would be entitled to retain 100% of all late payment charges. The Fund will not be able to partially offset any loss of income from the defaulted loans with these fees;

         o the Manager is entitled to continue to receive management fees from the Fund on delinquent loans;

         o the Fund may not be able to resolve the default prior to foreclosure of the property securing the loan;

         o properties foreclosed upon may not generate sufficient income from operations to meet expenses and other debt service;

         o operation of foreclosed properties may require the Fund to spend substantial funds for an extended period;

         o subsequent income and capital appreciation from the foreclosed properties to the Fund may be less than competing investments; and

         o the proceeds from sales of foreclosed properties may be less than the Fund's investment in the properties.

INVESTMENTS IN CONSTRUCTION LOANS ARE RISKIER THAN LOANS SECURED BY OPERATING PROPERTIES.

Construction mortgage loans may be riskier than loans secured by properties with an operating history, because:

         o the application of the loan proceeds to the construction project must be assured;

         o during construction the borrower does not receive income from the property to make loan payments;

         o the completion of planned construction may require additional construction financing by the borrower and not be available; and

         o permanent financing of the property may be required in addition to the construction loan and the borrowers may not be able to obtain it.

INVESTMENTS IN LOANS SECURED BY LEASEHOLD INTERESTS MAY BE RISKIER THAN LOANS SECURED BY FEE INTERESTS IN PROPERTIES.

Loans secured by leasehold interests are riskier than loans secured by real property because the loan is subordinate to the lease between the property owner (lessor) and the borrower, and our rights in the event the borrower defaults are limited to stepping into the position of the borrower under the lease, subject to its requirements of rents and other obligations and the period of the lease.

INVESTMENTS IN SECOND AND WRAPAROUND MORTGAGE LOANS MAY BE RISKIER THAN LOANS SECURED BY FIRST DEEDS OF TRUST.

We will invest in second mortgage loans and, in some instances, wraparound, or all-inclusive, mortgage loans. We may on rare occasions invest in a third mortgage loan. In a second or third mortgage loan, our rights as a lender, including our rights to receive payment on foreclosure, will be subject to the rights of the prior mortgage lender. In a wraparound mortgage loan, our rights will be similarly subject to the rights of any prior mortgage lender, but the aggregate indebtedness evidenced by our loan documentation will be the prior mortgage loans plus the new funds we invest. We would receive all payments from the borrower and forward to any senior lender its portion of the payments we receive. Because both of these types of loans are subject to the prior mortgage lender's right to payment on foreclosure, we incur a greater risk when we invest in each of these types of loans.

INVESTMENTS IN LOANS ON UNIMPROVED OR ON MINIMALLY IMPROVED LAND MAY BE RISKIER THAN LOANS ON IMPROVED LAND.

We will invest not more than 20% of our assets in loans to purchase or develop unimproved land.

These loans can be riskier because the property is not capable of generating any income, as compared to a commercial property, and because there is no assurance that we will be able to sell the property promptly if we were forced to foreclose upon it. Unimproved land may be raw land with or without entitlements, or land with entitlements with or without offsite improvements such as streets, curbs, gutters, etc.

MANY OF OUR LOANS WILL REQUIRE BALLOON PAYMENTS, WHICH ARE RISKIER THAN LOANS WITH FULLY AMORTIZED PAYMENTS.

We anticipate that 70% to 95% of our loans will have balloon payments. A balloon payment is a large principal balance that is payable after a period of time during which the borrower has repaid none or only a small portion of the principal balance. Loans with balloon payments are riskier than loans with even payments of principal over an extended time period like 15 or 30 years because the borrower's repayment depends on its ability to refinance the loan or sell the property profitably when the loan comes due. There are no specific criteria used in evaluating the credit quality of borrowers for mortgage loans requiring balloon payments. Furthermore, a substantial period of time may elapse between the review of the financial statements of the borrower and the date when the balloon payment is due. As a result, there is no assurance that a borrower will have sufficient resources to make a balloon payment when due.

SUITABLE MORTGAGE LOANS MAY NOT BE AVAILABLE TO US FROM TIME TO TIME, WHICH COULD REDUCE RETURNS ON YOUR INVESTMENT.

The Fund receives referrals through Pontes Financial Group, Ltd. by commercial loan brokers and other referral sources. In the event that the supply of such referrals or new applicants were to decrease, the availability of loans for the Fund to invest in would also decrease. Decreases in loan referrals or new applicants would typically occur in a recessionary economy as there would be reduced activity in the real estate market and, hence, reduced demand for financing. Such decreases in the demand for mortgage loans could leave the Fund with excess cash. In these instances, the Fund will make short-term, interim investments with proceeds available from sales of units and hold these, pending investment in suitable mortgage loans. Interest returns on those investments are usually lower than on mortgage loans, which may reduce the yield to holders of units, depending on how long these non-mortgage investments are held.

When the Fund invests in non-mortgage, short-term investments, using proceeds from the sale of units, the purchasers of those units will nevertheless participate equally in income distributions from the Fund with holders of units whose sale proceeds have been invested in mortgage loans, based solely on relative capital account amounts. This will favor, for a time, holders of units whose purchase monies were invested in non-mortgage investments, to the detriment of holders of units whose purchase monies are invested in normally higher-yielding mortgage loans.

LARGER LOANS RESULT IN LESS DIVERSITY AND MAY INCREASE RISK.

We intend generally invest in loans that individually constitute an average amount equal to the lesser of 1% to 2% of the total amount raised in this offering or $500,000 to $1,000,000. Of the approximately 33 existing loans we intend to purchase from the two private mortgage funds affiliated with the Manager, about 40% of those loans vary from face amounts of $165,000 up to $485,000. However, we may invest in a larger loan than any of these depending on such factors as the performance of the Fund and the value of the collateral; such larger loan shall not exceed an amount equal to 20% of the total capital contribution to be raised in this offering. These larger loans are riskier because they may reduce our ability to diversify our loan portfolio.

INCORRECT OR CHANGED PROPERTY VALUES COULD RESULT IN LOSSES AND DECREASED DISTRIBUTIONS TO YOU.

We depend primarily upon our real estate security to protect us on the loans that we make. We depend partly upon the skill of independent appraisers to value the security underlying our loans and partly upon our Manager's internal underwriting and appraisal process. However, notwithstanding the experience of the appraisers selected by our Manager, they or the Manager may make mistakes, or regardless of decisions made at the time of funding, loan market conditions may deteriorate for various reasons, causing a decrease to the value of the security for our loans. As a result, there may be less security than anticipated at the time the loan was originally made. If there is less security and a default occurs, we may not recover the full amount of our loan, thus reducing the amount of funds available to distribute to you.

CHANGES IN MARKET INTEREST RATES MAY REDUCE OUR INCOME AND YOUR DISTRIBUTIONS.

         o Some of our loans will be fixed-interest rate loans. Market interest rates on investments comparable to the units could materially increase above the general level of the Fund's fixed-rate loans. Distributions by the Fund could then be less than the yield obtainable by members from these other investments.

         o The Fund will make loans with variable interest rates, which cause variations in the yield to the Fund from these loans. All of our variable rate loans contain a floor rate not lower than the original interest rate.

         o The Fund may make loans with interest rate guarantee provisions in them, requiring a minimum period of months or years of earned interest even if the loan is paid off during the guarantee period. The duration of the guarantee is subject to negotiation and will likely vary form loan to loan. Other than these provisions, the majority of our loans will not include prepayment penalties for a borrower paying off a loan prior to maturity. The absence of a prepayment penalty in our loans may lead borrowers to refinance higher interest rate loans in a market of falling interest rates. This would then require us to reinvest the prepayment proceeds in loans or alternative short-term investments with lower interest rates and a corresponding lower yield to members.

         o The risks above increase as the length of maturity of a Fund loan increases and the amount of Fund cash available for new higher interest loans decreases.

         o An increase in market interest rates could result in a decrease in the supply of suitable mortgage loans to the Fund, as there will likely be fewer attractive transactions for borrowers and less activity in the marketplace.

EQUITY OR CASH FLOW PARTICIPATION IN LOANS COULD RESULT IN LOSS OF OUR SECURED POSITION IN OUR LOANS.

We may sometimes obtain participation in any appreciation in value or the cash flow from a secured property. If a borrower defaults and claims that this participation makes the loan comparable to equity (like stock) in a joint venture, we might lose our secured position as lender in the property. Other creditors of the borrower might then wipe out or substantially reduce our investment. We could also be exposed to the risks associated with being an owner of real property.

         o If a third party were to assert successfully that a Fund loan was actually a joint-venture with the borrower, there might be a risk that the Fund could be liable as joint-venturer for the wrongful acts of the borrower toward the third party.

SOME LOSSES THAT MIGHT OCCUR TO BORROWERS MAY NOT BE INSURED AND MAY RESULT IN DEFAULTS, WHICH WOULD INCREASE YOUR RISK.

         o Fund loans require that borrowers carry adequate hazard insurance for the benefit of the Fund. Some events are however, either uninsurable or insurance coverage is economically not practicable. Losses from earthquakes, floods or mudslides, for example, which occur in California, may be uninsured and cause losses to the Fund on entire loans. No such loan loss has occurred to date in the experience of Steven Pontes or his affiliated entities.

         o If a borrower allows insurance to lapse, an event of loss could occur before the Fund knows of the lapse and has time to obtain insurance itself.

         o Insurance coverage may be inadequate to cover property losses, even though the Manager imposes insurance requirements on borrowers that it believes are adequate.

FORECLOSURES CREATE ADDITIONAL OWNERSHIP RISKS TO THE FUND OF UNEXPECTED INCREASED COSTS OR DECREASED INCOME.

When we acquire property by foreclosure, we have economic and liability risks as the owner, such as:

         o less income and reduced cash flows on foreclosed properties than could be earned and received on mortgage loans;

         o    keeping the property leased by tenants;

         o    controlling operating expenses;

         o    coping with general and local market conditions;

         o complying with changes in laws and regulations pertaining to taxes, use, zoning and environmental protection; and

         o    possible liability for injury to persons and property.

DEVELOPMENT ON PROPERTY ACQUIRED BY US CREATES RISKS OF OWNERSHIP A LENDER DOES NOT HAVE.

When we have acquired property by foreclosure or otherwise as a lender, we may develop the property, either singly or in combination with other persons or entities. This could be done in the form of a joint venture, limited liability company or partnership, with the Manager, its affiliates and/or unrelated third parties. This development can create the following risks:

         o reliance upon the skill and financial stability of third-party developers and contractors;

         o    inability to obtain governmental permits;

         o    delays in construction of improvements;

         o    increased costs during development; and

         o economic and other factors affecting sale or leasing of developed property.

CONCENTRATION OF MORTGAGES IN CALIFORNIA MAY RESULT IN ADDITIONAL DELINQUENCIES, WHICH WOULD INCREASE RISK TO YOUR INVESTMENT.

California real estate secures all but one of the mortgage loans to be purchased by the Fund from PFG Ltd. Sterling's 1995 Limited Partnership, Yosemite Mortgage Fund, LLC and other mortgage loan investors, as described in the table on page 23, and the Manager expects a majority of our other, future loans to be so secured. This concentration may increase the risk of delinquencies on our loans when California real estate or economic conditions are weaker than elsewhere, for reasons such as:

         o    economic recession in that area;

         o    overbuilding of commercial properties; and

         o relocations of businesses outside the area, due to factors such as costs, taxes and regulatory environment.

These factors also tend to make more commercial real estate available on the market and reduce values, and suitable mortgages could be less available to us. In addition, such factors could tend to increase defaults on existing loans.

Recently, California unemployment has increased, and generally, the demand for commercial and residential properties has tapered off. With the recent change in economic conditions, the concentration by the Fund in California may expose it to greater risks than if it were more diversified.

HAZARDOUS OR TOXIC SUBSTANCES COULD IMPOSE UNKNOWN LIABILITIES ON THE FUND, WHICH WOULD INCREASE RISK TO YOUR INVESTMENT.

Various federal, state and local laws can impose liability on owners, operators and sometimes lenders for the cost of removal or remediation of certain hazardous or toxic substances on property. Such laws often impose liability whether or not the person knew of, or was responsible for, the presence of the substances.

When the Fund forecloses on a mortgage loan, it becomes the owner of the property. As owner, we could become liable for correcting any hazardous or toxic contamination, which costs could exceed the value of the property. Other costs or liabilities that could result include the following:

         o damages to third parties or a subsequent purchaser of the property;

         o    loss of revenues during correcting;

         o    loss of tenants and rental revenues;

         o    payment for clean up;

         o    substantial reduction in value of the property;

         o    inability to sell the property; or

         o    default by a borrower if it must pay for correction.

Any of these could create a material adverse affect on Fund assets and/or profitability.

IF THE FUND BORROWS MONEY TO MAKE LOANS OR FOR OTHER PERMITTED PURPOSES, YOUR RISKS WILL INCREASE IF DEFAULTS OCCUR.

We are permitted by our operating agreement to borrow money to:

         o    acquire or make mortgage loans

         o prevent defaults under senior loans or discharge them entirely if that becomes necessary to protect the Fund's interests; or

         o assist in the development or operation of any real property, which the Fund has taken over as a result of a default.

The total amount of such borrowing cannot exceed at any time 70% of the aggregate fair market value of all Fund mortgage loans. We have no present plans or intention to borrow.

Borrowing by the Fund, if made, would be likely to be secured with recourse by the lending bank to all Fund assets. The Fund and members could face increased risk if we borrow, as follows:

         o If the interest rates we are able to charge on our mortgage loans decrease below the interest rates we must pay on our borrowing, payments of interest due on our borrowing will decrease our income otherwise available for distribution to members. In addition, if one of our mortgage loans goes into default and we are unable to obtain repayment of the principal amount of the loan through foreclosure or otherwise, payments of principal required on our borrowing will decrease the amount of cash we have available and could reduce the amounts we otherwise would have available for repurchases of units from members.

CALIFORNIA LAW PREVENTS MEMBERS FROM INVOLVEMENT IN THE CONDUCT OF OUR BUSINESS, SO YOU MUST RELY SOLELY ON OUR MANAGER FOR MANAGEMENT OF YOUR INVESTMENT.

Under California limited liability company law, you cannot exercise any control over the day-to-day conduct of business of the Fund. The Manager has the sole power to do so. However, a majority of the members can take action and bind the Fund to:

         o    dissolve the Fund,

         o    change the nature of the Fund's business,

         o    remove and replace the Manager,

         o    amend the operating agreement, or

         o approve a merger with another entity or sell all of the assets of the Fund.

CONFLICTS OF INTEREST RISKS.

The Manager and its affiliates are subject to various conflicts of interest in managing the Fund. The Fund pays the Manager substantial fees that are not determined by arms'-length negotiations.

         Payment of fees to affiliates of the manager.
         ---------------------------------------------

Substantial fees are paid to the Pontes Financial Group, Ltd., an affiliate of the Manager, as up front payments made by third party borrowers of the Fund's mortgage loans. These fees are compensation for the evaluation, origination, extension and refinancing of loans for the borrowers and may be paid at placement, extension or refinancing of the loan or at the time of final repayment of the loan. Such fees, particularly if unusually large loans were to be made, may create a conflict of interest for the Manager, Pontes Financial Group, Ltd. or Steven Pontes when determining whether particular loans are suitable as investments for the Fund. Because the Manager or an affiliate receives all of these fees, the Fund's interests may diverge from those of Steven Pontes when the Manager decides whether it should charge the borrower a higher rate of interest on a loan or higher fees. The Manager could negotiate higher loan origination fees for itself in exchange for a lower interest rate to the detriment of the Fund. The Manager employs no formal procedures to address this potential conflict of interest, and the members must rely on the fiduciary duty of the Manager to deal fairly with the members in this situation.

         Manager not full time.
         ----------------------

The Fund does not have its own officers, directors or employees. The Manager, through Steven Pontes and Pontes Financial Group, Ltd., supervises and controls the business affairs of the Fund, locates investment opportunities for the Fund and renders certain other services. Mr. Pontes anticipates that he and the accounting and mortgage servicing staff of Pontes Financial Group, Ltd. devote from 15 to 25 hours a week to the Fund's business. The Manager devotes only such time to the Fund's affairs as may be reasonably necessary to conduct its business. Mr. Pontes conducts business through Pontes Financial Group, Ltd., which is licensed as a California real estate broker, among its other business activities. It is also the Manager of Yosemite Mortgage Fund, LLC, a private California mortgage investment fund, and Mr. Pontes is the general partner of Pontes Financial Group, Ltd., Ltd. Sterling's 1995 Mortgage Fund, also a private California mortgage investment fund, both of which are scheduled to dissolve under the terms of their organizational documents as of December 31, 2002. The Manager intends to have the Fund purchase the existing mortgage loans held by these two private funds and other investors as described in this prospectus under in the table at page 23. Mr. Pontes conducts business separate from the Fund through Pontes Financial Group, Ltd. (see Management at page 25).

INCREASED COMPETITION FOR MORTGAGE LOANS COULD LEAD TO REDUCED YIELDS AND FEWER INVESTMENT OPPORTUNITIES.

The mortgage lending business is highly competitive, and the Fund competes with numerous established entities, some of which have more financial resources and experience in the mortgage lending business than Steven Pontes, Pontes Financial Group, Ltd. and the Manager. The principal competitors are Owens Mortgage Investment Fund, Bar K Mortgage Fund, Southern Pacific Thrift, Cascade Financial Corporation and Cushman Capital. The Fund will likely encounter other competition from banks, insurance companies, savings and loan associations, mortgage bankers, pension funds, real estate investment trusts, other mortgage investment funds and other lenders with objectives similar in whole or in part to those of the Fund. Any general increase in the availability of funds to mortgage lenders may increase competition for loans and could reduce the yields they produce, including those of the Fund.

TAXATION RISKS.

         Tax consequences can vary among investors.
         ------------------------------------------

The tax consequences of investing in the Fund may differ materially, depending on whether the member is an individual, corporation, trust, partnership or tax-exempt entity. You should consult your own tax advisor about investing in the Fund.

         Your cash flow and distributions will be reduced if we are taxed as a
         ---------------------------------------------------------------------
         corporation.
         ------------

Tax counsel to the Fund has given its opinion that under Treasury Regulations adopted in 1996, the Fund will be classified as a partnership for tax purposes. Tax counsel has also given its opinion that the Fund will not be classified as a "publicly traded partnership", taxable as a corporation.

Of course, it is possible that this treatment might change because of future changes in tax laws or regulations. The Fund will not apply for a ruling from the IRS that it agrees with tax counsel's opinion.

If the Fund were taxable as a corporation, it would be subject to federal income tax on its taxable income at regular corporate tax rates. The members would then not be able to deduct their share of the Fund's deductions and credits. They would be taxed on their share of Fund income or the gain in excess of the tax basis of their units. Taxation as a corporation would result in a reduction in yield and cash flow, if any, of the units.

         If the Fund were not engaged in a trade or business, your share of
         ------------------------------------------------------------------
         expense deductions would be reduced.
         ------------------------------------

The IRS might assert that the Fund is not engaged in a trade or business. If it is not, then your share of expenses would be deductible only to the extent all your other "miscellaneous itemized deductions" exceed 2% of your adjusted gross income.

         If you finance the purchase of your units, interest you pay might not
         ---------------------------------------------------------------------
         be deductible.
         --------------

Under the "investment interest" limitation of the tax code, the IRS might disallow any deductions you take on any financing you use to purchase units. Thus, you may not be able to deduct those financing costs from your taxable income.

         An IRS audit of our return, books and records could result in an audit
         ----------------------------------------------------------------------
         of your tax returns.
         --------------------

If we are audited by the IRS and it makes determinations adverse to us, including disallowance of deductions we have taken, the IRS may decide to audit your income tax returns. Any such audit could result in adjustments to your tax return for items of income, deductions or credits, and the imposition of penalties and interest for the adjustments and additional expenses for filing amended income tax returns.

         Equity participation in mortgage loans may result in members reporting
         ----------------------------------------------------------------------
         taxable income and gains from these properties.
         -----------------------------------------------

If the Fund participates under a mortgage loan in any appreciation of the property securing the loan or its cash flow and the IRS characterizes this participation as "equity", the Fund might have to recognize income, gains and other items from the property. The members will then be considered to have received these additional taxable items.

         Inconsistencies between federal, state and local tax rules may
         --------------------------------------------------------------
         adversely affect your cash flow, if any, from investment in our units.
         ----------------------------------------------------------------------

If we are treated as a partnership for federal income tax purposes but as a corporation for state or local income tax purposes, or if deductions that are allowed by the IRS are not allowed by state or local regulators, your cash flow and distributions from our units would be adversely affected.

         Unrelated business income of the Partnership would subject tax-exempt
         ---------------------------------------------------------------------
         investors to taxation of Fund income.
         -------------------------------------

If you as an investor are a tax-exempt entity, and all or a portion of Fund income were to be deemed "unrelated trade or business income", you would be subject to tax on that income.

         An investment in the Fund may not qualify as an appropriate investment
         ----------------------------------------------------------------------
         under all retirement plans.
         ---------------------------

There are special considerations that apply to pension or profit sharing plans or IRAs investing in units. If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in the Fund, you could incur liability or subject the plan to taxation if:

         o your investment is not consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

         o your investment is not made in accordance with the documents and instruments governing your plan or IRA, including your plan's investment policy;

         o your investment does not satisfy the prudence and diversification requirements of Sections 40(a)(1)(B) and 404(A)(1)(C) of ERISA;

         o    your investment impairs the liquidity of the plan; or

         o your investment produces "unrelated business taxable income" for the plan or IRA.

BUSINESS RISKS.

         We may have difficulty protecting our rights as a secured lender, which
         -----------------------------------------------------------------------
         would increase our risk on such a loan.
         ---------------------------------------

We believe that our loan documents will enable us to enforce our commercial arrangements with borrowers. However, the rights of borrowers and other secured lenders may limit our practical realization of those benefits. For example:

         o Judicial foreclosure is subject to the delays of protracted litigation. Although we expect non-judicial foreclosure to be quicker, our collateral may deteriorate and decrease in value during any delay in foreclosing on it.

         o The borrower's right of redemption during foreclosure proceedings can deter the sale of our collateral and can for practical purposes require us to manage the property.

         o Unforeseen environmental hazards may subject us to unexpected liability and procedural delays in exercising our rights.

         o The rights of senior or junior secured parties in the same property can create procedural hurdles for us when we foreclose on collateral.

         o We may not be able to pursue deficiency judgments after we foreclose on collateral.

         o State and federal bankruptcy laws can prevent us from pursuing any actions, regardless of the progress in any of these suits or proceedings.

         By becoming the owner of property, we may become liable for unforeseen
         ----------------------------------------------------------------------
         environmental obligations, resulting in substantial costs to us and
         -------------------------------------------------------------------
         decreasing returns to our investors.
         ------------------------------------

We intend to own real property only if we foreclose on a defaulted loan and purchase the property at the foreclosure sale. Under applicable environmental laws, however, any owner of real property may be fully liable for the costs involved in cleaning up any contamination by materials hazardous to the environment. Even though we might be entitled to indemnification from the person that caused the contamination, there is no assurance that the responsible person would be able to indemnify us to the full extent of our liability. Furthermore, we would still have court and administrative expenses for which we may not be entitled to indemnification.

FORWARD-LOOKING STATEMENTS MAY NOT BE RELIABLE.

Some of the information in this prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking words such as may, will, expect, anticipate, estimate, continue or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial conditions or state other forward-looking information. When considering such forward-looking statements you should keep in mind the risk factors and other cautionary statements in this prospectus. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, there are certain factors, in addition to these risk factors and cautioning statements, such as general economic conditions, local real estate conditions, adequacy of reserves, or weather and other natural occurrences that might cause a difference between actual results and those forward-looking statements.

                         NOTICE TO CALIFORNIA RESIDENTS

The following legend applies to all units sold to residents of California:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

A copy of the applicable rule of the California Commissioner of Corporations is furnished to each California investor by the Manager.

                           NOTICE TO ARIZONA RESIDENTS

The Fund has not yet conducted any business operations or had any income. As a result, the units are considered speculative securities under Arizona securities rules, which also require that you be advised that you should invest only if you can afford a complete loss of your investment.

                                HOW TO SUBSCRIBE

Each person wishing to subscribe for units should carefully review this prospectus, then detach, complete and sign the subscription agreement that is Exhibit B to this prospectus, and deliver it with the payment called for by the subscription agreement to Rice Pontes Capital, Inc., 2570 San Ramon Valley Blvd., Suite A201, San Ramon, CA 94583, telephone (925) 242-0770. Additional copies of the subscription agreement can be obtained from Rice Pontes Capital, Inc. or MFP Management, LLC, 414 13th Street, Suite 400, Oakland, CA 94612, telephone (510) 452-9144.

                                 USE OF PROCEEDS

The proceeds of this offering will be initially placed in an escrow account with Capitol City Escrow, Inc. whose address and telephone number are 3838 Walt Avenue, Suite F-6, Sacramento, CA 95021, (916) 484-4950. The funds we receive pursuant to this offering, or otherwise, will not be commingled with the funds of MFP Management LLC or any other party. After deduction of the expenses that will be reimbursed to Pontes Financial Group, Ltd. for our organizational and offering costs other than the sales commissions, we will invest about 89% of the offering proceeds in mortgage loans if only the minimum offering is sold and about 96.2% in mortgage loans if the entire offering is sold, not including working capital reserves of approximately 3%. This reserve is available to pay any future expenses in excess of revenues, satisfy obligations of underlying security properties, expend money to satisfy our unforeseen obligations and for other permitted uses of our working capital.

The following table contains information about the estimated use of the gross proceeds of this offering.

                                                  Minimum Offering         Maximum Initial       Reserved for Possible Issuance in
                                                   (500,000 units)         Public Offering       Distribution Reinvestment Program
                                                                          (5,000,000 units)              (1,500,000 units)
--------------------------------------------- -------------------------- --------------------- -------------------------------------
Gross offering proceeds                              $5,000,000              $50,000,000                    $15,000,000
    Less public offering expenses                     $403,980                 $403,980                          0
Expenses as % of offering                               8.0%                     0.8%                            0
    Less working capital reserves                     $150,000                $1,500,000                     $450,000
Working capital reserves as % of offering                3%                       3%                            3%
Amount expected to be available for
investment in mortgages                              $4,446,020              $48,096,020                    $14,550,000
Expected Investment in mortgages as % of
offering, not including 3% reserves                      92%                    99.2%                          99.2%


The 1,500,000 units reserved for possible issuance under our distribution reinvestment program is an estimate made solely for the purpose of registration of those additional units under our SEC registration statement. The Distribution Reinvestment Program is described beginning at page 41. Unless and until we sell at least a substantial amount of our initial maximum public offering and provide regular distributions of our net income to our members over at least three years, we expect the number of units to be issued under our distribution reinvestment program to be substantially fewer.

Public offering expenses do not include selling commissions on units sold, which are being paid by and are the sole obligation of Pontes Financial Group, Ltd. The other public offering expenses shown above include amounts already paid by Pontes Financial Group, Ltd. in our behalf and we shall reimburse it for those expenses when and if we sell at least 500,000 units in our initial public offering. The amount that can be reimbursed as of November 30, 2002 is $377,809. We presently estimate that additional public offering and operating expenses will be incurred by us during our first twelve months following the commencement of the offering, in the approximate amount of $80,000. We expect that these amounts will be billed to and paid directly by us from our operating income.

Upon initiation of our business operations, we will be responsible to pay our operating expenses. We presently anticipate such expenses will include our annual management fee to our Manager or Pontes Financial Group, Ltd. (see Compensation To The Manager and Affiliate at page 34), legal fees, accounting fees, tax preparation fees and certain filing fees. We will not have any office expenses as these will be provided to us by the Manager from its affiliate, Pontes Financial Group, Ltd. to which the Manager will assign the management fee to which it is entitled. We believe that the foregoing expenses will be fully funded out of cash flow from operations or, if necessary, our capital reserve.

In accordance with the practice customary in the real estate mortgage lending business, borrowers will pay to Pontes Financial Group, Ltd., an affiliate of the Manager, all acquisition, selection, processing, extension and brokerage and selling expenses for loans made by us. Consequently, these expenses do not appear in the table.

Pending investment in mortgage loans, we may invest the proceeds of this offering in relatively safe, short-term liquid investments such as U.S. Treasury bills, notes or bonds, certificates of deposit or commercial paper. We anticipate that these proceeds, once received by us following the close of escrow on the minimum offering of $5,000,000, will be held in an account with Union Bank of California in Oakland, California.

                                    BUSINESS

HISTORY AND ORGANIZATION

The Fund was organized as a California limited liability company on March 19, 2001. Since then, we have been engaged in preparing for the Fund's public offering. We have had no other business operations, and no revenues or earnings. Our business operations will begin when, and if, we have sold at least the minimum offering units.

Our Manager is MFP Management LLC, organized as a California limited liability company on May 4, 2001, and its sole Manager is Steven M. Pontes, who is the principal owner and Chief Executive Officer of Pontes Financial Group, Ltd., a California corporation organized in 1987 and a licensed California real estate broker corporation. All mortgage loans invested in by the Fund will be originated by or through Pontes Financial Group, Ltd., which will also service those loans for the Fund and provide it with administrative services. The Manager will assign the fees that it is entitled to be paid by the Fund to Pontes Financial Group, Ltd.

OUR BUSINESS STRATEGY

Our business strategy is designed to generate current income by investing in mortgage loans. We believe there is a significant market opportunity to make mortgage loans to owners and developers of real property whose financing needs are not met by traditional mortgage lenders. The traditional underwriting standards and length of time required by conventional mortgage lenders such as commercial banks result in some potential borrowers who are unable to obtain such financing or who are unwilling to go through the time consuming process often required by traditional lenders.

We propose to loan funds to such borrowers provided that they have sufficient equity in the underlying real estate and otherwise meet our lending criteria. In certain cases we may make mortgage loans which are riskier than the mortgage loans made by commercial banks. However, in return we anticipate receiving a higher interest rate and the Manager will take steps intended to mitigate the risks, such as imposing a lower loan to value ratio (thereby providing us with a bigger equity cushion if real estate values drop.)

We believe that by focusing on the value of the underlying real estate that will serve as collateral on our mortgage loans, the Manager can expedite the loan approval process and approve loans to certain borrowers who might not qualify for loans from traditional mortgage lenders. The Manager will generally spend not more than 10 days assessing the character and credit history of our borrowers. Rather, the Manager will focus its underwriting review on the value of the collateral which secures our loan.

TWELVE MONTH PLAN OF OPERATION

During the first 12 months of our operation, if we sell at least 500,000 units to non-affiliates, we plan to invest first in mortgage loans presently owned by two private mortgage funds that are managed by Steven Pontes and Pontes Financial Group, Ltd. Upon the sale of these units and the end of our escrow arrangement, the Manager and its affiliate, Pontes Financial Group, Ltd., will select mortgage loans for us, and also will assist us by obtaining, processing and managing these loans for us. The number of loans in which we invest will depend upon the gross proceeds raised in this offering. Please refer to the Use of Proceeds Section at page 15 for more detailed information.

The existing loans that we expect to purchase, first from the net proceeds available to us from the minimum offering following the close of our escrow arrangement and thereafter as additional proceeds are obtained from our offering, are described in the table of Loans to be Purchased appearing on page 22.

We do not anticipate hiring any employees, acquiring any fixed assets like office equipment or furniture, or incurring material office expenses during the next 12 months because we will be utilizing the personnel and office equipment of Pontes Financial Group, Ltd., at no charge to us. We will pay the Manager a flat, annual management fee of up to 0.75% of our aggregate capital contributions, which it intends to assign to Pontes Financial Group, Ltd. for providing us with services.

We may establish a line of credit for future use and may enter into financing arrangements with institutional lenders to expand our portfolio of mortgage loans.

Our loans will be a combination of fixed and variable rate, secured loans. We will not engage in hedging transactions or acquire derivative instruments in an effort to mitigate risks of interest rate changes. While we believe such hedging transactions are not necessary in light of the short term nature of our investments, failure to engage in hedging transactions may expose us to losses if there are significant changes in prevailing interest rates.

INVESTMENT OBJECTIVES AND POLICIES

As a non-conventional lender, we are more willing to invest in mortgage loans to borrowers that conventional lenders would not deem to be creditworthy and rely primarily on loan to value ratios. See Risk Factors -- Risks of the Mortgage Lending Business at page 8. Because of our increased willingness to fund riskier loan types and borrowers, borrowers are willing to pay us an interest rate that is 3-5 points above the rates charged by conventional lenders. We anticipate investing 20% of our assets in construction loans and not more than 20% of our assets in unimproved land loans. Second mortgage investments are riskier because our rights will be subject to the rights of the first mortgage lender. We may invest up to 60% of our assets in second mortgage loans. In rare cases, we may make third mortgage loans. The balloon payment loans and bridge loans in which we may invest are riskier because the borrower's repayment depends on its ability to refinance the loan or develop the property so it can refinance the loan. In addition, we expect to invest approximately 60% to 90% of our assets in commercial property loans, 10% to 20% in acquisition and development loans and 10% in residential property loans. All of these loans are described in greater detail in the pages that follow under Types of Loans We Intend to Invest In.

In addition to those policies contained in this prospectus and the operating agreement, the Manager may establish written policies on loans and borrowings.

Our principal investment objectives are to:

         o    Preserve and return your capital contributions;

         o    Produce revenues from the interest income on our mortgage loans;

         o Provide monthly cash distributions to you from the net income earned on our mortgage loans; and

         o Reinvest to the extent permissible payments of principal and proceeds of prepayments, sales and insurance proceeds, net of expenses.

We cannot assure you that we will achieve these objectives or that your capital will not decrease. The Manager may change the overall investment strategy, subject to the fiduciary obligations that it owes to all members. However, the Manager may not change the investment objectives above, except upon majority approval. The Manager has no authority to do anything that would impair our ability to carry on our ordinary business as a mortgage investor.

ACQUISITION AND INVESTMENT POLICIES

We will seek to invest substantially all of the offering proceeds and distribution reinvestments in mortgage loans, after paying applicable fees and expenses. Of the offering proceeds, we will invest approximately 89% if only the minimum offering is sold and at least 94% if the maximum offering is sold, in mortgage loans, not including approximately 3% that will be held as a working capital cash reserve.

We anticipate that the majority of our collateral on our mortgage loans will be the real property that the currently owns. We sometimes refer to these real properties as the security properties. While we may invest in other types of loans, we believe that most of the loans in which we invest will have been made to real estate developers with a lesser proportion of loans involving land loans and bridge financing.

We will not give any rebates or enter into any reciprocal agreement with the Manager or any of its affiliates that enables the Manager or its affiliates to receive a rebate. We do not anticipate that our mortgage investments will be insured or guaranteed by any government agency.

The Manager will continuously evaluate prospective investments, select the mortgages in which we invest and make all investment decisions on our behalf in its sole discretion, unless the operating agreement provides otherwise. You are not entitled to act on any proposed investment. In evaluating prospective mortgage loan investments, the Manager considers such factors as the following:

         o the ratio of the amount of the investment to the value of the property by which it is secured;

         o    the previous business and borrowing experience of the borrower;

         o the potential for capital appreciation or depreciation of the property securing the investment;

         o    expected levels of rental and occupancy rates (if applicable);

         o    potential for rental increases (if applicable);

         o    current and projected revenues from the property;

         o the status and condition of the record title of the property securing the investment;

         o    geographic location of the property securing the investment; and

         o the financial condition of the borrowers and their principals, if any, who guarantee the loan.

The Manager may obtain our loans from non-affiliated mortgage brokers and previous borrowers, and by solicitation of new borrowers in those states where permissible. We may purchase existing loans that were originated by third party lenders and acquired by the Manager to facilitate our purchase of the loans. The Manager will sell the loans to us for no greater than the Manager's cost, not including its service fees and compensation. There are no specific requirements or guidelines governing the Manager's discretion in determining which mortgage loans it will place with the Fund and which it will place with other funding sources.

When selecting mortgage loans for us, the Manager will adhere to the following guidelines, which are intended to control the quality of the collateral given for our loans:

1. Priority of Mortgages. We anticipate investing up to 60% of our assets in secured first mortgages, with the balance primarily in second mortgages. With rare exceptions, other mortgages that we invest in on the security property will be junior to more than one other mortgage. The only subordinated mortgages we currently intend to invest in at this time are second mortgages, although in the future we may invest in wraparound, or all-inclusive, mortgages.

2. Loan-to-Value Ratio. We do not anticipate that the amount of our loans combined with the outstanding debt secured by a senior mortgage on a security property will exceed the following percentage of the appraised value of the security property at the time of funding:


     Type of Secured Property                                     Loan-to-Value Ratio
     -------------------------------                              -------------------------
     Residential                                                  70%
     Unimproved Land                                              50%
     Commercial                                                   70%
     Property under Development/Construction Loan                 70% (of anticipated post-development value)
     Leasehold Interest                                           70% (of value of leasehold interest)

The Manager, in its discretion, may increase any of the above loan-to-value ratios if a given loan is supported by credit adequate to justify a higher loan-to-value ratio, including personal guarantees. Occasionally, our collateral may include personal property as well as real property. We do not have specific requirements with respect to the projected income or occupancy levels of a property securing our investment in a particular loan. These loan-to-value ratios will not apply to financing offered by us to the purchaser of any real estate acquired through foreclosure, or to refinance an existing loan that is in default when it matures. In those cases, the Manager, in its sole discretion, shall be free to accept any reasonable financing terms it deems to be in our best interest. Nevertheless, in no event will the loan-to-value ratio on any loan exceed 80% of the independently appraised completed value of the property. The target loan-to-value ratio for our loan portfolio as a whole is approximately 65%.

We will obtain an independent appraisal for each property to be security for our investment, including the existing loans we intend to purchase that are described in the table at page 23. Copies of these appraisals will be available for your review at the offices of the Manager for a period of six (6) years. We will retain appraisers who will be licensed or qualified as independent appraisers and be certified by or hold designations from one or more of the following organizations: The Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the National Association of Review Appraisers, the Appraisal Institute, the Society of Real Estate Appraisers, M.A.I., Class IV Savings and Loan appraisers or from among appraisers with other qualifications acceptable to the Manager. However, appraisals are only estimates of value and cannot be relied on as measures of realizable value. An employee or agent of Pontes Financial Group, Ltd. will review each appraisal report and will conduct a comprehensive physical inspection for each property. A comprehensive physical inspection includes an assessment of the subject property, the adjacent properties and the neighborhood and includes entering any structures on the subject property.

3. Construction Mortgage Loans. We anticipate that we will invest in construction loans other than home improvement loans on residential property, subject to the following guidelines:

We do not anticipate that the loan-to-value ratio on construction loans in which we invest will exceed 70% of the independently appraised, completed value of the security property.

4. Terms of Mortgage Loans. Most of our loans will be for one to seven years. We anticipate that up to 90% of our loans will provide for payments of interest only with a balloon payment of principal payable in full at the end of the term.

5. Escrow Conditions. Our loans will often be funded by us through an escrow account held by a title insurance company, subject to the following conditions:

         o Borrowers will obtain title insurance coverage for all loans, with the title insurance policy naming us as the insured and providing title insurance in an amount at least equal to the principal amount of the loan. Title insurance insures only the validity and priority of our deed of trust, and does not insure us against loss by other causes, such as diminution in the value of the security property.

         o Borrowers will obtain fire and casualty insurance for all loans secured by improved real property, naming us as loss payee in an amount sufficient to cover the replacement cost of improvements.

         o All insurance policies, notes, deeds of trust or mortgages, escrow agreements and any other loan document for a particular transaction will name us as payee and beneficiary. Mortgage loans will not be written in the name of the Manager or any other nominee, unless and to the extent, they invest in said loans.

6. Purchase of Mortgage Investments from Affiliates. We intend to acquire mortgage loans from our affiliates, including the Manager, for a price not in excess of the par value of the note or its fair market value, whichever is lower, plus allowable fees and expenses, but without the allowance of any other compensation for the loans. Except for the compensation paid to the Manager described elsewhere in this prospectus, any affiliate from which we purchase mortgage loans will remit to us all income it earns from the mortgage loan while the loan is in its portfolio.

7. Note Hypothecation. We may also acquire mortgage loans secured by assignments of secured promissory notes. These mortgage loans must satisfy our stated investment standards, including our loan-to-value ratios. For mortgage loans secured by promissory notes, we will rely on the appraised value of the underlying property, as determined by an independent written appraisal which was conducted within the then-preceding twelve months. If an appraisal was not conducted within that period, then we will arrange for a new appraisal to be prepared for the property.

8. Participation. We may also participate in loans with other lenders, including affiliates as permitted by The Mortgage Program Guidelines of the North American Securities Administrators Association (NASAA Guidelines), by providing funds for or purchasing an undivided interest in a loan meeting our investment guidelines described above. We would be likely to participate in loans if, for example:

         o    we did not have sufficient funds to invest in an entire loan.

         o we received offering proceeds that were insufficient to adequately diversify our portfolio.

         o the Manager originated a loan that fit within our investment guidelines but it would constitute more than 20% of our anticipated capital contribution or otherwise be disproportionately large given our then existing portfolio.

We will participate in loans with non-affiliates if we acquire a controlling interest, alone or with any of our publicly registered affiliates meeting the requirements below, in such participation. A controlling interest would enable us to direct or cause the direction of the management and policies of such participation, which would include the authority to:

         o    review all material contracts;

         o cause a sale of the mortgage or our interest therein subject in certain cases to limitations imposed by the participation agreement between the parties;

         o approve budgets and major capital expenditures, subject to a stated minimum amount;

         o veto any sale of a mortgage, or alternatively, to receive a specified preference on sale or proceeds; and

         o exercise a right of first refusal on any desired sale by a participant of its interest in a loan except for transfer to its affiliate.

In the event of participation with a publicly registered affiliate, the investment objectives of the participants shall be substantially identical. There shall be no duplicate fees. The compensation to the sponsors must be substantially identical, and the investment of each participant must be on substantially the same terms and conditions. Each participant shall have a right of first refusal to buy the other's interest if the co-participant decides to sell its interest. We will not invest in joint ventures with or purchase interests of affiliates.

We will not give the Manager or any of its affiliates any consideration similar to rebates or give-backs or enter into reciprocal arrangements with the Manager or its affiliates that might be entered into in lieu of participations.

9. Diversification. No single mortgage loan will exceed 20% of our anticipated capital contributions. Additionally, mortgage loans in favor of any one borrower or any one property, in the aggregate, will not exceed 20% of the capital to be raised.

10. Reserve Fund. We will establish contingency working capital reserves of approximately 3% of the gross proceeds of this Offering to cover our unexpected cash needs.

11. Credit Evaluations. Before making a loan, the Manager must first determine that a borrower has sufficient equity in the security property to meet the loan-to-value ratios described above. The Manager may also consider the income level and creditworthiness of a borrower to determine its ability to repay the mortgage loan.

NO SALE OF FORECLOSED PROPERTIES TO THE MANAGER.

We will not sell foreclosed properties to the Manager or to any affiliate of the Manager or to any other mortgage program in which the Manager has an interest.

MORTGAGE LOANS TO AFFILIATES

We will not invest in mortgage loans made to the Manager or any of its affiliates. However, we may hold an investment in a mortgage loan payable by the Manager or an affiliate when it has assumed the obligations of the borrower under that loan, either by purchasing the loan or an interest therein to prevent a default or foreclosure, or has purchased the loan after a foreclosure.

EXISTING LOANS TO BE PURCHASED FROM AFFILIATES OF THE MANAGER AND NON-AFFILIATED PERSONS

The following table describes as of February 12, 2003, the existing mortgage loans that the Fund intends to purchase. Loans and loan amounts may be different when actually purchased by the Fund, due to changes in investments, loan payoffs and other payments of principal amounts. These loans, or interests in the loans, are presently owned PFG, Ltd. Sterling 1995 Limited Partnership, a California limited partnership, whose general partner is Steven Pontes, and Yosemite Mortgage Fund, LLC, a California limited liability company, whose manager is Pontes Financial Group, Ltd., and other non-affiliated loan investors. Pontes Financial Group, Ltd. paid cash for and owns a less than 1% capital interest in Yosemite Mortgage Fund, LLC, and Steven Pontes paid cash for and owns a 1% capital interest in PFG Ltd. Sterling 1995 Limited Partnership. The limited partnership and limited liability company are both scheduled to terminate their operations, except for liquidation of their assets, as of December 31, 2002.

Although there is no formal agreement covering the purchase by the Fund of these mortgage loans, the limited partnership and limited liability company are effectively controlled by Steven Pontes, who has the full power and discretion in liquidating these entities to sell their assets and intends to do so. There is no assurance that the interests in these loans held by other persons can be purchased by the Fund, although the Manager believes that they can be. Whether or not they are purchased will not effect the ability of the Fund to purchase the mortgage loan or interests therein held by the limited partnership and limited liability company.

                                                      LOANS TO BE PURCHASED(a)

                                                                                                            Original
                                         Date                     Pymts to     Mat           Loan             Loan       Purchase
Borrower           Property Location    Orig(c)   LTV(d)  Int(e)   Date(f)   Date(g)   PT(h) Type(i) SP(j)   Amount       Price(k)
--------           -----------------   --------   -----   -------  --------  --------  ----- ------- ----- -----------  ------------
Morton             Taft, CA            07/31/98    58%    12.75      51      08/01/03   C    Amrt.   1,2   $   675,000  $   512,668
Stuvland           Berkeley, CA        07/15/99    57%    13.00      39      09/01/04   M    Int.     1    $   425,000  $   425,000
Dry Creek Inn      Healdsburg, CA      07/15/99    58%    12.75      39      07/01/06   C    Amrt.    2    $ 1,600,000  $ 1,444,679
Ratanjee           Antioch, CA         09/09/99    61%    12.50      37      10/01/04   C    Amrt.    2    $ 1,270,000  $ 1,154,114
Ellis(b)           Berkeley, CA        01/25/00    59%    12.50      32      02/01/07   C    Amrt.   1,2   $   470,000  $   410,293
Lutz               Petaluma, CA        04/06/00    62%    12.75      30      05/01/05   R    Int.     1    $   600,000  $   600,000
Homewood           Homewood, CA        08/16/00    49%    12.00      26      09/01/05   C    Int.    1,2   $ 2,500,000  $ 2,499,400
SF Rawhide         San Francisco, CA   11/09/01    63%    12.75      23      12/01/05   C    Int.    1,2   $ 1,150,000  $ 1,110,000
Olivet(b)          Oakland, CA         02/09/01    65%    12.75      19      03/01/06   C    Amrt.   1,2   $   200,000  $   190,818
Olivet(b)          Oakland, CA         02/09/01    65%    12.75      19      03/01/06   C    Amrt.   1,2   $   650,000  $   620,200
Flag City(b)       Lodi, CA            05/04/01    41%    12.75      17      05/01/04   C    Int.     1    $   775,000  $   775,000
Morton(b)          Taft, CA            05/17/01    60%    12.75      17      08/01/03   C    Amrt.   1,2   $   302,258  $   280,966
Ellis(b)           San Francisco, CA   05/16/01    43%    12.50      17      02/01/07   C    Amrt.   1,2   $   290,000  $   267,516
Goldenberg         Napa, CA            08/30/01    59%    13.00      14      10/01/06   C    Int.    1,2   $ 1,385,000  $ 1,385,000
Gandhi(b)          Pleasanton, CA      07/18/01    66%    13.75      15      09/01/06   R    Int.     2    $   485,000  $   485,000
Thomas             San Leandro, CA     08/08/01    61%    11.75      14      09/01/06   M    Int.     1    $   730,000  $   730,000
Danelen(b)         Watsonville, CA     02/12/02    67%    10.75       8      03/01/07   C    Amrt.    1    $   465,000  $   456,216
Alexander          Oakland, CA         11/30/01    66%    10.25      11      12/01/06   R    Int.     1    $ 1,430,000  $ 1,430,000
Costa              Saratoga, CA        02/04/02    68%    12.00       8      02/01/03   R    Int.    1,2   $ 1,150,000  $   459,150
Manhattan Beach    Rockaway Beach, OR  02/28/02    66%    11.00       8      02/01/08   R    Int.     1    $   550,000  $   550,000
Thomas(b)          San Leandro, CA     03/06/02    49%    11.75       7      03/01/07   M    Int.     2    $   265,000  $   265,000
Albany Commons     Albany, CA          04/19/02    59%    10.65       6      05/01/04   M    Int.     1    $ 5,500,000  $ 2,414,661
Porto Bodega       Bodega Bay, CA      05/10/02    66%    11.75       5      05/01/04   C    Int.     1    $ 2,250,000  $ 2,250,000
Azari(b)           Berkeley, CA        05/08/02    57%    11.00       5      11/01/02   C    Int.    1,2   $   650,000  $   650,000
Jackson-Encinal    Oakland, CA         04/30/02    60%    12.00       6      05/01/07   C    Int.    1,2   $ 2,000,000  $ 2,000,000
Kashani            Berkeley, CA        04/22/02    71%    12.00       6      05/01/03   C    Int.     2    $   300,000  $   150,000
Sonoma Valley Inn  Sonoma, CA          06/10/02    63%    12.75       4      07/01/07   C    Amrt.    2    $   635,000  $   624,267
Mattos             Hayward, CA         07/03/02    63%    12.50       3      08/01/07   C    Int.     2    $   655,000  $   418,500
Stadium-Aldar      Berkeley, CA        07/17/02    64%    12.75       3      08/01/05   C    Int.    1,2   $ 1,900,000  $ 1,700,000
Napa Valley Athl   Napa, CA            08/16/02    65%    11.50       2      09/01/07   C    Int.     2    $ 1,070,000  $ 1,070,000
Willett            Oakland, CA         10/08/02    64%    12.75       0      09/16/07  R,MR  Int.     2    $   650,000  $   375,000
Dosanjh            Hayward, CA         09/26/02    65%    12.00       1      09/23/07   C    Int.     1    $   715,000  $   715,000
Spencer            Tulare, CA          01/24/03    60%    11.75       1      02/01/06   C    Int.    1,2   $ 2,550,000  $ 2,550,000
Danelen            San Jose, CA        02/14/03    22%    10.00       0      03/01/05   C    Int.     1    $   570,000  $   570,000
                                                                                                                        ------------
                                                                                                                        $31,538,447
                                                                                                                        ============

(a) No mortgage will be purchased by the Company unless the Manager has a recent appraisal by a qualified, independent appraiser of the property securing the loan, showing a loan to value not exceeding 70%.
(b) Mortgages the Manager currently intends to purchase for a total of $4,413,889 with the minimum offering net proceeds.
(c) Date Orig: Origination Date
(d) LTV (Loan to Value): The ratio of the amount of loan to the underwritten value of the property securing the loan.
(e) Int: Interest Rate
(f) Pymts to Date: Payments to Date
(g) Mat Date: Maturity Date
(h) PT (Property Type): C - Commercial; M - Multi-Residential; R - Residential.
(i) Loan Type: A - Amortized payments of principal and interest; Int - Payments of interest only, balloon principal payment.
(j) SP (Secured Position): 1 - First mortgage; 2 - Second mortgage
(k) Purchase Price: Amount to be paid by the Company to purchase the loan.
(l) The total of the Purchase Price ($31,538,447) is the aggregate principal amount of the loans currently held by Sterling ($4,176,820), Yosemite I ($17,638,375) and other persons ($7,620,105).

TYPES OF LOANS WE INTEND TO INVEST IN

We primarily invest in loans which will be secured by first or second mortgages on real property. Such loans fall into the following categories: raw and unimproved land, acquisition and development, construction, commercial, residential and bridge loans.

COMMERCIAL PROPERTY LOANS

We expect approximately 65% of the loans invested in by us to be commercial property loans. Commercial loans provide funds to allow property owners the capital needed for their businesses, renovate and upgrade the property, and address other current capital needs. Many of the commercial property loans provided by the Fund may be secured by properties in which the borrowers operate their businesses. Subject to the Funds' normal underwriting standards, we will invest in these loans up to 70% of the appraised value of the property.

MULTI-RESIDENTIAL LOANS

We intend that approximately 20% of the loans invested in by us will be loans secured by improved multi-residential properties. These loans typically provide funds to the borrower to renovate properties, provide capital for short-term needs, and to pay off existing financing. Subject to the Funds' normal underwriting guidelines, we will generally invest in these loans up to 70% of the appraised value of the property.

ACQUISITION AND DEVELOPMENT LOANS

We expect that approximately 15 to 20% of the loans invested in by us may be acquisition and development loans. The types of properties securing such loans may be raw land, unimproved land with off-site improvements, and existing properties deemed appropriate for renovation and re-use renovations. The loans provide borrowers with the funds necessary to plan, execute, and complete the development, construction, and renovation plans. We will generally invest in these loans up to 70% of the appraised value of the property.

RESIDENTIAL LOANS

The Fund will not as a general rule pursue single-family residential loans; however, in many cases the Fund will endeavor to obtain such properties as additional collateral for other type loans. In some instances they will be the primary collateral. The Fund may invest in these loans secured by single-family residences up to 70% of the appraised value.

COLLATERAL

The types of collateral that will secure the loans brokered by us include a first deed of trust, a second deed of trust or a leasehold interest.

FIRST MORTGAGE LOANS

The majority of the loans invested in by us are secured by a first deed of trust on real property. Thus, the applicable lender will have rights as a first mortgage lender of the collateralized property.

SECOND AND WRAPAROUND MORTGAGE LOANS

Up to 60% of the loans invested in by us may be in second mortgage loans and in wraparound mortgage loans. In a second mortgage loan, the rights of the lender (such as the right to receive payment on foreclosure) will be subject to the rights of the first mortgage lender. In a wraparound loan, the lender's rights will be comparably subject to the rights of a first mortgage lender, but the aggregate indebtedness evidenced by the loan documentation will be the first mortgage loan plus the new funds the lender invests. The lender would receive all payments from the borrower and forward to the senior lender its portion of the payments the lender receives.

THIRD MORTGAGE LOANS

On rare occasions, we may invest in a loan that is subject to the rights of the first and second lender.

LEASEHOLD INTEREST

Loans on leasehold interests are secured by an agreement of the borrower's leasehold interest in the particular real property. Leasehold interest loans are usually combined with first or second mortgage loans secured by additional collateral.

REPAYMENT OF MORTGAGES ON SALES OF PROPERTIES

We require by contract a borrower to repay a mortgage loan upon the sale of the mortgaged property rather than allow the buyer to assume the existing loan. We will either invest our net proceeds from any capital transaction in new mortgage loans, hold the net proceeds as cash or distribute them to the members. These net proceeds will also include the principal of a loan deemed to be repaid for tax purposes as a result of the nature of a loan modification or loan extension. Our operating agreement provides that whether we choose to distribute the proceeds or reinvest them, you will be deemed to have received a distribution of capital and recontributed the same amount to us. Capital transactions include payments of principal, foreclosures and prepayments of mortgages, to the extent classified as a return of capital under the Internal Revenue Code, and any other disposition of a mortgage or property.

VARIABLE RATE LOANS

Variable rate loans originated by the Manager may use as indices the one and five year Treasury Constant Maturity Index, the Prime Rate Index and the Monthly Weighted Average Cost of Funds Index for Eleventh District Savings Institutions (Federal Home Loan Bank Board). The Manager may negotiate spreads over these indices of 2.5% to 5.5%, depending upon market conditions when the loan is made.

It is possible that the interest rate index used in a variable rate loan will rise (or fall) more slowly than the interest rate of other loan investments available to us. The Manager attempts to minimize this interest rate differential by tying variable rate loans to indices that are sensitive to fluctuations in market rates. Additionally, most variable rate loans originated by the Manager contain provisions under which the interest rate cannot fall below the initial rate.

INTEREST RATE CAPS

Our variable rate loans usually have interest rate caps. We anticipate that the interest rate cap will be a ceiling that is 2-4% above the starting rate with a floor rate equal to the starting rate. For these loans there is the risk that the market rate may exceed the interest cap rate.

BORROWING

We will not incur indebtedness until after we commence investing in mortgage loans. Once we begin acquiring loans, we may borrow money:

         o    to finance our investments in mortgage loans,

         o to prevent a default under mortgage loans that are senior to our mortgage loans,

         o to discharge senior mortgage loans if this becomes necessary to protect our investment in mortgage loans, or

         o to operate or develop a property that we acquired under a defaulted loan.

At no time will our indebtedness exceed 70% of the fair market value of our mortgage loans. This indebtedness may be with recourse to our assets.

In addition, we may enter into structured arrangements with lenders in order to provide them with a senior position in mortgage loans which we might jointly fund. For example, we might establish a wholly-owned special purpose corporation which would borrow funds from an institutional lender under an arrangement where the resulting mortgage loans would be assigned to a trust, and the trust would issue a senior certificate to the institutional lender and a junior certificate to the special purpose corporation. This would assure the institutional lender of repayment in full prior to our receipt of any repayment on the jointly funded mortgage loans.

NO TRUST OR INVESTMENT COMPANY ACTIVITIES

We have not qualified as a real estate investment trust under the Internal Revenue Code, and therefore we are not subject to the restrictions on its activities that are imposed on real estate investment trusts. We intend to conduct our business so that we are not an investment company within the meaning of the Investment Company Act of 1940. Last, we intend to conduct our business so that we are not to be deemed a dealer in mortgage loans for federal income tax purposes.

VARIOUS OTHER POLICIES AND PROCEDURES

Without approval of a majority of the members, we will not:

         o issue securities senior to the units or issue any units or other securities for other than cash;

         o invest in the securities of other issuers for the purpose of exercising control, except when exercising our rights as a secured lender;

         o    underwrite securities of other issuers;

         o discontinue providing our members with the reports described in this prospectus; or

         o    offer securities in exchange for property.

REGULATION

Our operations are conducted by the Manager, which is affiliated with Pontes Financial Group, Ltd., a licensed real estate broker with the California Department of Real Estate. Our loans secured by California real property will be acquired through the services of Pontes Financial Group, Ltd. The supervision of Pontes Financial Group, Ltd. by the California Department of Real Estate involves the filing of reports and inspections of its records.

We and the Manager are subject to the Equal Credit Opportunity Act of 1974, which prohibits creditors from discriminating against loan applicants on the basis of race, color, sex, age or marital status, and the Fair Credit Reporting Act of 1970, which requires lenders to supply applicants with the name and address of the reporting agency if the applicant is denied credit. We are also subject to various other federal and state securities laws regulating the issuance and sale of securities, as well as the Employee Retirement Income Security Act of 1974.

Should we or the Manager not adhere to these regulations, we could face potential disciplinary or other civil action that could have a material adverse effect on our business.

LEGAL PROCEEDINGS

There are no legal proceedings involving the Fund.

                                   MANAGEMENT

OUR MANAGEMENT

Steven M. Pontes, age 48, is the sole manager of MFP Management, LLC, a California limited liability company organized on May 31, 2001 for the primary purpose of acting as the Manager of the Fund. Mr. Pontes has been the chief executive officer and principal owner of Pontes Financial, Group, Ltd., a financial services firm and a California licensed real estate broker corporation, since it was founded in 1987. Mr. Pontes also founded PFG Investment Services, Inc. in 1996, which registered with the SEC as an investment adviser on March 22,2001. Mr. Pontes has been a director of that company since its founding, but he does not participate in the day-to-day conduct of its business. He holds a life and disability insurance agent license from the California Department of Insurance.

Jason J. Wallace was appointed as the chief operating officer of Pontes Financial Group, Ltd. in July, 2002. For the two years prior to that, he was a student in the University of California, Davis, Graduate School of Business Management, where he received his masters degree. He earned a BA in architecture from the University of California, Berkeley. In the summer between his years in graduate school, he was a portfolio analysis consultant with the Bank of America. He was employed by Quality Bay Construction in Berkeley from 1994 to 2000.

Pontes Financial Group, Ltd. and PFG Investment Services, Inc. provide financial advisory and investment management services to individuals, families, corporations and other institutions. Their offices are in a seven-story downtown Oakland office building owned by Real Estate Recovery Associates-13th Street, LLC, by an affiliate of Mr. Pontes, and together they employ approximately ten people. There is no lease or other agreement for the office space. Among the business activities of Pontes Financial Group, Ltd. is twenty years in real estate mortgage lending. During that period, they and their clients have participated in placing and investing in more than $150 million in real estate secured loans in California. As part of these investments, Mr. Pontes and Pontes Financial Group, Ltd. have sponsored and managed several private mortgage lending limited partnerships and limited liability companies in California. Of those, Pontes Financial Group, Ltd., Ltd. Sterling 1995 Mortgage Fund and Yosemite Mortgage Fund, LLC remain active, but both will close at the end of 2002. For more information, see this prospectus under Management - Prior Experience on page 28.


                         YOSEMITE MORTGAGE FUND II, LLC


                                             -------------------------------------
                                                        Steven M. Pontes
                                                          (Individual)
                                             -------------------------------------
                                                              |
               ---------------------------------------------------------------------------------------
               |                                              |                                      |
------------------------------------------   --------------------------------------  ----------------------------------
      Pontes Financial Group, Ltd.                    MFP Management LLC               PFG Investment Services, Inc.
        (California corporation)                       (California LLC)                  (California corporation)
Steven Pontes, CEO and controlling owner          Steven Pontes, sole Manager             Steven Pontes, Director
 Jason Wallace, Chief Operating Officer             and 30% interest owner,                    and 50% owner
                                                  as trustee of family trust         Bradley Sasser, President, Director
------------------------------------------   --------------------------------------  ----------------------------------
                         |                                     |
                Mortgage Services                           Manager
                         >                                     |
                                             --------------------------------------
                                                  Yosemite Mortgage Fund II, LLC
                                                         (California LLC)
                                                 MFP Management, LLC, Manager
                                             --------------------------------------


THE MANAGER

The Manager manages and controls our affairs and has responsibility and final authority in almost all matters affecting our business. These duties include dealings with members, accounting, tax and legal matters, communications and filings with regulatory agencies and all other needed management and operational duties. The Manager has complete authority and responsibility for:

         o evaluating and choosing the mortgage loans in which we will invest;

         o deciding what agreements we will enter into and whether we will enter into joint ventures with other companies to invest in mortgage loans;

         o    originating, servicing and managing our mortgage loan investments;
              and

         o    managing all our other operations.

Notwithstanding that the Manager has the broad authority described above, neither it directly nor Mr. Pontes indirectly may do any of the following:

         o impair our ability to carry on or change the nature of our business;

         o admit a Manager without prior approval of a majority of the members;

         o sell all or over 50% of our assets or dissolve the Fund without prior majority approval; and

         o    anything else not permitted in the Operating Agreement.

You have no right to participate in the management or control of our business or affairs other than to exercise the limited voting rights provided for members in the operating agreement. The Manager has primary responsibility for the initial selection, evaluation and negotiation of our mortgage loans. The Manager, through its affiliate, Pontes Financial Group, Ltd., will provide all executive, supervisory and administrative services for our operations, including servicing the mortgage loans we hold. Our books and records are maintained by the Manager, subject to audit by independent certified public accountants.

REMOVAL OF THE MANAGER

The Manager will cease to be our manager upon its removal, withdrawal or dissolution, or if it is found to be bankrupt. A majority, excluding the Manager's interest, can remove MFP Management, LLC as our Manager upon the following conditions:

         o if the members have not previously elected an additional Manager, the removal will not become effective for at least 120 days following the consent or authorizing vote by the majority;

         o during the 120 days set forth above, a majority can agree in writing to continue our business and, within six months following the termination date of the last remaining Manager, elect and admit a new Manager who agrees to continue our existence; and

         o the substitution of a new manager shall be effective when the new manager accepts in writing the duties and responsibilities of a manager.

By majority vote, we may terminate the Manager's interest in the Fund by paying an amount equal to the then-present fair market value of its interest in the Fund, which would be its outstanding capital account at such time. The Manager presently holds no capital account in the Fund, although Pontes Financial Group, Ltd., as the initial Member, has made a $1,000.00 capital contribution to the Fund. All payments to a terminated Manager must be fair and must protect our solvency and liquidity.

If a majority does not designate and admit a new manager within the time specified, we will dissolve. The Manager may assign its interest, if any, in the Fund, but our Manager may not be changed except as set forth above.

EVALUATION AND ACQUISITION OF OUR LOANS

The Manager, acting through its General Manager, Steven Pontes, considers and evaluates prospective loans for us. In that regard, the Manager evaluates the credit of prospective borrowers, analyzes the return to us of potential mortgage loan transactions, reviews property appraisals and determines which types of transactions appear to be most favorable to us. We will not establish our own underwriting standards and will solely rely on the Manager to provide such services.

MORTGAGE LOANS

The Manager identifies a potential loan and then Pontes Financial Group, Ltd. processes the application. When processing a loan, Pontes Financial Group, Ltd. will -

         o    order and review a property title search,

         o    perform a comprehensive property inspection,

         o    obtain an appraisal which is reviewed for reasonableness,

         o    conduct its own in-house appraisal, and

         o perform credit underwriting through borrower interviews, credit reports and review of borrower and principals' financials.

After Pontes Financial Group, Ltd. processes the loan, the Manager will acquire the loan for the Fund from Pontes Financial Group, Ltd. or directly from the borrower.

After we acquire mortgage loans, the Manager also manages our mortgage loan portfolio. The Manager is responsible for:

         o    reviewing of loans;

         o    recommending changes in loans;

         o    employing and supervising employees who handle the loans;

         o    preparing and reviewing projected performance;

         o    reviewing of reserves and working capital;

         o    collecting and maintaining all loans;

         o creating and implementing investment policies in furtherance of those contained in the operating agreement;

         o preparing and reviewing budgets, economic surveys, cash flow and taxable income or loss projections and working capital requirements;

         o preparing and reviewing of reports for securities filings, distribution to our members or otherwise;

         o    communicating with members;

         o    supervising and reviewing our bookkeeping, accounting and audits;

         o supervising and reviewing the preparation of our state and federal tax returns; and

         o supervising professionals employed by us, including attorneys, accountants and appraisers.

PRIOR EXPERIENCE

Pontes Financial Group, Ltd. is licensed in California as a real estate broker corporation, and Steven M. Pontes is the corporation's licensed broker and designated officer with the California Department of Real Estate. The Department of Real Estate monitors the mortgage lending activities of the corporation and Mr. Pontes, and they are subject to on-site examinations and record maintenance and report filing requirements. The mortgage lending activities that they conduct for the Fund are subject to those same requirements.

Pontes Financial Group, Ltd. and Mr. Pontes have been engaged in the real estate-backed lending business in Northern California since 1987. During that time, they have originated and serviced approximately $150,000,000 of real estate mortgage loans. These loans were either sold to individual investors directly or to four non-public mortgage investment funds, sponsored by Pontes Financial Group, Ltd. or Mr. Pontes since 1992. These investment funds are described below and in Tables I, II, IIIa through IIIb and IV that follow.

Pontes Financial Group, Ltd. obtains borrowers through the loan brokerage and banking community, advertisement, repeat business and referrals. Upon obtaining a request for a loan, Pontes Financial Group, Ltd. processes the application by

         o    ordering and reviewing a property title search;

         o    inspecting the property;

         o conducting its own appraisal, at times obtaining an independent appraisal which is always reviewed for reasonableness (all loans to be acquired by the Fund have an independent appraisal); and

         o performing credit-worthiness and character evaluations through borrower interviews, credit reports and review of borrower's financial data.

The primary focus of Pontes Financial Group, Ltd. and Steven Pontes in their choice of loans has been and will continue to be on their assessment of market value of the real property securing the loan. In addition to their own and third party appraisals, they base their valuations on current economic and business conditions, as well as possible future negative conditions. Various assumptions of future conditions are projected on each property before the loan commitment is made.

In addition to appraising the value of the underlying property, Pontes Financial Group, Ltd. and Mr. Pontes assess the character and reliability of the applicant borrower by reviewing available financial records and seeking other information about the borrower's background and track record, both personal and professional.

Beginning in 1992, Mr. Pontes offered to California investors participating interests in a California limited partnership of which he was the general partner. In 1993 and 1995, the second and third of similar mortgage investment fund limited partnerships were started. In 1996, a fourth similar fund was started as a California limited liability company, with Pontes Financial Group, Ltd. as its manager. The first two of these funds ceased doing business, in accordance with their original plans, and made liquidating distributions to their limited partners in 1996 and 2000, respectively. The third and fourth funds, PFG, Ltd. Sterling 1995 Mortgage Fund and Yosemite Mortgage Fund, LLC, are scheduled to cease operating on December 31, 2002.

We intend to purchase the remaining mortgage loans held by these two non-public funds, when we have obtained sufficient proceeds from our public offering to do so. The loans we intend to purchase are described in this prospectus in the table on page 23.

These four mortgage investment funds raised a combined total of about $33,000,000 from about 300 investors, many of whom invested in more than one of the funds. The funds themselves have invested in a combined total of 88 loans in the amount of about $43,990,000, including amounts invested in new loans from the capital proceeds from matured or early pay-off of existing loans.

The investment objectives of the four funds have been the same as ours - to generate above average yields from investing in mortgages and managing expenses in order to pass through in excess of 95% of gross income to their investors. As shown in Table III below, the four funds consistently earned in excess of 10% per annum after all expenses and distributed those earnings to their investors. There is no assurance that we will achieve similar results.

Pontes Financial Group, Ltd. and its affiliates do not charge their investors any fees for obtaining or servicing loans, and the Manager will continue this practice with the Fund. Compensation is derived primarily from the origination, processing and servicing fees charged and paid by borrowers. These fees range between three and six percent of the loan amount and an annual servicing fee of usually three quarters of one percent.

About 95% of the loans invested in by the prior four mortgage investments funds are secured by properties located in California, and the rest are in Nevada and Oregon. In 1991 California experienced a general economic downturn that caused erosion in real estate values, lasting through 1996. Factors causing this were the 1989 Loma Prieta earthquake, the September 1991 Oakland hills fire, several military base closings and drastic cuts in the aerospace and defense spending arenas. Despite these negative factors, no losses of principal were experienced on any of the mortgage loans held by the four prior mortgage funds. Before 1991, one loan originated by Mr. Pontes went into foreclosure with resulting loss of some of the principal amount.

In the last three years Yosemite Mortgage Fund, LLC has invested $15,260,635 in 30 loans totaling $26,814,758. The breakdown is as follows:

              ------------------------------- ------------------------------
              Commercial                      73.26%
              ------------------------------- ------------------------------
              Residential                     26.74%
              ------------------------------- ------------------------------

In the same three-year period, PFG, Ltd. Sterling 1995 Mortgage Fund invested $6,254,549 in 17 loans totaling $9,891,250. The breakdown is as follows:

              ------------------------------- ------------------------------
              Commercial                      57.02%
              ------------------------------- ------------------------------
              Residential                     42.98%
              ------------------------------- ------------------------------

                LOANS ORIGINATED BY PONTES FINANCIAL GROUP, LTD.

For the 10-year period from 1992 to 2001 and the portion of 2002 ended April 30, 2002, the properties securing the loans of the four prior mortgage investment funds can be categorized as follows:

                                         NO.       TOTAL                                                       NO.       TOTAL
---------------------------------------- ---    -----------           ---------------------------------------- ---    -----------
YEAR 1992                                                             YEAR 1999
Multi-Residential                         2     $   277,547           Multi-Residential                         1     $   425,000
Single Family Residential                 5     $   840,625           Single Family Residential                 4     $   903,750
Special Use                               1     $   500,000           Hotel/Motel/B&B                           3     $ 4,420,000
Hotel/Motel/B&B                           1     $   300,000           Office                                    1     $   485,000
Development                               5     $ 1,830,000           Owner User                                2     $ 1,420,000
              Year 1992 Total            14     $ 3,748,172           Development                               1     $ 4,915,263
                                         --     -----------                              Year 1999 Total       12     $12,569,013
YEAR 1993                                                                                                      --     -----------
Multi-Residential                         5     $ 1,475,000           YEAR 2000
Single Family Residential                 3     $   565,000           Multi-Residential                         2     $   320,000
Single Family Residential/Development     1     $   250,000           Single Family Residential                 1     $   480,000
Special use                               1     $   750,000           Special use                               1     $ 1,150,000
Office                                    1     $   900,000           Special Use/Owner User                    1     $   975,000
Development                               1     $   285,000           Hotel/Motel/B&B                           1     $   390,000
                   Year 1993 Total       12     $ 4,225,000           Office                                    1     $   850,000
                                         --     -----------           Owner User                                1     $   470,000
YEAR 1994                                                             Recreational                              1     $ 1,300,000
Multi-Residential                         1     $   116,000           Light Industrial/Residential              1     $   600,000
Single Family Residential                 2     $   630,000           Development                               3     $ 2,921,250
Special Use                               2     $ 1,370,000                              Year 2000 Total       13     $ 9,456,250
Owner User                                1     $   152,000                                                    --     -----------
Development                               1     $ 1,191,277           YEAR 2001
                   Year 1994 Total        7     $ 3,459,277           Multi-Residential                         5     $ 3,160,000
                                          -     -----------           Residential                               2     $ 1,022,500
YEAR 1995                                                             Single Family Residential                 4     $ 1,895,000
Single Family Residential                 2     $   415,000           Single Family Residential/Development     1     $   350,000
Special Use                               2     $ 5,275,000           Special use                               2     $   850,000
Office                                    1     $   600,000           Hotel/Motel/B&B                           1     $ 1,550,000
Owner User                                1     $   280,000           Office                                    2     $ 1,882,000
Retail                                    1     $   675,000           Office/Owner User                         1     $   250,000
                   Year 1995 Total        7     $ 7,245,000           Owner User                                2     $   592,258
                                          -     -----------           Agricultural                              1     $ 1,385,000
YEAR 1996                                                             Church/Office                             1     $   250,000
Multi-Residential                         1     $ 1,260,000           Development                               1     $   775,000
Single Family Residential                 4     $ 1,006,500                              Year 2001 Total       23     $13,961,758
Recreational                              1     $   350,000                                                    --     -----------
Recreational/Development                  1     $ 1,400,000           YEAR 2002
                   Year 1996 Total        7     $ 4,016,500           Multi-Residential                         1     $   265,000
                                          -     -----------           Single Family Residential                 1     $ 1,150,000
YEAR 1997                                                             Special Use                               1     $   650,000
Multi-Residential                         2     $ 1,192,335           Hotel/Motel/B&B                           2     $ 1,163,000
Single Family Residential/Development     1     $   250,000           Office                                    2     $ 2,290,000
Special use                               2     $   860,000           Recreational                              1     $ 2,250,000
Office                                    1     $   600,000           Development                               1     $   225,000
Owner User                                1     $   165,000           Retail                                    1     $   300,000
Recreational                              1     $ 1,800,000                              Year 2002 Total       10     $ 8,293,000
Development                               2     $   785,000                                                    --     -----------
                   Year 1997 Total       10     $ 5,652,335               GRAND TOTAL                         135     $82,915,905
                                         --     -----------                                                   ===     ===========
YEAR 1998
Multi-Residential                         5     $ 2,080,250
Single Family Residential                 6     $ 1,845,000
Single Family Residential/Development     1     $   300,000
Special Use                               1     $   994,350
Hotel/Motel/B&B                           2     $ 1,500,000
Owner User                                4     $ 2,770,000
Recreational                              1     $   800,000
                   Year 1998 Total       20     $10,289,600
                                         --     -----------


The following tables contain additional information about the prior experience of Steven Pontes and affiliates.

     TABLE I. EXPERIENCE IN RAISING AND INVESTING FUNDS DURING PRIOR 3 YEARS

                                                  YOSEMITE MF       STERLING MF
                                                 ------------      ------------
As of April 30, 2002
Dollar amount offered                            $ 22,500,000      $  5,000,000
Dollar amount raised                             $ 22,408,381      $  4,905,400
Less offering expenses:                          $          0      $          0
    Selling commissions and discounts            $          0      $          0
        Retained by affiliates                   $          0      $          0
    Organizational expenses                      $          0      $          0
    Other                                        $          0      $          0
Reserves (ESTIMATED - 5%)                        $112,500,000      $    250,000
    Percent available for investment                  95%               95%
Percent leverage                                      0%                0%
Date offering began                                  1996              1995

NOTES: PFG sponsored 2 mortgage programs in the 3 years ended March 31, 2002:
Yosemite Mortgage Fund, LLC (Yosemite MF) and PFG, Ltd. Sterling 1995 Mortgage (Sterling MF). Neither program incurred any offering expenses or acquisition costs; 100% of all investor capital raised was available for loans. Both programs had investment objectives similar to the Fund.

                        TABLE II. COMPENSATION TO SPONSOR

               TYPE OF COMPENSATION                    YOSEMITE MF   STERLING MF
------------------------------------------------------ -----------   -----------

Date offering commenced                                       1996          1995
Dollar amount raised                                   $15,206,000   $ 5,722,000
Amount paid to sponsor from proceeds of offering       $         0   $         0
    Underwriting fees                                  $         0   $         0
    Acquisition fees                                   $         0   $         0
      o real estate commissions                        $         0   $         0
      o advisory fees                                  $         0   $         0
      o other                                          $         0   $         0
    Other                                              $         0   $         0
Dollar amount of cash generated from operations
  before deducting payments to sponsor                 $ 4,434,956   $ 3,710,770
Amount paid to sponsor from operations:                $         0   $         0
    Loan servicing fees (.75%)                         $   257,086   $   183,770
    Partnership management fees                        $         0   $         0
    Reimbursements                                     $         0   $         0
    Leasing commissions                                $         0   $         0
    Other                                              $         0   $         0
Dollar amount of property sales and refinancing
  before deducting payments to sponsor                         n/a           n/a
      o cash                                           $         0   $         0
      o notes                                          $         0   $         0
Amount paid to sponsor from borrowers and refinancing: $         0   $         0
    Real estate commissions                            $         0   $         0
    Incentive fees                                     $         0   $         0
    Other: Loan origination fees                       $   793,285   $   592,090

NOTE: Amounts reflected in Table II are cumulative amounts until December 31, 2001. Sponsor receives no compensation from offering proceeds. Each program pays sponsor loan servicing fees of .75% of outstanding loan balances. Borrowers pay loan origination fees (points) to sponsor. Total loan origination fees are shown in "Other" category.

                                          TABLE IIIa. OPERATING RESULTS OF PRIOR PROGRAMS -
                                                     YOSEMITE MORTGAGE FUND, LLC

                                              2001            2000           1999            1998            1997           1996
                                              ----            ----           ----            ----            ----           ----
Capital Raised                           $         --    $  6,451,753   $    297,000    $  2,663,000    $  2,681,500   $  2,340,500

Gross revenue (interest income)          $  1,388,781    $    880,063   $    815,839    $    669,694    $    412,548   $     26,988
Profit from property sales
Less: Operating expenses                                                                                $      9,017
          Interest expense
          Amortization                   $      1,766    $      1,045   $      1,405    $      1,405    $      1,405   $         --
Net Income                               $  1,387,015    $    879,018   $    814,434    $    668,289    $    402,126   $     26,988
                                         =============   =============  =============   =============   =============  =============

Taxable Income
        o from operations                $  1,387,015    $    879,018   $    814,434    $    668,289    $    402,126   $     26,988
        o from gain on sale

Cash generated from:
         o Operations                    $  1,387,015    $    879,018   $    814,434    $    668,289    $    402,126   $     26,988
         o Sales
         o Refinancing
                   Total Cash generated  $  1,387,015    $    879,018   $    814,434    $    668,289    $    402,126   $     26,988

Less: Distributions to investors         $  1,434,314    $    876,748   $    917,720    $    695,770    $    384,664   $     26,322
         o from operations               $  1,387,015    $    876,748   $    814,434    $    668,289    $    384,664   $     26,322
         o from sales
         o from refinancing
         o from other                    $     47,299    $         --   $    103,286    $     27,481    $         --   $         --

Cash after distributions                 $    (47,299)   $      2,270   $   (103,286)   $    (27,481)   $     17,462   $        666
Less: Special items:
         o Intangible assets                                                                                           $          7
Cash after distributions                 $    (47,299)   $      2,270   $   (103,286)   $    (27,481)   $     17,462   $        659
                                         =============   =============  =============   =============   =============  =============

Ending partners capital                  $ 14,276,085    $ 14,323,384   $  7,869,361    $  7,675,647    $  5,040,128   $  2,341,166
                                         =============   =============  =============   =============   =============  =============

                                          TABLE IIIb. OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) -
                                                PFG 1995 STERLING LIMITED PARTNERSHIP

                                        2001          2000          1999          1998          1997          1996          1995
                                        ----          ----          ----          ----          ----          ----          ----
Capital Raised                      $        --   $        --   $        --   $    10,036   $        --   $ 1,289,789   $ 3,605,575

Gross revenue (interest income)     $   466,939   $   621,058   $   557,108   $   485,701   $   700,830   $   537,735   $   257,360
Profit from property sales                        $    12,738   $   (81,569)
Less: Operat. exp                                                             $    12,050   $     7,512   $     6,440   $     4,589
     Interest expense                                                                                     $     1,364
     Amortization
Net Income                          $   466,939   $   633,796   $   475,539   $   473,651   $   693,318   $   529,931   $   252,771
                                    ============  ============  ============  ============  ============  ============  ============

Taxable Income                      $   466,939   $   633,796   $   475,539   $   473,651   $   693,318   $   529,931   $   252,771
        o from operations
        o from sale gain

Cash generated from:
    o Operations                    $   466,939   $   633,796   $   475,539   $   473,651   $   693,318   $   529,931   $   252,771
    o Sales
    o Refinancing
                  Total Cash gen    $   466,939   $   633,796   $   475,539   $   473,651   $   693,318   $   529,931   $   252,771

Less: Distributions to investors    $   497,039   $   497,049   $   538,453   $   497,127   $   707,956   $   548,064   $   128,438
    o from operations               $   466,939   $   497,049   $   475,539   $   473,651   $   693,318   $   529,931   $   128,438
    o from sales
    o from refinancing
    o from other                    $    30,100   $        --   $    62,914   $    23,476   $    14,638   $    18,133   $        --

Cash after distributions            $   (30,100)  $   136,747   $   (62,914)  $   (23,476)  $   (14,638)  $   (18,133)  $   124,333
Less: Special items:
    o Intangible assets
Cash after distributions            $   (30,100)  $   136,747   $   (62,914)  $   (23,476)  $   (14,638)  $   (18,133)  $   124,333
                                    ============  ============  ============  ============  ============  ============  ============

Ending partners capital             $ 5,017,219   $ 5,047,319   $ 4,910,572   $ 4,973,486   $ 4,986,926   $ 5,001,564   $ 3,729,908
                                    ============  ============  ============  ============  ============  ============  ============

                          TABLE IV. RESULTS OF COMPLETED PROGRAMS -
                            HIGH YIELD FUND & FIRST MORTGAGE FUND

                                                       FIRST MORTGAGE FUND   HIGH YIELD FUND
                                                       -------------------   ---------------
     Dollar Amount Raised                                $   2,699,354        $   1,600,445
     Number of Loans Funded                                          6                    5
     Date of Start and Closing of Offering             08/1993 to 12/2000   12/1992 to 12/1996

Tax and Distribution Data Per $1000 Investment
     Federal Income Tax Results:
        Ordinary income (loss)                           $      258.48        $      313.18
               o from operations                         $      258.48        $      313.18
               o from recapture
        Capital Gain (loss)                              $          --        $          --
        Deferred Gain                                    $          --        $          --
           Capital
           Ordinary

Cash Distributions to Investors
     Source (on GAAP basis)
                o Investment income                      $      258.48        $      313.18
                o Return of capital
     Source (on cash basis)
                o Sales
                o Refinancing
                o Operations                             $      258.48        $      313.18
                o Other

Receivable on Net Purchase Money Financing                         n/a                  n/a


                    COMPENSATION TO THE MANAGER AND AFFILIATE

ORGANIZATION AND OFFERING STAGE

Pontes Financial Group, Ltd has advanced or will pay all of our expenses incurred in connection with our organization and the planning and preparation for this offering. These expenses include accounting and legal fees, registration fees with the SEC, and filing fees with the National Association of Securities Dealers, Inc. and the states in which we have filed to register our units for offer and sale. There will also be printing and reproduction costs of this prospectus to be used in the offering. As of November 30, 2002, the total of these expenses is $377,809. We will repay Pontes Financial Group, Ltd. in full for these expenses if and when we sell not less than 500,000 units in our offering, for $5,000,000.

PUBLIC OFFERING EXPENSES

We anticipate the approximate offering and operational expenses over the next year to include such fees as:

                Legal                                $25,000
                Accounting                           $40,000
                California Gross Receipts Tax
                Other                                $15,000
                                                     -------
                                            Total    $80,000

OPERATIONAL STAGE

Where the fees below are described as competitive fees or based on local market conditions, that means the fees are determined by price competition within a given market. Additionally, the amount of the fees is dependent upon the size of a particular loan. To ensure that our fees remain competitive, we will directly contact our competition, such as major banks in the local market or other relevant commercial lenders. We expect that the interest rate on the loans in which we invest will be 3-5 points higher than comparable loans made by banks and that the fees paid to the Manager or its affiliates will be 3-4 points higher than similar fees charged by conventional lenders. We believe that this rate structure is consistent with rates and fees charged by other non-conventional lenders. References below to local law also contemplate additional requirements imposed by local or state law, such as usury laws.


         Paid By Borrowers
         -----------------

     o    Loan Placement Fees for Loan Selection and Brokerage

                  3%-6% of each loan, the percentage shall be a competitive fee based on local market conditions. These fees are paid by the borrower no later than when the loan proceeds are distributed.

     o    Service Fee for Administering the Loan

                  Pontes Financial Group, Ltd. or its affiliates may receive borrower-paid mortgage service fees of up to 1/2%, which when added to all other fees paid in connection with the servicing of a particular mortgage, including the 1/4% to be paid by us, does not exceed three-fourths of one percent (3/4%) of the principal outstanding on such loan. these fees will be paid by the borrower either annually or added to the monthly payment.

     o    Loan Extension or Modification Fee

                  3%-6% of outstanding principal, as permitted by local market conditions. The amount to be received is not determinable at this time.

         Paid by Us
         ----------

     o    Annual Management Fee

                  Up to 0.75% of our aggregate capital contributions, paid monthly in arrears. The Manager may in its discretion waive all or a part of the management fee to the extent it deems appropriate to do so. In making such an assessment, the Manager will review our performance and the impact of the fees on our performance. The Manager assigns this fee to Pontes Financial Group, Ltd. for its services to the Fund, which will consist of all administrative services for our operation, including servicing the mortgage loans we hold. No portion of this fee will be used to reimburse Pontes Financial Group, Ltd. for any selling commissions that it pays in the offering of our units.

     o    Promotional Interest

                  An annual, non-cumulative payment of up to 25% of our cash available for distribution to members that for each year exceeds 12% of members' payment for their units.

     o    Service Fee for Administering Loans

                  Up to 0.25% of the principal amount of each loan serviced.

     o    Property Management Fee

                           If the Manager or an affiliate manages property obtained by the Fund from foreclosure of any loan, fees shall be the lesser of competitive fees or 5% of revenues from residential property; 6% of revenues from commercial properties where the Manager or its affiliate performs leasing-type services or 3% if not; 1% from 10-year or longer leases of commercial property, plus a one-time initial leasing fee of 3% of such lease revenues, payable over the first 5 years of the lease. No portion of this fee will be used to reimburse Pontes Financial Group, Ltd. for any selling commissions that it pays in the offering of our units.

     o Competitive Real Estate Commission to Pontes Financial Group, Ltd. for Resales of Foreclosed Property

                           The total compensation paid to all persons for the sale of property held by us as a result of foreclosure shall be limited to a competitive real estate brokerage commission not to exceed six percent (6%) of the contract price for the sale of the property. Pontes Financial Group, Ltd. shall be entitled to receive up to 1/2 or a maximum of 3% of such commission where it substantially contributed to the sale, but only if the members of the Fund have been paid their capital contributions in the form of distributions of income from the Fund that are cumulatively equal to their capital contributions, plus an amount that is at least 6% of their capital contributions per year cumulatively. No foreclosed property will be sold to the Manager or any of its affiliates.

The Manager will make arrangements with the respective borrowers for payment to it of fees owing from those borrowers. The Manager anticipates that borrowers will pay its compensation out of the proceeds of loans or upon closing the relevant transaction. For loan servicing fees, the Manager will receive these fees monthly in arrears along with the payments it receives on loans that we have acquired.

The Manager may, in its sole discretion, share with us the loan placement fees it receives from borrowers. The Manager is under no obligation to share its placement fees and investors should not assume that any placement fees will be shared with the Fund.

                              CONFLICTS OF INTEREST

The relationships among us, the Manager and other affiliates of Steven M. Pontes will result in various conflicts of interest. Pontes Financial Group, Ltd. and its affiliates are engaged in business activities involving real estate lending, including the management of PFG, Ltd. Sterling 1995 Mortgage Fund and Yosemite Mortgage Fund, LLC, private funds with investment objectives similar to ours. Pontes Financial Group, Ltd. anticipates engaging in similar activities in the future that could be competitive with us. The Manager will exercise its fiduciary duties to us and to you in a manner it believes will preserve and protect your rights as a member. Additionally, our operating agreement contains provisions that limit our ability to enter into transactions with the Manager and its affiliates.

We expect to purchase mortgage loans from Pontes Financial Group, Ltd. if they were acquired by it for the purpose of facilitating our acquisition of such loans. Pontes Financial Group, Ltd. must sell such loans to us for a price no greater than the lesser of Pontes Financial Group, Ltd.'s cost, excluding certain service fees and compensation, or the fair market value of such loans. However, we will not sell our mortgage loans to the Manager, Pontes Financial Group, Ltd. or any of its affiliates, nor acquire mortgage loans from, or sell mortgages to, a program in which one of them has an interest, except as permitted under our operating agreement.

We may participate in mortgage loans with publicly registered affiliates if the investment objectives of the participants are substantially identical, there are no duplicate fees, the sponsors receive substantially identical compensation, the investment of each participant is on substantially the same terms, and the participants have a right of first refusal with regard to the sale of any participant's interest in such loans. In addition, we will not participate in mortgage loans with non-publicly registered affiliates, except as permitted under the NASAA Guidelines. The Manager and Pontes Financial Group, Ltd. do not contemplate organizing or operating publicly registered affiliates of the Fund.

The numbered paragraphs below describe material conflicts of interest that may arise in the course of the Manager's management and operation of our business. The list of potential conflicts of interest reflects our knowledge of the existing or potential conflicts of interest as of the date of this prospectus. We cannot assure you that no additional conflicts of interest will arise in the future.

1. Payment of Fees and Expenses. Pontes Financial Group, Ltd. will receive substantial fees and expenses from the proceeds of the Offering and our ongoing operations, including:

         Paid by Borrowers:
         ------------------

         o loan placement fees of 3% to 6% of each loan for brokerage, selection and processing

         o    loan servicing fees of 1/2% of each loan

         o loan extension or modification fees of 3% to 6% of each loan extended or modified

         Paid by Us:
         -----------

         o    annual management fee,

         o    loan serving fees of 1/4% of each loan,

         o    subordinated promotional interest, and

         o subordinated real estate brokerage commissions payable upon the resale of foreclosed properties.

Fees charged to us will be payable even if we are not profitable or the particular transaction causes us to incur a loss. During the first twelve months of loans, the aggregate percentages of each of our loans that it is anticipated will be paid to Pontes Financial Group, Ltd. by borrowers and by us is from 3.75% to 6.75%. Annual loan servicing fees beyond the first year will increase these percentages. We will pay an annual management fee to Pontes Financial Group, Ltd., an Affiliate of the Manager, of up to 0.75% of the aggregate capital contributions to the Fund. Pontes Financial Group, Ltd. will pay and will not be reimbursed by us for any general or administrative overhead expenses it incurs in connection with managing the operation of the Fund even if such amounts exceed its annual management fee. However, Pontes Financial Group, Ltd. may be reimbursed for expenses paid to non-affiliates on our behalf. We anticipate such expenses will consist of legal, accounting, tax preparation fees and other customary operational expenses. Such amounts will be paid from available cash. In the event available cash is inadequate to cover such expenses, Pontes Financial Group, Ltd. shall advance such expenses on our behalf and will be repaid for such advances when there are adequate funds in the cash reserve.

2. Purchase of Mortgage Notes from Pontes Financial Group, Ltd. We will acquire our mortgage loans from or through Pontes Financial Group, Ltd.. Pontes Financial Group, Ltd. is in the business of obtaining, processing, making, brokering and selling, and managing and servicing mortgage loans. All our mortgage loans purchased from Pontes Financial Group, Ltd. will be at prices no higher than the lesser of the cost of the mortgage loan to Pontes Financial Group, Ltd. or the then current market value of the mortgage loan. Steven Pontes, General Manager of our Manager, makes all decisions concerning the mortgage loans in which we will invest or purchase. Because the Manager's fees are generated by the volume of the mortgage loans we purchase, the Manager will face a conflict of interest in determining whether a loan not squarely within our investment guidelines is appropriate for our loan portfolio.

3. Non-Arm's Length Agreements. Our agreements and arrangements for compensating the Manager are not the result of arm's-length negotiations.

Pontes Financial Group, Ltd. believes it has sufficient staff to be capable of discharging its responsibility to us and to all other entities to which it or its officers or affiliates are responsible. However, if there are times when we and the other businesses are handling a high volume of loans, a conflict will arise as to which company's loan processing to complete first.

4. Competition between the Fund, the Manager and Pontes Financial Group, Ltd. The Manager anticipates that it or its affiliates will engage in businesses which are or may be competitive with ours or which have the same management as we do. To the extent that these other entities with similar investment objectives have funds available for investment when we do and a potentially suitable investment has been offered to us or one of these programs, conflicts of interest will arise as to which entity should acquire the investment.

If any conflict arises between us and any affiliate of Pontes Financial Group, Ltd., as to whether the Fund or another entity will have the right to invest in a particular mortgage loan or other investment, the Manager will make the determination largely based on a review of the respective loan portfolios. The Manager will also base the decision on factors such as the amount of funds available for investment, yield, portfolio diversification, type and location of the property on which Pontes Financial Group, Ltd. will make the mortgage loan, and proposed loan or other transaction terms.

The Manager is subject to a fiduciary duty to deal fairly with us and our members. Subject to this fiduciary duty, neither the Manager nor its affiliates will be obligated to present to us any particular investment opportunity that comes to their attention, even if the opportunity is of a character that might be suitable for us.

5. Lack of Separate Representation. We are represented by the same legal counsel as the Manager and its affiliates, and we anticipate that this multiple representation by our attorneys will continue in the future. If a dispute arises between us and the Manager or any of its affiliates, the Manager or the affiliate will either obtain separate counsel or facilitate our retaining separate counsel for such matters. However, we do not anticipate obtaining separate counsel should there be a need in the future to negotiate or prepare contracts or other agreements between us and the Manager for services including those contemplated by this prospectus, and as a result these agreements will not reflect arm's length bargaining.

6. Rights of Affiliates. The Manager, Pontes Financial Group, Ltd. and any other affiliate may acquire, own, hold and dispose of units for its individual account and may exercise all rights of a member, except for voting rights with respect to the Manager, to the same extent and in the same manner as if he were not an affiliate of ours.

7. We May Co-Invest in Mortgages Acquired by the Manager. If the Manager determines that an entire loan is not suitable for our loan portfolio, we may co-invest in the loan with the Manager, Pontes Financial Group, Ltd. or an affiliate. If we co-invest in a loan with the Manager, Pontes Financial Group, Ltd. or an affiliate, our investment will be on substantially the same terms as those of that other person. A conflict of interest may arise between us and the Manager or its affiliate if the borrower defaults on the loan and each of us seeks to protect our interests in the loan and in the security property. Also, we will have no written or oral agreement or understanding with the co-investor concerning our relative priority when a borrower defaults; as a result, you must rely on the Manager to act in accordance with its fiduciary duty under the operating agreement to protect your interest.

                       GENERAL INFORMATION AS TO PROMOTERS

The Manager, Steven M. Pontes, its General Manager, and Pontes Financial Group, Ltd. are the promoters of the Fund. Mr. Pontes owns the controlling interest in Pontes Financial Group, Ltd.

                            FIDUCIARY RESPONSIBILITY

MFP Management, LLC, our Manager, is a fiduciary for you and the Fund. As a fiduciary, the Manager must exercise good faith and integrity when handling our affairs. The Manager must not take advantage of us, and must make full disclosure of any conflicts of interest or benefit to it in its dealings with us. As set forth in the operating agreement, the Manager has fiduciary responsibility for the safekeeping and use of all of our funds and assets and the Manager will not use, or permit another to use our funds or assets in any manner except for our exclusive benefit. The Manager will not allow our assets to be commingled with its assets or the assets of any other person or company. The Manager and its affiliates may engage in activities similar to or identical with our business, but the Manager must devote sufficient time to our business as it determines, in good faith, to be reasonably necessary. Pontes Financial Group, Ltd., an affiliate of the Manager, is also the manager of other non-publicly traded mortgage funds and it may act for its own account as a real estate broker. In connection with this activity, it brokers, arranges and services mortgage loans for investors that it obtains in the ordinary course of its brokerage business, including by way of seminars, general solicitations and referrals. When it acts in those capacities, it has a fiduciary duty to each as set forth in the respective organizational documents and under applicable law, and is bound to treat each fairly and with appropriate access to investment opportunities.

Additionally, the Manager could change our investment guidelines when a reasonably prudent person would do likewise, subject to its fiduciary duties to our members. However, the Manager can only change our investment objectives upon approval of a majority of our members.

The above described fiduciary duty is both contractual, arising by virtue of our operating agreement, and imposed by California limited liability company law.

You have the following legal rights and remedies concerning the Manager and the conduct of our operations:

         o you may bring individual actions on behalf of yourself or class actions on behalf of yourself and other members to enforce your rights under our operating agreement and California limited liability company law, including for breaches by the Manager of its fiduciary duty;

         o a majority of our members may remove MFP Management, LLC as our Manager, as described elsewhere in this prospectus;

         o you may bring actions on our behalf for claims we might have as derivative actions, if the Manager refuses to bring suit; and

         o you may bring actions under federal or state securities laws, either individually or as part of a class of members, if the Manager has violated those laws in connection with the offer and sale, or repurchase of units.

This is a rapidly changing and developing area of law. If you have questions concerning the fiduciary duties of MFP Management, LLC in its role as our Manager, you should consult with your own legal counsel.

INDEMNIFICATION

We may indemnify the Manager or hold it harmless under certain circumstances. We will not indemnify the Manager or any of its affiliates, agents, attorneys, nor any person acting as securities broker or dealer for any loss or liability suffered by the Fund, unless all of the following conditions are met:

         o the Manager has determined in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Fund;

         o the Manager was acting on behalf of or performing services for the Fund;

         o such liability or loss was not the result of negligence or misconduct by the Manager; and

         o such indemnification or agreement to hold harmless is recoverable only out of the assets of the Fund and not from the members.

Notwithstanding the statements regarding indemnification in the preceding paragraph, we will not indemnify the Manager or any of its affiliates, agents, or attorneys, nor any person acting as securities broker or dealer for the units from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless:

         o there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular party;

         o the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular party; or

         o a court of competent jurisdiction approves a settlement of the claims against the particular party and finds that indemnification of the settlement and related costs should be made.

Before seeking a court approval for indemnification, the party seeking indemnification must apprise the court of the position of the Securities and Exchange Commission concerning indemnification for securities violations, which is that indemnification for liabilities arising under the Securities Act of 1933 is against public policy and therefore unenforceable.

We will not purchase any insurance that protects a party from any liability for which we could not indemnify that party.

We will advance funds to the Manager or its affiliates for legal expenses and other costs incurred as a result of any legal action if the following conditions are satisfied:

         o the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf;

         o the legal action is initiated by a third party who is not a member, or the action is initiated by a member and a court specifically approves such advancement; and

         o the Manager or its affiliates undertake to repay the advanced funds to us in the event the Manager or its affiliates is not entitled to indemnification.

              SUMMARY OF OPERATING AGREEMENT, RIGHTS OF MEMBERS AND
                              DESCRIPTION OF UNITS

This is a summary of our operating agreement and does not contain all the information that may be important to you. Furthermore, you will be bound by the operating agreement by purchasing your units. Consequently, you should read carefully both this prospectus and the operating agreement, which is attached as Exhibit A to this prospectus.

YOUR STATUS

Our acceptance of your subscription agreement is effective when the Manager countersigns it on our behalf. Subscriptions will be accepted or rejected no sooner than 5 business days after the date of the subscription agreements and within 30 days of their receipt. If we reject your subscription agreement, your funds will be returned to you within 10 business days. If we accept your subscription and payment for units, you will receive units in, and be a member of, the Fund within 5 business days after we accept your subscription. We will promptly send you a confirmation of the number of units you have acquired. This will be evidence that you are a member of the Fund. As a member, you have the rights that are outlined in this prospectus.

LIMITED LIABILITY OF MEMBERS

The California statute under which the Fund has been formed provides that members are not personally liable for the obligations of their limited liability company. The operating agreement also provides that every written agreement entered into by us is not enforceable against our members personally.

TERM OF THE FUND

The Fund will cease operating on December 31, 2021 and commence an orderly liquidation of its assets. Before then, the members may vote by a majority to extend its life or to dissolve it sooner. Additionally, we may dissolve earlier if the Manager ceases serving as the Manager and the members cannot agree on a new Manager within six months.

MEETINGS

Either the Manager or members owning capital accounts with at least 10% of the amounts in all capital accounts may call meetings of the members. The Manager has informed us that it has no present intention of calling any meetings of the members. Any voting by the members is anticipated to be by written consent.

VOTING AND OTHER RIGHTS OF MEMBERS

The Manager may amend the operating agreement without your consent to

         o    remedy any ambiguity or formal defect or omission,

         o    conform it to applicable laws and regulations, and

         o make any change which, in the judgment of the Manager, is not to the prejudice of the members.

We require the vote or consent of a majority of members (excluding the Manager or its affiliates) to do any of the following:

         o amend the operating agreement, except in the instances mentioned above,

         o    dissolve the Fund and wind up our business,

         o    add or remove a Manager,

         o    cause us to merge with another company, and

         o    approve or disapprove the sale of more than 50% of our assets.

You may inspect certain of our books and records at our principal office during our regular business hours. We also maintain a copy of each appraisal for the security property where we have invested in a mortgage loan at our principal office for at least six years after the last date that we held the related mortgage. You may inspect and copy these appraisals during our regular business hours. We may charge you a fee for copying them.

DESCRIPTION OF THE UNITS

Each unit represents an undivided equity interest in a California limited liability company. The units in the Fund are not evidenced by a certificate. Units are non-assessable and are entitled to a pro rata share of the Fund's profits and losses in accordance with the terms of the operating agreement. There are various limitations on transfer of units. The Manager may reject any proposed transfer which would jeopardize the tax status of the Fund. Owners of units must hold their units for at least one year. After the one year holding period, an owner may redeem his/her units by submitting a written request for redemption to our Manager, subject to our having adequate funds available to make the requested redemption and subject to an overall cap that not more than 10% of the units may be redeemed in any 12 month period. There are no outstanding securities senior to the units and senior securities may only be issued with the approval of a majority of the holders of the units. Each holder of units is entitled to vote on matters pertaining to the Fund in accordance with the terms of the operating agreement.

CAPITAL ACCOUNTS

The Manager will credit the capital account it establishes for you when we receive your initial investment after the escrow ends. We will allocate to your capital account the percentage of our income, gains, losses and distributions that the amount in your capital account bears to all members' capital accounts. Your capital account will increase by the amount of additional capital contributions you make, including distribution reinvestments, and by your share of income and gains realized by us. Your capital account will decrease by your share of losses realized by us and any income or capital we distribute to you. Increases and decreases in your capital account do not depend on the number of units you own.

Except for when we write down our investments, we do not adjust capital accounts to reflect unrealized appreciation or depreciation of our underlying assets. Consequently, the amount in your capital account may not reflect the portion of the fair market value of our underlying assets attributed to your units. This is a continuous offering in which allocations will be made based on the proportionate interest of capital accounts. As a result, depending upon when units are purchased, the units purchased by our members for ten dollars will likely have:

         o different rights to distributions and income from our mortgage loans, and

         o different proportionate interests in the fair market value of our underlying assets.

If the fair market value of our assets is less than the cost of the assets on our books when you make a capital contribution, then the value of your units' interest in the fair market value of our underlying assets may be less than ten dollars per unit. Conversely, if the fair market value of our assets is greater than the cost of the assets on our books when a new member makes a capital contribution, then your units' interest in the realized gains in the fair market value of our assets will be shared with the new members making the contribution or reinvestment. This will result in a dilution in the value of your units' interest in the fair market value of our underlying assets. These principles apply equally for when a member makes a distribution reinvestment.

UNIT REPURCHASES AND DEEMED DISTRIBUTIONS

The number of units you hold will decrease when we return capital to you and will increase when you contribute or are deemed to recontribute capital. If we return capital to you, we will treat it as a redemption of units in an amount proportionate to the amount in your capital account. We will provide statements to you reflecting the number of units that we have redeemed and the number of units that you still own as a result of the redemption.

Additionally, for tax purposes you will be deemed to have received a return of capital and recontributed to us any proceeds we receive from loan repayments, foreclosures or other capital transactions, or any loan modifications or extensions treated as a disposition for tax purposes. While we believe that this characterization will not affect the tax liability of our members, if the Internal Revenue Service unexpectedly were to disagree, you may have a tax liability with no cash distributions to pay that liability.

WRITE-DOWN OF INVESTMENTS

As indicated above, we make annual downward adjustments if the fair market value of our assets has declined during that year, to reflect then-current market conditions. We refer to these downward adjustments as write-downs. We will make any necessary write-downs within 30 days following the end of each year. Our accountants will then confirm that the write-down conforms with generally accepted accounting principles. If a write-down is required, the write-down shall be effective on the last day of the calendar quarter and the capital accounts of all members on that date shall be reduced accordingly.

MEMBERS' RETURN ON INVESTMENT

Our mortgage loans will generate monthly payments of interest and/or principal to us. We intend to distribute these interest payments to you as described below. These distributions will be paid quarterly in arrears in cash or via reinvestment. We will not accumulate assets other than mortgage notes or similar instruments and we will not usually accumulate cash on hand, except for working capital reserves of approximately 3% of capital contributions except when the Manager elects to return additional cash pending investment in mortgage loans in which cash funds will be held in short-term liquid investments. We cannot make distributions to you until we have received the proceeds from the Offering, and invested them in mortgage loans. Thereafter, our first distribution to you will be your share of our distribution for the quarter in which your contribution is actually received by us and invested. We calculate the amount of your distributions on a pro rata basis, based upon the return, if any, on all of our assets, the size of your capital account and, if applicable, when during the quarter we received your contribution.

We will distribute all net income attributable to interest we receive from borrowers. When we distribute net income attributable to these payments, all distributions will be made to the members in proportion to their contributed capital.

Net proceeds will include the proceeds from the repayment of principal or the prepayment of a mortgage loan, or the net proceeds of a foreclosure sale. The Manager may consider the alternatives listed below in determining whether and how much of the net proceeds to distribute in cash. Net proceeds will be distributed during the period that is within 36 months of the scheduled termination of the Fund, December 31, 2021.

         o    reinvesting in new loans,

         o improving or maintaining any properties that we acquire through foreclosure,

         o    paying permitted operating expenses, or

         o    distributing to the members.

Before making a distribution, we will pay our expenses and other liabilities and confirm that our working capital reserves are adequate. If net proceeds are to be retained and not distributed, there must be sufficient cash distributed, to the extent available, to pay any anticipated state and federal taxes (assuming a specified tax bracket applicable to all Members) created by the disposition or refinancing of a mortgage loan.

DISTRIBUTION REINVESTMENT PLAN

You can elect to participate in the distribution reinvestment plan by so indicating in your completed subscription agreement, or you can later elect to become a participant. We will treat you as a distribution reinvestment plan participant on the date we actually receive your initial investment, if you indicate in your subscription agreement that you want to participate in the plan. You may also make an election or revoke a previous election at any time by sending us written notice. Units purchased under the plan will be credited to your capital account as of the first day of the calendar quarter following the calendar quarter in which the reinvested distribution was made. If you notify us prior to 10 days before the end of any given quarter, you will be removed from the reinvestment plan during that quarter and any distribution you receive that quarter will be paid in cash. If you notify us within ten days of the end of the quarter, you will need to wait until the following quarter to receive cash instead of units.

Your continued participation in the plan depends on whether you meet our investor suitability standards. While you are a participant, for each $10.00 in distributions you reinvest, you will acquire one unit. The Manager may terminate or reinstate, as applicable, the distribution reinvestment plan at any time.

If you choose to reinvest your distributions in units, we will send you a report within 30 days after each time you receive units describing the distributions you received, the number of units you purchased, the purchase price per unit, and the total number of units accumulated. We will also send you a current prospectus and tax information for income earned on units under the reinvestment plan for the calendar year when you receive annual tax information from us. You must pay applicable income taxes upon all distributions, whether the distribution is paid in cash or reinvested.

No reinvestment participant shall have the right to draw checks or drafts against his distribution reinvestment account.

Units you acquire through the distribution reinvestment plan carry the same rights as the units you acquired through your original investment. However, as previously noted, the proportional net asset value of the new units issued for ten dollars will not necessarily be the same as those previously acquired for ten dollars.

We may amend or end the distribution reinvestment plan for any reason at any time by mailing a notice to you at your last address of record at least 30 days before the effective date of our action. The Manager specifically reserves the right to suspend or end the distribution reinvestment plan if:

         o the Manager determines that the distribution reinvestment plan impairs our capital or operations;

         o the Manager determines that an emergency makes continuing the plan unreasonable;

         o any governmental or regulatory agency with jurisdiction over us requires us to do so;

         o in the opinion of our counsel, the distribution reinvestment plan is no longer permitted by federal or state law;

         o if transactions involving units within the previous twelve (12) months would result in our being considered terminated under
              Section 708 of the Internal Revenue Code; or

         o the Manager determines that allowing any further reinvestments would create a material risk that we would be treated as a publicly traded partnership within the meaning of Section 7704 of the Internal Revenue Code.

REINVESTMENT OF PROCEEDS OF CAPITAL TRANSACTIONS

We will either invest our net proceeds from any capital transaction in new mortgage loans, hold the net proceeds as cash or distribute them to the members. Capital transactions include payments of principal, foreclosures and prepayments of mortgages, to the extent classified as a return of capital under the Internal Revenue Code, and any other disposition of a mortgage or property. Net proceeds of capital transactions will also include the principal of a loan deemed to be repaid for tax purposes as a result of a loan modification or loan extension. Our operating agreement provides that if we reinvest the proceeds, you will be deemed to have received a distribution of capital and recontributed the same amount to us for tax purposes. We will not reinvest proceeds from a capital transaction unless we have sufficient funds to pay any state or federal income tax in connection with the disposition or refinancing of mortgages. Units purchased by virtue of a deemed recontribution of distributed capital will be credited to your capital account as of the day when the distribution was deemed to be made. Units you acquire through the deemed recontribution of capital carry the same rights as the units you acquired through your original investment. However, as previously noted, the proportionate net asset value of the new units issued for ten dollars will not necessarily be the same as those previously acquired for ten dollars.

ASSIGNMENT AND TRANSFER OF UNITS

Your rights to sell or transfer units are limited. There is no public market in which you may sell your units and none will develop anytime in the future. You may not sell parts of units unless required by law and you may not transfer any units if, as a result, you would own fewer than 1,000 units. You may transfer your units using a form approved by the Manager and must obey all relevant laws when you are permitted to transfer units. Any person who buys units from you must meet the investor suitability requirements in his home state. The Manager must approve any new members and all transfers of membership must comply with the operating agreement. The Manager's consent to transfers will be withheld to the extent needed to prohibit transfers that would cause us to be classified as a publicly traded partnership under the Internal Revenue Code. In the event the Manager approves of such transfers or assignment, our records will be amended to reflect such transfer or assignment within one month of the transaction.

REPURCHASE OF UNITS, WITHDRAWAL FROM THE FUND

You may withdraw, or partially withdraw, from the Fund and obtain the return of all or part of your capital account within 61 to 91 days after you deliver written notice of withdrawal to the Manager, subject to the following additional conditions:

         o You may not withdraw from the Fund until one year after you purchased units.

         o We can only make cash payments in return of an outstanding capital account from net proceeds of capital transactions and capital contributions.

         o The Manager must determine that your proposed withdrawal will not impair the capital or operation of the Fund.

         o We are not required to sell any portion of our assets to fund a withdrawal.

         o The amount to be distributed to you depends solely on your capital account on the date of the distribution, even if this is not the same as your proportionate share of the then fair market value of our assets.

         o We will not permit more than 10% of the outstanding capital accounts of members to be withdrawn during any calendar year, except upon dissolution of the Fund.

         o If your capital account is reduced below $10,000 due to any withdrawal payment, we may distribute all remaining amounts in your capital account to you in cancellation of your units, and you will then cease to be a member.

         o All payments to meet requests for withdrawal are on a first-come, first-served basis. If the sums needed to fund withdrawals in any particular month exceed the amount of cash available for withdrawals, funds will be distributed first to the member whose request we received first, until his withdrawal request is paid in full.

SPECIAL POWER OF ATTORNEY

Under the terms of the operating agreement and the subscription agreement, you appoint the Manager your attorney-in-fact for certain documents, including the signing of the operating agreement. You cannot revoke this special power of attorney, which will survive your death and stays with your units even if they are assigned.

                         FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the anticipated federal income tax aspects of an investment in units. Because this is a summary, it does not contain all the information that may be important to you. This summary is based on the Internal Revenue Code ("Code") as in existence on the date of this prospectus, existing laws, judicial decisions and administrative regulations, rulings and practice, any of which are subject to change, and these changes could be retroactive.

We and our members may be subject to state and local taxes in states and localities in which the IRS or state authorities deem us to be doing business, and except where we reference specific states, this discussion does not cover state or local tax consequences you may incur in connection with your investment.

Some of the deductions we intend to claim or positions we intend to take for tax purposes may be challenged by the IRS. The IRS has increased its audit efforts with respect to limited partnerships and limited liability companies, and an audit of our information return may result in, among other things, an increase in our gross income, the disallowance of certain deductions or credits we have claimed or an audit of your income tax returns.

Any audit adjustments made by the IRS could adversely affect you even if none of these adjustments are ultimately sustained, since you and the other members will, directly or indirectly, bear the expense of contesting the adjustments.

WE ADVISE YOU TO CONSULT YOUR OWN TAX ADVISORS, WITH SPECIFIC REFERENCE TO YOUR OWN TAX SITUATION AND POTENTIAL CHANGES IN APPLICABLE LAWS AND REGULATIONS.

The Manager will prepare our information returns, which will not be reviewed by our independent accountants or tax counsel. The Manager will handle all of our other tax matters, often with the advice of independent accountants and/or tax counsel.

Tax counsel has delivered an opinion letter to us which is attached as an exhibit to the registration statement of which this prospectus forms a part. This letter contains the following opinions with respect to tax matters affecting us:

         o we will be classified as a partnership rather than as an association taxable as a corporation for federal income tax purposes;

         o we will not be classified as a publicly traded partnership for federal income tax purposes; and

         o the discussion set forth below is an accurate summary of the material federal income tax aspects of your investment in units.

The following discusses the material tax issues associated with an investment in units. All of the conclusions as to the tax treatment of a particular tax item set forth in the following discussion reflect the opinion of tax counsel unless otherwise expressly indicated.

The discussion considers existing laws, applicable current and proposed Treasury Regulations, current published administrative positions of the IRS contained in revenue rulings, revenue procedures and other IRS pronouncements, and published judicial decisions. We do not know whether a court would sustain any position we take for tax purposes, if contested, or whether there might be legislative or administrative changes or court decisions that would modify this discussion. Any of these changes may or may not be retroactive with respect to transactions prior to the date of the changes.

Moreover, it is possible that the changes, even if not applied retroactively, could reduce the tax benefits anticipated to be associated with an investment in units.

WE URGE YOU TO CONSULT AND RELY UPON YOUR OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL AND STATE CONSEQUENCES ARISING FROM AN INVESTMENT IN UNITS. THE COST OF THE CONSULTATION COULD, DEPENDING ON THE AMOUNT CHARGED TO YOU, DECREASE ANY RETURN ANTICIPATED ON THE INVESTMENT. NOTHING IN THIS PROSPECTUS IS OR SHOULD BE CONSTRUED AS LEGAL OR TAX ADVICE TO ANY SPECIFIC INVESTOR AS INDIVIDUAL CIRCUMSTANCES MAY VARY. THIS FEDERAL INCOME TAX CONSEQUENCES SECTION OF THIS PROSPECTUS ONLY PROVIDES THE CURRENT STATE OF TAX LAWS. YOU SHOULD BE AWARE THAT THE IRS MAY NOT AGREE WITH ALL TAX POSITIONS TAKEN BY US AND THAT LEGISLATIVE, ADMINISTRATIVE OR COURT DECISIONS MAY REDUCE OR ELIMINATE YOUR ANTICIPATED TAX BENEFITS.

CLASSIFICATION AS A PARTNERSHIP

Under Treasury Regulations issued in December 1996, a domestic limited liability company with more than one member will be classified as a partnership for federal income tax purposes unless it makes an election to be classified as an association taxable as a corporation. We are a domestic limited liability company, and if we complete a minimum offering of 150,000 units, we will have more than one member. The Manager will not cause us to make an election to be classified as an association taxable as a corporation. Based on the foregoing, it is the opinion of tax counsel that that we will be classified as a partnership for federal income tax purposes.

Assuming that we will be classified as a partnership for federal income tax purposes, in the discussion that follows, as the context requires:

         o the use of the term partnership will be construed to refer also to a limited liability company classified as a partnership for federal income tax purposes;

         o the use of the term partner will be construed to refer also to a member of a limited liability company; and

         o the use of the terms partnership interest or interest in the partnership or similar terms will be construed to refer also to the interest of a member in a limited liability company.

WE WILL NOT BE CLASSIFIED AS A PUBLICLY TRADED PARTNERSHIP

Section 7704 of the Code treats publicly traded partnerships as corporations for federal income tax purposes. Section 7704(b) of the Code defines the term publicly traded partnership as any partnership, including a limited liability company otherwise classified as a partnership for federal income tax purposes, where the equity interests are:

         o    readily traded on an established securities market; or

         o readily tradable on a secondary market or the substantial equivalent of a secondary market. In the discussion that follows, the references to a secondary market also include the substantial equivalents to a secondary market.

In 1995, the IRS issued final Treasury Regulations under Section 7704 of the Code. These regulations provide that an established securities market includes:

         o a national securities exchange registered under the Securities Exchange Act of 1934;

         o a national securities exchange exempt from registration because of the limited volume of transactions;

         o    a foreign securities exchange;

         o    a regional or local exchange; and

         o an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise.

In determining when partnership interests will be treated as readily tradable on a secondary market, there are a number of safe harbors that allow certain transactions to be disregarded, including a safe harbor that is available if the sum of the percentage interests in partnership capital or profits that are sold or otherwise disposed of during the taxable year does not exceed two percent (2%) of the total interests in partnership capital or profits.

The IRS will disregard certain transfers for purposes of determining whether this safe harbor is met:

         o    transfers at death,

         o transfers in which the basis is determined under Section 732 of the Code,

         o interests issued by the partnership for cash, property or services, and

         o interests in the partnership which are redeemed pursuant to the safe harbor discussed in the next paragraph.

The IRS also will disregard transfers of an interest in a partnership pursuant to a redemption or repurchase agreement where the partnership maintains a plan of redemption or repurchase in which the partners may tender their partnership interests for purchase by the partnership, another partner or persons related to another partner. These transfers will be disregarded in determining that our units are readily tradable on a secondary market if:

         o the redemption agreement requires that the redemption cannot occur until at least 60 calendar days after the partner notifies the partnership in writing of the partner's intention to exercise the redemption right;

         o the redemption agreement requires that the redemption price cannot be established until at least 60 days after receipt of the notification by the partnership or the price is established not more than 4 times during the partnership's taxable year; and

         o the sum of the percentage interests in partnership capital and profits represented by partnership interests that are transferred, other than in transfers otherwise disregarded, as described above, during the taxable year of the partnership, does not exceed 10% of the total interests in partnership capital or profits.

Our operating agreement provides that, subject to the limitations described elsewhere in this prospectus, you may withdraw or partially withdraw as a member and obtain the return of your outstanding capital account. These provisions constitute a redemption or repurchase agreement within the meaning of these regulations.

The limitations on your right to withdraw your capital account set forth in our operating agreement include, in addition to a one-year waiting period:

         o requirement that the withdrawal will not be made until at least 61 days after written notice of withdrawal is delivered to the Manager;

         o the amount distributed to you will be a sum equal to your capital account as of the date of the distribution; and

         o in no event will the Manager permit the withdrawal during any calendar year of more than 10% of the outstanding units.

In the opinion of tax counsel, the foregoing limitations satisfy the requirements applicable to the safe harbor for transfers made pursuant to a redemption or repurchase agreement.

Our operating agreement provides that you may not transfer your units if the Manager determines that the transfer would result in our being classified as a publicly traded partnership within the meaning of Section 7704(b) of the Code. To prevent this classification, our operating agreement provides that:

         o The Manager will not permit trading of units on an established securities market within the meaning of Section 7704(b) of the Code;

         o The Manager will prohibit any transfer of units which would cause the sum of percentage interests in our capital or profits represented by partnership interests that are transferred during any taxable year to exceed the limitation under the safe harbor which applies if the sum of the percentage interests in the partnership capital or profits that are sold or otherwise disposed of during the taxable year does not exceed two percent of the total interests in partnership capital or profits; and

         o The Manager will not permit any withdrawal of units except in compliance with the provisions of our operating agreement.

Based upon the provisions of our operating agreement and the representations of the Manager, tax counsel's opinion is that:

         o units will not be traded on an established securities market within the meaning of Section 7704 of the Code;

         o our operation with regard to the withdrawal by members will qualify for the safe harbor that applies to interests which are transferred pursuant to a redemption or repurchase agreement;

         o our operation with regard to the transfer of units by members will qualify for the above-referenced safe harbor that applies based upon the percentage interests in the partnership capital or profits that are sold or otherwise disposed of during the taxable year;

         o units will not be considered as readily tradable on a secondary market; and

         o we will not be classified as a publicly traded partnership for purposes of Section 7704 of the Code.

A partnership which is classified as a publicly traded partnership under Section 7704 of the Code will not be treated as a corporation for federal income tax purposes if 90% or more of its gross income is qualifying income. Qualifying income under Section 7704(c) includes for these purposes, among other passive-type items, interest, dividends, real property rents, and gains from the sale of real property, but excludes interest derived in the conduct of a financial business.

If a publicly traded partnership is not taxed as a corporation because it meets the qualifying income test, the passive loss rules discussed below are applied separately to the partnership, and a tax-exempt partner's share of the partnership's gross income is treated as income from an unrelated trade or business under the unrelated trade or business taxable income rules discussed below.

It is not clear whether we would satisfy the qualifying income test of Section 7704(c) of the Code, and tax counsel is unable to give its opinion on this issue. This would be relevant only if it were determined that we should be classified as a publicly traded partnership. The Manager expects that more than 90% of our income will be qualifying income. However, it is not clear whether we will be engaged in the conduct of a financial business, and tax counsel is unable to give an opinion on the question. If we were classified as a publicly traded partnership and considered to be engaged in a financial business, we would be treated as a corporation for federal income tax purposes.

GENERAL PRINCIPLES OF PARTNERSHIP TAXATION

A partnership is not subject to any federal income taxes. We will file information returns reporting our operations on the accrual basis for each calendar year.

DETERMINATION OF BASIS IN UNITS

You will not be taxed on distributions you receive from us unless the distributions exceed your adjusted basis in your units. Your adjusted basis in your units is the amount you originally paid for the units increased by:

         o your proportionate share of partnership indebtedness with respect to which no member is personally liable;

         o    your proportionate share of our taxable income, and

         o    any additional capital contributions made by you,

and decreased by:

         o    your proportionate share of our losses,

         o the amount of cash, and fair value of noncash, distributions to you, and

         o any decreases in your share of any of partnership nonrecourse liabilities.

Any increase in nonrecourse liabilities is treated as a cash contribution and a decrease in nonrecourse liabilities is treated as a cash distribution, even though you do not actually contribute or receive cash. Distributions in excess of your basis generally will be treated as gain from the sale or exchange of your units.

ALLOCATIONS OF PROFITS AND LOSSES

We will allocate to the members profits and losses and cash distributions in the manner described in our operating agreement. Any allocation of profits and losses will be recognized as long as it has substantial economic effect under the Treasury Regulations promulgated under Section 704(b) of the Code by satisfying one of these tests:

         o    it has substantial economic effect;

         o it is in accordance with the partners' interest in the partnership, determined by taking into account all facts and circumstances; or

         o it is deemed to be in accordance with the partners' interest in the partnership.

We have decided to establish the validity of the allocations of profits and losses under our operating agreement by demonstrating that these allocations will be in accordance with the partners' interest in the partnership. The allocations of profits, losses and cash distributions contained in our operating agreement will be substantially proportionate to the capital accounts of the members. For this reason, in the opinion of tax counsel, the IRS should treat the allocations as being substantially in accordance with the partners' interests in the partnership within the meaning of this alternative method for establishing the validity of allocations.

LIMITATIONS ON THE DEDUCTION OF LOSSES

We do not expect that we will incur net losses in any taxable year. However, if we were to incur losses in any year, your ability to deduct your distributive share of the losses would be subject to the potential application of the limitations discussed below.

         The Basis Limitation
         --------------------

Section 704(d) of the Code provides that a partner's share of partnership losses is deductible only to the extent of his adjusted basis in his partnership interest at the end of the year in which the losses occur. Losses disallowed under Section 704(d) of the Code may be carried forward indefinitely until adequate basis is available to permit their deduction. Due to this limitation, you will be precluded from deducting losses in excess of your adjusted basis in your units.

         The At Risk Limitation
         ----------------------

Section 465 of the Code provides that a partner's share of partnership losses is deductible only to the extent the partner is at risk. The primary effect of this provision is to limit the availability of tax losses of a partnership as offsets against other taxable income of a partner to the partner's adjusted basis in his partnership interest, excluding any portion of adjusted basis attributable to partnership nonrecourse indebtedness. In addition, the at risk amount does not include contributions by a partner to the extent the partner used the proceeds of a nonrecourse borrowing to make the contributions.

         The Passive Loss Rules
         ----------------------

Section 469 of the Code limits the deductibility of losses from passive activities for individuals, estates, trusts and certain closely-held corporations. A passive activity includes an activity which involves the conduct of a trade or business in which the taxpayer does not materially participate. Losses from passive activities are only allowed to offset income from passive activities and will not be allowed to offset portfolio income, trade or business income or other nonpassive income, including wages or salaries. Suspended losses and credits attributable to passive activities are carried forward and treated as deductions and credits from passive activities in the next year. Suspended losses from a passive activity are allowed in full when the taxpayer disposes of his entire interest in the passive activity in a taxable transaction.

The Treasury Regulations under Section 469 of the Internal Revenue Code provide that in certain situations, net income, but not net loss from a passive activity is treated as nonpassive. One of the items covered by these regulations is net income from an equity-financed lending activity. An equity-financed lending activity is defined as an activity that involves a trade or business of lending money, if the average outstanding balance of liabilities incurred in the activity for the taxable year does not exceed 80% of the average outstanding balance of the interest-bearing assets held in the activity for the year.

The Manager expects that at no time will the average outstanding balance of our liabilities exceed 80% of the average outstanding balance of our mortgage loans. If we are deemed to be engaged in the trade or business of lending money, our income will generally be recharacterized as nonpassive income, even though our net losses or your loss on the sale of a unit will be treated as passive activity losses.

If we are not considered engaged in a trade or business of lending money, then income and loss will be considered portfolio income and loss, and you will not be permitted to offset passive losses from other activities against your share of our income.

Section 67(a) of the Code provides that most miscellaneous itemized deductions are deductible by an individual taxpayer only to the extent that they exceed 2% of the taxpayer's adjusted gross income and are subject to additional limitations for certain high-income taxpayers. Deductions from a trade or business are not subject to these limitations. Your allocable share of our expenses will be considered miscellaneous itemized deductions subject to this 2% limitation only if we are not considered to be in the trade or business of lending money.

COMPUTATION OF GAIN OR LOSS ON SALE OR REDEMPTION OF UNITS

If you sell your units, including a sale of your units to us in a redemption transaction, you will recognize gain or loss on the sale measured by the difference between the amount realized and your adjusted basis in the units.

CHARACTER OF GAIN OR LOSS

Gain on the sale of units which have been held over 12 months should be taxable as long-term capital gain, except for that portion of the gain allocable to substantially appreciated inventory items and unrealized receivables, as those terms are defined in Section 751 of the Code, which would be treated as ordinary income. We may have unrealized receivables arising from the ordinary income component of market discount bonds. In addition, if we hold property as a result of foreclosure which is unsold at the time you sell your units, or holds an investment in a mortgage loan that is classified as an equity interest, the amount of ordinary income that would result if we were to sell the property is expected to be an unrealized receivable.

In general, for noncorporate taxpayers, long-term capital gain for assets held longer than 12 months is subject to a maximum rate of 20%, (10% for individuals in the 10% or 15% tax bracket). A lower rate of 18% (8% for individuals in the 10% or 15% tax bracket) may be applicable if the individual held the asset for more than five years. The amount of ordinary income against which a noncorporate taxpayer may deduct a capital loss is the lower of $3,000, or $1,500 in the case of a married taxpayer filing a separate return, or the excess of these losses of the taxpayer over the taxpayer's capital gain.

TAX RATES ON A PARTNER'S SHARE OF ORDINARY INCOME FROM THE PARTNERSHIP

Your tax liability with respect to an investment in units will depend upon your individual tax bracket. Currently, there are six tax brackets for individuals. For calendar year 2003,

         o the first bracket is at 10% on taxable income not over $12,000 in the case of married taxpayers filing joint returns,

         o    the second at 15% on taxable income from $12,000 to $47,450,

         o    the third at 27% on taxable income from $47,450 to $114,650,

         o    the fourth at 30% on taxable income from $114,650 to $174,700,

         o    the fifth at 35% on taxable income from $174,700 to $311,950, and

         o    the sixth at 38.6% on taxable income over $311,590.

DEPRECIATION

From time to time we may acquire equity or leasehold interests in real property by foreclosure. The cost of the improvements on any of these owned real properties may be recovered through depreciation deductions over a period of 39 years.

INVESTMENT INTEREST

Section 163(d) of the Code, applicable to noncorporate taxpayers and S corporation shareholders, limits the deductibility of interest incurred on loans used to acquire or carry property held for investment. Property held for investment includes all investments held for the production of taxable income or gain, but does not include trade or business property or interest incurred to construct trade or business property. Investment interest is deductible by noncorporate taxpayers and S corporation shareholders only to the extent it does not exceed net investment income for the taxable year.

Net investment income is the excess of investment income over the sum of investment expenses. Interest expense we incur and interest expense you incur to acquire your units will not be treated as investment interest to the extent attributable to a passive activity conducted by us. However, that portion of interest expense allocable to portfolio investments is subject to the investment interest limitations.

Interest attributable to debt you incur in order to purchase or carry our units may constitute investment interest subject to these deductibility limitations. You should consider the effect of investment interest limitations on using debt financing for your purchase of units.

TAX TREATMENT OF TAX-EXEMPT ENTITIES

Sections 511 through 514 of the Code impose a tax on the unrelated business taxable income of organizations otherwise exempt from tax under Section 501(a) of the Code. The entities subject to the unrelated business income tax include:

         o    qualified plans, and

         o    IRAs.

Other charitable and tax-exempt organizations are also generally subject to the unrelated business income tax. Interest income is not subject to this tax unless it constitutes debt-financed income.

Unrelated business taxable income includes gross income, which may be subject to deductions and modifications, derived from any trade or business regularly carried on by a partnership. Among the items excluded from unrelated business taxable income are:

         o    interest and dividend income;

         o rents from real property, other than debt-financed property or property from which participating rentals are derived; and

         o gains on the sale, exchange or other disposition of assets held for investment.

Generally, the receipt of unrelated business taxable income by an entity subject to the unrelated business income tax has no effect on the entity's tax-exempt status or on the exemption from tax of its other income. However, the continual receipt of unrelated business taxable income may cause some of these entities to lose their exemption. In addition, for certain types of entities subject to this tax, the receipt of any unrelated business income taxable may cause all income of the tax-exempt entity to be subject to tax. For example, for charitable remainder trusts, the receipt of any taxable income from an unrelated trade or business during a taxable year will result in the taxation of all of the trust's income from all sources for that year. IF YOU ARE A TAX-EXEMPT ENTITY, WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS CONCERNING THE POSSIBLE ADVERSE TAX CONSEQUENCES RESULTING FROM AN INVESTMENT IN UNITS.

The Manager is authorized to cause us to borrow money from banks and other lending institutions to acquire or make mortgage loans. The Manager is not currently planning to cause us to borrow money for such purposes. In the event we were to borrow money for such purpose, any net income attributable to such borrowing would be treated as debt-financed income and, therefore, as unrelated business taxable income.

Subject to the discussion in the preceding paragraph, the Manager intends to invest our assets so as to assure that tax-exempt members will not derive unrelated business taxable income or unrelated debt-financed income with respect to their units. Unrelated debt-financed income might be derived in the event that the Manager deems it advisable to incur indebtedness in connection with foreclosures on property where mortgagors have defaulted on their loans. If we acquire property subject to acquisition indebtedness, the income attributable to the portion of the property which is debt financed may be treated as unrelated business taxable income to the entity holding units.

Sales of foreclosure property might also produce unrelated business taxable income if we are characterized as a dealer with respect to that property. Mortgage loans which we invest in or purchase which permit us to participate in the appreciation value of the properties may be recharacterized by the IRS as an equity interest and the recharacterization could result in unrelated debt-financed income. The IRS might not agree that our other income is not subject to tax under the unrelated business income and unrelated debt-financed income tax provisions.

If an IRA or a qualified plan is a member and its partnership income constitutes unrelated business taxable income, this income is subject to tax only to the extent that its unrelated business taxable income from all sources exceeds $1,000 for the taxable year.

In considering an investment in units of a portion of the assets of a qualified plan or IRA, a fiduciary should consider:

         o whether the investment is in accordance with the documents and instruments governing the plan or IRA;

         o whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA;

         o whether the investment is prudent considering, among other matters, that there probably will not be a market created in which the investment can be sold or otherwise disposed of; and

         o whether the investment would cause the IRS to impose an excise tax under Section 4975 of the Code.

In the opinion of our tax counsel, an investment in units by an IRA will not be subject to the above diversification and prudence requirements of ERISA unless the IRA also is treated under Section 3(2) of ERISA as part of an employee pension benefit plan which is established or maintained by an employer, employee organization, or both.

COMPANY TAX RETURNS, TAX INFORMATION AND AUDITS

The Manager will prepare our information income tax returns. In connection with the preparation of our income tax returns, the Manager will prepare and distribute to the members not later than seventy-five (75) days after the close of each fiscal year all information necessary in the preparation of the members' federal income tax returns, including Schedule K (Form 1065), Partner's Share of Income, Credits, Deductions, etc. Such information will not be supplied to assignees of units who are not substitute members.

You are required to report your distributive share of the items set forth on your Schedule K on your individual tax return consistent with our treatment of the items on our returns. You may report an item inconsistently if you file a statement with the IRS identifying the inconsistency. Otherwise, the IRS may summarily assess additional tax necessary to make your treatment of the item consistent with our treatment of the item without a notice of deficiency or an opportunity being afforded to you to protest the additional tax in the Tax Court. Penalties for intentional disregard of the consistency requirements may also be assessed.

Our tax returns may be audited by the IRS. Tax audits and adjustments are made at our level in one unified proceeding, the results of which are binding on all members. You may, however, protest the additional tax by paying the full amount thereof and suing for a refund in either the U.S. Claims Court or a U.S. District Court.


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THE MANAGER IS TAX MATTERS PARTNER

A limited liability company which is classified as a partnership for tax purposes must designate a tax matters partner to represent it in dealing with the IRS. The Manager will serve as the tax matters partner to act on our behalf and on behalf of the members with respect to partnership items, to deal with the IRS and to initiate any appropriate administrative or judicial actions to contest any proposed adjustments at the partnership level.

If you own less than 1% of the units, you will not receive notice from the IRS of these administrative proceedings unless you form a group with other members, having an aggregate interest of 5% or more, and request the notice. However, all members have the right to participate in the administrative proceedings at the partnership level. You will be notified of adjustments to your distributive share of any tax items agreed to at our level by the Manager.

If our tax return is audited and the IRS proposes adjustments, the Manager may cause us to contest any adverse determination as to partnership status or other matters, and the result of any contest cannot be predicted. You should be aware that any contest would result in additional expenses to us, and that the costs incurred in connection with an audit and any ensuing administrative proceedings will be our responsibility and may adversely affect the profitability, if any, of our operations.

Adjustments, if any, resulting from any audit may require you to file an amended tax return, and may result in an audit of your own tax return. Any audit of your tax return could result in adjustments of items unrelated to our operations as well as income and losses from our operations.

ORIGINAL ISSUE DISCOUNT RULES

The original issue discount rules under the Code pertain to mortgage loans and obligations issued by us. The effect will be that we will realize as interest income the amount that economically accrues under a mortgage loan during the course of the year, using compound interest concepts, even where a lesser amount is actually paid or accrued under its terms. Identical concepts will be used for determining our interest deduction on our obligations, if any.

MARKET DISCOUNT

We may purchase mortgage investments for an amount substantially less than the remaining principal balance of the mortgage investments. Each monthly payment which we receive from a mortgagor will consist of interest at the stated rate for the investment in a mortgage loan and a principal payment. If we purchase an investment in a mortgage loan at a discount, for federal income tax purposes the principal portion of each monthly payment will constitute the return of a portion of our investment in the investment in a mortgage loan and the payment of a portion of the market discount for the investment in a mortgage loan.

We will recognize the amount of each monthly payment attributable to market discount as ordinary income, but the amount of each monthly payment representing the return of our investment will not constitute taxable income to us. The Code also treats accrued market discount as ordinary income on the sale of an investment in a mortgage loan.

NO SECTION 754 ELECTION - IMPACT ON SUBSEQUENT PURCHASERS

Section 754 of the Code permits a partnership to elect to adjust the basis of its property in the case of a transfer of an interest in the partnership. The effect of this election would be that, with respect to the transferee only, the basis of our property would either be increased or decreased by the difference between the transferee's basis for his units and his proportionate share of our basis for all property we own.

The Manager has decided that due to the accounting difficulties which would be involved, it will not cause us to make an election pursuant to Section 754 of the Code. Accordingly, our basis in our assets will not be adjusted to reflect the transferee's purchase price of his units.

This treatment might not be attractive to prospective purchasers of units, and you might have difficulty for that reason in selling your units or you might be forced to sell at a discounted price.

TAXATION OF MORTGAGE LOAN INTEREST

Mortgage loans which we invest in or purchase may sometimes permit us to participate in the appreciation in the value of the properties or in the cash flow generated by the operation of the borrowers' mortgaged properties.

The IRS might then seek to recharacterize a mortgage loan as an equity interest. If a mortgage loan is recharacterized as an equity interest, we would be required to recognize an allocable share of the income, gain, loss, deductions, credits and tax preference items attributable to the mortgaged property. If you are a tax-exempt member, recharacterization of a loan as an equity interest also could result in your receipt of unrelated business taxable income.


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

TREATMENT OF COMPENSATION OF THE MANAGER AND ITS AFFILIATES

The Manager will receive substantial fees for services to and for the benefit of the Fund, in connection with the making and arranging of mortgage loans and the management of the Fund and its business. The Manager intends to assign all of these fees to its affiliate, Pontes Financial Group, Ltd., which will provide the services.

We will pay Pontes Financial Group, Ltd. an annual management fee of up to three-quarters of one percent (0.75%) of the portion of capital contributions committed to investing in mortgage loans, including working capital reserves. For any portion of capital contributions not included in the foregoing calculation (i.e. funds not invested in mortgage loans), we will pay the Manager an annual management fee of up to one-half of one percent (0.5%). This fee is payable monthly.

We will pay the Manager loan servicing fees of up to one quarter of one percent (0.25%) of the principal amount of loans.

We will also give the Manager a promotional interest as an additional management fee. The promotional interest will be an annual, non-cumulative payment of up to twenty-five percent (25%) of the amount of cash available for distribution that exceeds twelve percent (12%) of capital contributions, for each and every fiscal year on a non-cumulative basis. The promotional interest is also payable monthly.

If the Manager or any of its affiliates performs property management services with respect to a foreclosed property, we will pay it a management fee for such services. In addition, if the Manager or an affiliate performs substantial services in connection with the sale of a property held by us as a result of a foreclosure, it may receive a portion of any real estate commission paid in connection with such sale, subject to certain limitations.

In computing our taxable income each year, we will deduct the amount of any such management fees paid during the year. The deductibility of such fees depends on the value of the services rendered, which is a question of fact that may depend on events to occur in the future.

Due to this uncertainty, tax counsel was unable to render an opinion as to the proper tax treatment of the fees, and the IRS may attempt to recharacterize our treatment of such fees by disallowing the deduction we claim. Such a recharacterization could cause the tax benefits generated by the payment of such fees to be deferred or lost.

The Manager or one or more affiliates may receive certain fees, commissions and other payments from third parties (e.g., borrowers) in connection with making or investing mortgage loans and in servicing mortgage loans. Since any such fees, commissions and payments will be payable by third parties and not by us, such payment should not have any effect on the calculation of our taxable income. However, the IRS could take the position that these payments are constructively paid by us, in which case our interest income would be increased by the amount of such payments, and the payments would be deductible by us only to the extent they are reasonable compensation for the services rendered and otherwise considered deductible expenditures.

Since this is ultimately an issue of fact which may depend on future events, tax counsel was unable to give an opinion regarding the issue.

The Manager or its affiliates will be entitled to reimbursement from us for certain expenses advanced by the Manager or its affiliates for our benefit and for salaries and related expenses for nonmanagement and nonsupervisory services performed for our benefit. Our reimbursement of such expenses will generally be treated in the same manner as if we incurred such costs directly.

POSSIBLE LEGISLATIVE TAX CHANGES

In recent years there have been a number of proposals made in Congress by legislators, government agencies and by the executive branch of the federal government for changes in the federal income tax laws. In addition, the IRS has proposed changes in regulations and procedures, and numerous private interest groups have lobbied for regulatory and legislative changes in federal income taxation. It is impossible to predict the likelihood of adoption of any proposal, the likely effect of any proposals upon the income tax treatment presently associated with investment in mortgage loans or units, or the effective date, which could be retroactive, of any legislation which may derive from any past or future proposal.

WE STRONGLY URGE YOU TO CONSIDER ONGOING DEVELOPMENTS IN THIS UNCERTAIN AREA AND TO CONSULT YOUR OWN TAX ADVISORS IN ASSESSING THE RISKS OF INVESTMENT IN UNITS.

STATE AND LOCAL TAXES

We currently contemplate investing in or purchasing loans in Nevada, California and Arizona. Nevada does not have an income tax law, and, we believe that no taxes will be imposed by the State of Nevada or any of its localities on our assets or income or on any member's share of any income derived from our activities in Nevada.


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

California and Arizona may impose a tax on our assets or income, or on each member based on his share of any income derived from our activities in those states. In addition, we may decide to invest in or purchase loans secured by properties in other states and localities which also may impose these taxes.

If you are an entity which is exempt from federal income taxation, you will generally also be exempt from state and local taxation.

THE STATE IN WHICH YOU RESIDE MAY IMPOSE TAXES ON YOUR SHARE OF ANY INCOME DERIVED FROM YOUR INTEREST IN US. YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISORS CONCERNING THE APPLICABILITY AND IMPACT OF ANY STATE AND LOCAL TAX LAWS IN YOUR STATE OF RESIDENCE.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act (ERISA) requires that the assets of qualified plans be held in trust and that the trustee, or a duly authorized investment manager, within the meaning of Section 3(38) of ERISA shall have exclusive authority and sole discretion to manage and control the assets of the plan. ERISA also imposes certain duties on persons who are fiduciaries of employee benefit plans subject to its provisions and prohibits certain transactions between an employee benefit plan and the parties in interest with respect to qualified plans, including fiduciaries.

Under the Code, similar prohibitions apply to all qualified plans and IRAs. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a qualified plan or IRA is considered to be a fiduciary of the plan or IRA, subject to certain exceptions not here relevant.

ERISA and the Code also prohibit parties in interest, including fiduciaries of an IRA or qualified plan, from engaging in various acts of self-dealing. To prevent a possible violation of these self-dealing rules, the Manager may not permit the purchase of units with assets of any IRA or qualified plan if the Manager or any affiliate:

         o has investment discretion with respect to the assets of the plan or IRA, or

         o regularly gives individualized investment advice which serves as the primary basis for the investment decisions made with respect to the assets of the plan or IRA.

ANNUAL VALUATION

Fiduciaries of any qualified plan subject to ERISA are required to determine annually the fair market value of the assets of the plan as of the close of the plan's fiscal year. Although the Manager will provide annually upon the written request of a member an estimate of the value of the units based upon, among other things, outstanding mortgage investments, fair market valuation based on trading will not be possible because there will be no market for the units.

PLAN ASSETS GENERALLY

If our assets are deemed to be "plan assets" under ERISA:

         o Our investment will be subject to the prudence standards and other provisions of ERISA applicable to investments by qualified plans and their fiduciaries would extend to investments made by us,

         o certain transactions that we might seek to enter into might constitute prohibited transactions under ERISA and the Code because the Manager would be deemed to be a fiduciary of the plans, and

         o our audited financial information would have to be reported annually to the Department of Labor.

In 1986, the Department of Labor promulgated final regulations defining the term plan assets. Under these regulations, when a plan makes an equity investment in another entity, the underlying assets of that entity will be considered plan assets unless one or more of the following exemptions applies:

         o    equity participation by benefit plan investors is not significant,

         o    the entity is a real estate operating company, or

         o    the equity interest is a publicly-offered security.

         Exemption for Insignificant Participation by Qualified Plans.
         -------------------------------------------------------------

This exemption is available if less than 25% of each class of equity interests in the corporation or partnership is held in the aggregate by qualified plans or IRAs.


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

For purposes of this 25% rule, the interests of any person who has discretionary authority or control with respect to the assets of the entity, or who provides investment advice for a fee with respect to the assets of the entity, or any affiliate of a person who has that authority or control, shall be disregarded.

Thus, while the Manager and its affiliates are not prohibited from purchasing units, any purchases of units by any of them will be disregarded in determining whether this exemption is satisfied. We cannot assure you that we will always qualify for this exemption.

         Exemption For a Real Estate Operating Company.
         ----------------------------------------------

For purposes of this exemption, an entity is a real estate operating company if at least 50% of its assets valued at cost, other than short-term investments pending long-term commitment, are invested in real estate which is managed or developed and with respect to which the entity has the right substantially to participate directly in the management or development of real estate.

The preamble to these regulations states the Department of Labor's view that an entity would not be engaged in the management or development of real estate if it merely services mortgages on real estate. Thus, it is unlikely that we would qualify for an exemption from plan assets treatment as a real estate operating company.

         Exemption for Publicly Offered Securities.
         ------------------------------------------

For purposes of this exemption, a publicly offered security is a security that is:

         o    freely transferable,

         o part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and

         o either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which the security is a part is registered under the Securities Exchange Act of 1934 within 120 days, or such later time as may be allowed by the Securities and Exchange Commission, after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

For purposes of this definition, whether a security is freely transferable is a factual question to be determined on the basis of all relevant facts. If a security is part of an offering in which the minimum purchase is $10,000 or less, however, certain customary restrictions on the transferability of partnership interests necessary to permit partnerships to comply with applicable federal and state laws, to prevent a termination or of the entity for federal or state tax purposes and to meet certain enumerated administrative need not, alone or in combination, affect a finding that such securities are freely transferable.

The units will be sold as part of an offering of securities to the public pursuant to registration under the Securities Act of 1933. The minimum purchase is $10,000, and we expect the number of holders of units to be 100 or more. As stated in the prospectus, the Manager will cause us to register the units under the Securities Exchange Act of 1934 within 120 days, or such later time as may be allowed by the Securities and Exchange Commission, after the end of our fiscal year during which the offering of units to the public occurred. The units will not be subject to any restrictions on transfer other than those enumerated in these regulations and referenced in the preceding paragraph. Based on the foregoing, the units should be publicly offered securities within the meaning of these regulations. As a result, our underlying assets should be not considered to be plan assets under these regulations.

                      HOW WE PROTECT OUR RIGHTS AS A LENDER

The following discussion is a summary of legal aspects of mortgage loans. Because this is a summary, it does not contain all the information that may be important to you. Many of the legal aspects of mortgage loans are governed by applicable state laws, which may vary substantially. The following material does not reflect the laws of any particular state, unless specifically indicated.

OVERVIEW OF MORTGAGES

We invest in mortgage loans. In connection with these loans, we receive mortgages or other similar instruments such as deeds of trust, granting us rights in the security properties. Our authority under a mortgage is governed by applicable law and the express provisions of the mortgage.

Priority of liens on mortgaged property created by mortgages depends on their terms and on the order of filing with a state, county or municipal office, although this priority may be altered by the mortgagee's knowledge of unrecorded liens against the security property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments. In addition, the Internal Revenue Code provides priority for certain tax liens over the mortgage.


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

NON-JUDICIAL FORECLOSURE

If a mortgage loan secured by a deed of trust is in default, we will protect our rights by foreclosing by a non-judicial sale. Deeds of trust differ from mortgages in form, but are in most other ways similar to mortgages. Deeds of trust will contain specific provisions enabling non-judicial foreclosure in addition to those provided for in applicable statutes upon any material default by the borrower. Applicable state law controls the extent that we have to give notice to interested parties and the amount of foreclosure expenses and costs, including attorney's fees, which may be covered by a lender, and charged to the borrower.

JUDICIAL FORECLOSURE

Foreclosure under mortgage instruments other than deeds of trust is more commonly accomplished by judicial action initiated by the service of legal pleadings. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A judicial foreclosure is subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. For this reason, we do not anticipate using judicial foreclosure to protect our rights due to the incremental time and expense involved in these procedures.

When foreclosing under a mortgage instrument, the sale by the designated official is often a public sale. The willingness of third parties to purchase the property will depend to some extent on the status of the borrower's title, existing redemption rights and the physical condition of the property. It is common for the lender to purchase the security property at a public sale where no third party is willing to purchase the property, for an amount equal to the outstanding principal amount of the indebtedness and all accrued and unpaid interest and foreclosure expenses. In this case, the debt owed to the mortgagee will be extinguished. Thereafter, the mortgagee would assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. If we foreclose on the security property, we expect to obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal our investment in the property. A lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings.

Lenders also need to comply with procedure-related environmental rules and regulations. An increasing number of states require that any environmental hazards are eliminated before a property may be resold. A lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

In foreclosure proceedings, courts frequently apply equitable principles, which are designed to relieve the borrower from the legal effects of his immaterial defaults under the loan documents or the exercise of remedies that would otherwise be unjust in light of the default. These equitable principles and remedies may impede our efforts to foreclose.

ENVIRONMENTAL RISKS

Our security property may be subject to potential environmental risks. Of particular concern may be those security properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental risks may give rise to a diminution in value of the security property or liability for clean-up costs or other remedial actions. This liability could exceed the value of the real property or the principal balance of the related mortgage loan. For this reason, we may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Under the laws of certain states, an owner's failure to perform remedial actions required under environmental laws may give rise to a lien on mortgaged property to ensure the reimbursement of remedial costs. In some states this lien has priority over the lien of an existing mortgage against the real property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

The state of law is currently unclear as to whether and under what circumstances clean-up costs, or the obligation to take remedial actions, can be imposed on a secured lender. If a lender does become liable for clean up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but these persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, an action against the borrower may be adversely affected by the limitations on recourse in the loan documents.

For the foregoing reasons, we anticipate that the Manager or Pontes Financial Group, Ltd. will protect us and you by requiring a Phase I Environmental Site Assessment of the security properties prior to selecting a loan for us to invest in.

RIGHTS OF SENIOR MORTGAGES

We intend to invest almost entirely in first and second mortgages. On rare occasions, and only where we believe the basis of an independent and our Manager's appraisals that the value of the property securing all of the loans justifies it, we may invest in third mortgages. Our rights as mortgagee or beneficiary under a second or third mortgage will be subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive rents, hazard insurance and condemnation proceeds and to cause the security property to be sold upon default of the mortgagor. This can extinguish a second or third mortgage unless we assert our subordinate interest in foreclosure litigation or satisfy the defaulted senior loan. In many states a junior mortgagee may satisfy a defaulted senior loan in full, or may cure the default, and bring the senior loan current, in either even adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, or unless required by state law, a senior mortgagee need not give notice of default to a junior mortgagee.

The form of mortgage used by many institutional lenders confers on the mortgagee the right both to receive insurance proceeds and condemnation awards. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the first mortgagee will have the prior right to collect any insurance proceeds payable and any condemnation award of damages in and to apply the same to the indebtedness secured by the senior mortgage. Proceeds in excess of the amount of senior indebtedness will, in most cases, be applied to the indebtedness secured by a junior mortgage. The right to insurance proceeds and condemnation awards may be limited, as in cases where the mortgagor is allowed to use the insurance proceeds and condemnation award to repair the damage unless the security of the mortgagee has been impaired.

The form of mortgage used by many institutional lenders also contains a future advance clause, which provides that additional amounts advanced to or on behalf of the mortgagor by the mortgagee are to be secured by the mortgage. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause may depend on whether the advance was an obligatory or optional advance. If the mortgagee is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage, notwithstanding that there may be intervening junior mortgages and other liens and notwithstanding that the mortgagee or beneficiary had actual knowledge of them. Where the mortgagee is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages and other liens, the advance may be subordinate to these intervening junior mortgages and other liens. Priority of advances under a future advance clause may also rest on state law giving priority to advances made under the loan agreement up to a credit limit amount stated in the recorded mortgage.

We can also protect ourselves by including provisions obligating the mortgagor to do the following:

         o pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage,

         o    to provide and maintain fire insurance on the property,

         o    to maintain and repair the property,

         o    and not to commit or permit any waste on the property, and

         o to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage.

Upon a failure of the mortgagor to perform any of these obligations, we would have the right under the mortgage to perform the obligation, with the mortgagor agreeing to reimburse us for any sums we expend on behalf of the mortgagor. All sums we expend become part of the indebtedness secured by the mortgage.

STATUTORY RIGHTS OF REDEMPTION

After a foreclosure sale pursuant to a mortgage, the borrower and foreclosed junior lienors may have a statutory period in which to redeem the property from the foreclosure sale. Redemption may be limited to where the mortgagee receives payment of all or the entire principal balance of the loan, accrued interest and expenses of foreclosure. The statutory right of redemption diminishes the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale. One remedy we may have is to avoid a post-sale redemption by waiving our right to a deficiency judgment. Consequently, as noted above, the practical effect of the redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION

We may acquire interests in mortgage loans which limit our recourse to foreclosure upon the security property, with no recourse against the borrower's other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower's assets in addition to the mortgaged property, we may confront statutory prohibitions which impose prohibitions against or limitations on this recourse. For example, the right of the mortgagee to obtain a deficiency judgment against the borrower may be precluded following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the security and the amount due to the lender. Other statutes require the mortgagee to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. We may elect, or be deemed to have elected, between exercising our remedies with respect to the security or the deficiency balance. The practical effect of this election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.

In Nevada, we can pursue a deficiency judgment against the borrower or a guarantor if the value of the property securing the loan is insufficient to pay back the debt owed to us. In jurisdictions like California, however, if we desire to seek a judgment in court against the borrower for the deficiency balance, we may be required to seek judicial foreclosure and/or have other security from the borrower. We would expect this to be a more prolonged procedure, and is subject to most of the delays and expenses that affect other lawsuits.

BANKRUPTCY LAWS

We may be subject to delays from statutory provisions that afford relief to debtors from our ability to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. Under the United States Bankruptcy Code of 1978, which we refer to as the Bankruptcy Code, and analogous state laws, foreclosure actions and deficiency judgment proceedings are automatically suspended upon the filing of the bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences in obtaining our remedy can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of the holder of a second mortgage may prevent the senior lender from taking action to foreclose out the junior lien.

Under the Bankruptcy Code, the amount and terms of a mortgage on property of the debtor may be modified under equitable principles or otherwise. Under the terms of an approved bankruptcy plan, the court may reduce the outstanding amount of the loan secured by the real property to the then current value of the property in tandem with a corresponding partial reduction of the amount of the lender's security interest. This leaves the lender having the status of a general unsecured creditor for the differences between the property value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which may result from a reduction in the rate of interest and/or the alteration of the repayment schedule, and/or change in the final maturity date. A court may approve a plan, based on the particular facts of the reorganization case that effected the curing of a mortgage loan default by paying arrearage over time. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor to de-accelerate a mortgage loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage or deed of trust may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the lender. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

ENFORCEABILITY OF CERTAIN PROVISIONS

         Due-On-Sale Provisions
         ----------------------

Federal law pre-empts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these claims in accordance with their terms. As a result, due-on-sale clauses are enforceable except in those states whose legislatures exercised their limited authority to regulate the enforceability of these clauses. Due-on-sale clauses will not be enforceable in bankruptcy proceedings.

         Acceleration on Default
         -----------------------

We may invest in mortgage loans which contain a debt-acceleration clause, which permits us to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of most states will enforce clauses providing for acceleration in the event of a material payment default after we give appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage when an acceleration of the indebtedness would be inequitable or unjust. Furthermore, a borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorney's fees incurred by the lender in collecting these defaulted payments.

State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of installment contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearage or otherwise permit reinstatement of the contract following a default. If a borrower under an installment contract has significant equity in the property, a court may apply equitable principles to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

         Prepayment Provisions
         ---------------------

In the absence of state statutory provisions prohibiting prepayment fees, we expect that the courts will enforce claims requiring prepayment fees. However, in some states prepayment fees may be unenforceable for residential loans or after a mortgage loan has been outstanding for a number of years. Applicable law may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of month's interest on the prepaid amount. We may have to contend with laws that render prepayment provisions on default or other involuntary acceleration of a mortgage loan unenforceable against the mortgagor or trustor. Some state statutory provisions may also treat prepayment fees as usurious if they exceed statutory limits. We anticipate that our loans will not have prepayment provisions.

         Secondary Financing: Due-on-Encumbrance Provisions
         --------------------------------------------------

Some mortgage loans may have no restrictions on secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. We are more likely to invest in mortgage loans that permit us, as first lender, to accelerate the maturity of a loan if the borrower grants a second mortgage or in mortgage loans that require our consent to any junior or substitute financing.

Where a borrower encumbers the mortgaged property with one or more junior liens, the first lender is subjected to the following additional risks:

         o the borrower may have difficulty servicing and repaying multiple loans;

         o acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender;

         o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and even prevent the taking of action by the senior lender; and

         o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

We expect that our loans will prohibit junior mortgages and intend to monitor our loans closely so that we will know when a junior lien holder acquires an interest in the security property.

APPLICABILITY OF USURY LAWS

State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of points and fees as interest, but may exclude payments in the form of reimbursement of foreclosure expenses or other charges found to be distinct from interest. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. Under a second, more severe type of statute, a violation of the usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the lender from foreclosing.

Neither Nevada nor Oregon law applies limitations on interest that may be charged on the types of real estate secured loans that we intend to invest in or purchase. In California, we will only invest in loans that were arranged or made by Pontes Financial Group, Ltd. or other real estate brokers licensed by the California Department of Real Estate. Mortgage loans made or arranged by a licensed real estate broker are exempt from the California usury law provisions that restrict the maximum rate of interest on California loans.

                               REPORTS TO MEMBERS

Pursuant to applicable state guidelines and the undertakings we have made to the Securities and Exchange Commission in our filings, we will be required to deliver certain reports to our members and make various filings with the Securities and Exchange Commission. These reports and filings are described in this section.

Within 75 days after the close of our fiscal year, the Manager will prepare and distribute to you all the information about us you need to prepare your federal income tax return.

Copies of the financial statements and reports referred to above, other than those delivered for purposes of your income tax return, shall be distributed to you within 120 days after the close of each taxable year. The materials delivered to you annually will include:

         o audited financial statements: balance sheet, statements of income or loss, members' equity, and cash flow;

         o a statement as to any transactions between us and the Manager or its affiliates, and of the fees, commissions, compensation and other benefits paid by us or accrued to the Manager or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the respective services performed; and

         o    a report identifying distributions from:

              1.   cash flow from operations during that year,

              2. cash flow from operations of prior years that had been held as reserves,

              3. proceeds from capital transactions, lease payments on net leases with builders and sellers, and

              4. reserves from the gross proceeds of the Offering originally obtained from our members.

We will also provide you with the information required by Form 10-Q within 45 days of the end of each fiscal quarter.

Because the Securities and Exchange Commission has declared effective the Registration Statement of which this prospectus is a part, we have become subject to the reporting requirements of the Securities Exchange Act of 1934. This means that we will be required to file periodic reports, including quarterly reports within 45 days after the end of each fiscal quarter and annual reports within 90 days of the end of each fiscal year. Such reports will be prepared, at our expense, by Pontes Financial Group, Ltd., under the supervision of the Manager. These reports contain financial information and an analysis of our business for that quarter or year, including comparisons with prior performance, as well as additional disclosure in the annual reports. The holders of over 5% of our units will be required to file reports reflecting their levels of unit ownership. Furthermore, for so long as the proceeds of this offering are not fully committed or returned to investors, the Manager will prepare a special report containing a statement of the amount of the mortgage loans in which we have invested, the material terms of these loans, the identity of the borrower and the real property securing the mortgage loans and the appraised values of that real property. This report may be included in the quarterly report described above. We will send you copies of the report within sixty (60) days after the end of each quarter. The Manager will not prepare a special report during quarters when there are no mortgage loans or placement or evaluation fees.

                                 PRIVACY POLICY

COLLECTION OF INVESTOR INFORMATION

We collect nonpublic personal information about you from the following sources:

         o Subscription Agreements, Trust Agreements and other forms, which may include your name, address, telephone number, birth date, occupation, marital status, citizenship and certain personal financial information;

         o Account History, including information about the transactions and balances in your account; and

         o Correspondence, including written, telephonic or electronic between you or service providers to us.

DISCLOSURE OF INVESTOR INFORMATION

         o    Your privacy will be protected at all times.

         o We will only disclose information about you to outside companies that either we have retained to provide services to you, such as the mailing of your account statements, or have been retained by you, such as a custodian/trustee of your IRA or retirement plan or as an investment advisor.

SECURITY OF CLIENT INFORMATION

         o We will continue to maintain security standards and procedures designed to protect your account information. In addition, we will continue to test and update our technology to ensure we provide the fullest degree of information protection; and

         o We will maintain policies and procedures designed to assure only appropriate access to, and use of information about our clients.

We will adhere to the policies and practices described above regardless of whether you are a current or former investor of ours.

                              PLAN OF DISTRIBUTION

We and our selling agent and underwriter Rice Pontes Capital, Inc. (not affiliated with Steven Pontes or Pontes Financial Group, Ltd.) are using this prospectus to offer units to the public on our behalf. Rice Pontes Capital, Inc. is an NASD member and registered with the SEC. Steven Pontes, General Manager of our Manager, on our behalf, where he may legally do so, will participate in the offer of units. He will not receive any compensation for such sales. Pontes Financial Group, Ltd. will pay Rice Pontes Capital, Inc. 2.0% of the gross proceeds of the sale of units it sells using its own sales efforts entirely, plus an annual commission equal to1/4of 1% of those same gross proceeds for each year of our operation that those same units continue to be held by the original subscribers for these units, or by their heirs, as a fee for selling the units. We will not reimburse Pontes Financial Group, Ltd. for such commissions in connection with this offering. No other securities broker-dealer will participate in our offering.

The Manager will be reviewing subscription applications as they are received. Sales of units may not be completed by us until at least 5 business days after the date you have received this prospectus, and the Manager will send each investor a confirmation of purchase within 5 days after the subscription agreement is received by us. The Manager will indicate our acceptance of your subscription agreement by countersigning it and indicating the number of units we will issue. You will have no right to revoke your subscription once it has been accepted. We will place all proceeds from the sale of units in a segregated escrow account until at least 500,000 units have been sold to non-affiliates, meeting our subscription requirements. The escrow account will be with Capitol City Escrow, Inc., a California licensed escrow company, whose address is 3838 Walt Avenue, Suite F-610, Sacramento, CA 95021. We have entered into an escrow agreement with Capitol City Escrow, which you can find as an exhibit to our registration statement.

If we sell 500,000 units to non-affiliates on or before ____________, 2003, which is 60 days from the date of this prospectus, the escrow account will be closed and the proceeds, together with amounts earned as interest on those proceeds, will be delivered to us and investors in the Fund will be admitted as members of the Fund. If we have not sold 500,000 units to non-affiliates on or before _____________, 2002, Capitol City Escrow will promptly return to all investors the amounts they have paid to buy units, with any interest that has been earned by the Escrow Account. We will then stop selling units and the subscription agreements will be cancelled, regardless or whether or not previously accepted.

If we sell 500,000 units to non-affiliates on or before _____________, 2003, we will continue to sell units to the public through Rice Pontes Capital, Inc. and the Manager, where permitted. We will seek to sell a total of 5,000,000 units for $50,000,000, which does not include units to be issued under our distribution reinvestment plan. We may sell units through __________, 2004, or we may decide to end the offering. In certain states where the offering will be made, we may not be allowed to extend the offering beyond one year unless we have the permission of the appropriate state agency.

As there is no established public trading market and no comparable securities for reference purposes, our unit price was determined arbitrarily by the Manager.

If you want to purchase units, you should complete the subscription agreement, which you can find at Exhibit B to this prospectus and which will be provided by the person that offered you the units. You should return the subscription agreement and full payment for the units being purchased to that person, who will tell you whether to make your payment to Capitol City Escrow, Inc., as Escrow Agent or, to the Fund. You may obtain additional copies of the subscription agreement from the Manager or Rice Pontes Capital, Inc., whose address is 2570 San Ramon Valley Road, Suite A201, San Ramon, CA 94583, telephone number (925) 242-0771.

By submitting the signed subscription agreement with payment for the purchase of units, you:

         o    agree to be bound by the operating agreement;

         o grant a special and limited power of attorney to MFP Management LLC; and

         o represent and warrant that you meet the relevant standards specified in the subscription agreement and are eligible to purchase units.

Neither Rice Pontes Capital, Inc. nor the Manager will permit sales to discretionary accounts without prior specific written approval of the owner of the account.

                                  LEGAL MATTERS

The legality under California law of the Fund and the units being offered has been passed upon for the Fund by Whitehead, Porter & Gordon LLP, San Francisco, California, legal counsel for the Fund. Tax counsel for the Fund is Wendel, Rosen, Black & Dean, LLP, Oakland, California.

                                     EXPERTS

Vocker Kristofferson and Co. has audited our financial statements for the period from March 9, 2001 (date of inception) through December 31, 2001, and February 18, 2002. These financial statements are included in this prospectus and in the registration statement of which this prospectus forms a part. We include Vocker Kristofferson and Co.'s report here and elsewhere in this registration statement. We rely on Vocker Kristofferson and Co. as experts in auditing and on the Vocker Kristofferson and Co. report for the financial statements we include here.

Vocker Kristofferson and Co. has also audited the financial statements of MFP Management LLC as of December 31, 2001 and February 28, 2002. We rely on Vocker Kristofferson and Co. as experts in auditing and on the report of Vocker Kristofferson and Co. for the financial statements included here.

The financial statements of MFP Management LLC in this prospectus are separate from those of the Fund, and do not reflect the financial condition of the Fund. You will not be acquiring any interest in MFP Management LLC by an investment in the Fund. MFP Management LLC is not liable for any debt, obligation, or liability of the Fund solely by reason of being the Manager.

                              AVAILABLE INFORMATION

This prospectus does not contain all the information in the Registration Statement on Form SB-2 (No. 333-98337) and accompanying exhibits which we have filed with the Securities and Exchange Commission (the Commission) under the Securities Act of 1933. Additionally, we will become subject to the reporting requirements of the Securities and Exchange Act of 1934 and, consequently, will file annual and quarterly reports and other information with the Commission. Copies of the Registration Statement on Form SB-2 and all amendments thereto and other reports and information filed by us can be inspected and copied at the public reference facilities (phone number (800) SEC-0330) maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of that material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information for registrants that file electronically with the Commission. The address of this site is http://www.sec.gov.

As required by the Commission in connection with real estate related offerings on Form SB-2, we have also undertaken to provide you directly with the financial statements required by Form 10-K for the first full year of operations of the Fund and to file with the Commission sticker supplements to this prospectus during the distribution period.

You will also be able to review our filing on Form 8-K that we will file after the end of the distribution period. This report will contain additional financial statements and information required under the Securities Exchange Act for purchases made after the end of the distribution period involving the use of 10 percent or more, on a cumulative basis, of the net proceeds of the offering. We will also provide the information contained in this report to the members at least once each quarter after the distribution period of the offering has ended.


                                    INDEX TO FINANCIAL STATEMENTS


YOSEMITE MORTGAGE FUND II, LLC
     INDEPENDENT ACCOUNTANT'S REVIEW REPORT November 12, 2002...................................F-2
     BALANCE SHEET October 31, 2002.............................................................F-3
     STATEMENT OF MEMBERS' EQUITY October 31, 2002..............................................F-4
     INDEPENDENT AUDITOR'S REPORT May 3, 2002...................................................F-7
     BALANCE SHEETS December 31, 2001 and February 28, 2002.....................................F-8
     STATEMENT OF MEMBERS' EQUITY December 31, 2001 and February 28, 2002.......................F-9
MFP MANAGEMENT LLC
     MFP MANAGEMENT LLC........................................................................F-12
     INDEPENDENT ACCOUNTANT'S REVIEW REPORT November 21, 2002..................................F-13
     BALANCE SHEET October 31, 2002............................................................F-14
     STATEMENT OF INCOME AND CHANGE IN MEMBERS' EQUITY October 31, 2002........................F-15
     STATEMENT OF CASH FLOWS October 31, 2002..................................................F-16
     INDEPENDENT AUDITOR'S REPORT May 23, 2002.................................................F-19
     BALANCE SHEETS December 31, 2001 and February 28, 2002....................................F-20
     STATEMENT OF OPERATIONS December 31, 2002 and February 28, 2002...........................F-21
     STATEMENT OF MEMBERS' EQUITY December 31, 2001 and February 28, 2002......................F-22
     STATEMENT OF CASH FLOWS December 31, 2001 and February 28, 2002...........................F-23

                     INDEPENDENT ACCOUNTANT'S REVIEW REPORT




To the Members
Yosemite Mortgage Fund II, LLC

We have reviewed the accompanying balance sheet of Yosemite Mortgage Fund II, LLC (A California Development Stage Limited Liability Company), as of October 31, 2002, and the related statement of members' equity for the ten months ended October 31, 2002 and for the period from March 19, 2001 (inception), to October 31, 2002, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Yosemite Mortgage Fund II, LLC.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

There are no activities for the presentation of the statements of income and cash flows for the ten months ended October 31, 2002, and for the period from March 19, 2001 (inception), to October 31, 2002.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.



/s/ Vocker Kristofferson and Co.
November 12, 2002
San Mateo, California

                         YOSEMITE MORTGAGE FUND II, LLC
                 (A DEVELOPMENT STAGE LIMITED LIABILITY COMPANY)
                                  BALANCE SHEET
                                OCTOBER 31, 2002

                                     ASSETS

CURRENT ASSETS:
         Cash                                                          $  1,000
                                                                       ---------
                  Total Current Assets                                    1,000
                                                                       ---------

OTHER ASSETS:
         Deferred offering costs (Note 3)                               354,610
                                                                       ---------
                  Total Other Assets                                    354,610
                                                                       ---------

                           Total Assets                                $355,610
                                                                       =========

                        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
         Due to affiliate (Note 3)                                     $354,610
                                                                       ---------
                  Total Current liabilities                             354,610
                                                                       ---------

                           Total liabilities                            261,182
                                                                       ---------

MEMBERS' EQUITY:
         Initial Member                                                   1,000
                                                                       ---------
                  Total Members' Equity                                   1,000
                                                                       ---------

                           Total Liabilities and Members' Equity       $355,610
                                                                       =========

             See accompanying notes and accountant's review report.

                         YOSEMITE MORTGAGE FUND II, LLC
                 (A DEVELOPMENT STAGE LIMITED LIABILITY COMPANY)
                          STATEMENT OF MEMBERS' EQUITY
                  FOR THE TEN MONTHS ENDED OCTOBER 31, 2002 AND
     THE PERIOD FROM MARCH 19, 2001 (DATE OF INCEPTION), TO OCTOBER 31, 2002

Initial Member:
         Contributions                                                 $  1,000
         Net Income                                                          --
                                                                       ---------
                  Balance, end of period                                  1,000
                                                                       ---------

                           Total Members' Equity                       $  1,000
                                                                       =========



             See accompanying notes and accountant's review report.

                         YOSEMITE MORTGAGE FUND II, LLC
                 (A DEVELOPMENT STAGE LIMITED LIABILITY COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                  (SEE ACCOMPANYING ACCOUNTANT'S REVIEW REPORT)


NOTE 1 - NATURE OF OPERATIONS AND DEVELOPMENT STAGE OPERATIONS

Yosemite Mortgage Fund II, LLC (the "Company") is a development stage company formed on March 19, 2001 under the California Beverly-Killea Limited Liability Company Act (the "Act"), to conduct any lawful business for which a limited liability company may be organized under the Act, including investment of the Company's cash and the purchase and sale of notes, mortgages and deeds of trust, secured by interests in real estate.

The Company's operating agreement provides that the term of the Company shall continue until December 31, 2021, unless terminated earlier.

The Manager is MFP Management LLC (a California limited liability company) formed on May 14, 2001 under the Act and is engaged in business as an investor in real estate secured loans. MFP Management LLC is an affiliate of Pontes Financial Group, Ltd. a California corporation, and Steven M. Pontes, General Manager of MFP Management LLC.

For the ten months ended October 31, 2002, the Company has not commenced its planned operations and the only transactions were non-cash deferred offering costs which were paid by Pontes Financial Group, Ltd. on behalf of the Company.

The fiscal year end of the Company is December 31.

The Profit or Loss of the Company is allocated to the Members in proportion to their respective Percentage Interest. The Manager is required to allocate to the Members all Profits and Losses realized by the Company during any month as of the close of business on the last day of each calendar month, in accordance with their respective Interests and in proportion to the number of days during the month that they owned the Interest.

The Manager and its Affiliates are entitled to receive fees, compensation and expense reimbursements from the Company, such as Management Fee, Company Expenses, Promotional Interest, Property Management Fee, and Real Estate Brokerage Commissions.

The Manager is entitled to receive from the Company a Management Fee payable monthly, in amounts determined by the Manager from time to time, up to a maximum of three-quarters of one percent (0.75%) per annum of the Base Amount. For any portion of the Capital Contributions not included in the Base Amount, the Management Fee shall not exceed 0.5% per annum.

The Manager is entitled to receive a Promotional Interest in the Company, as an additional Management Fee, that is equal to twenty-five percent (25%) of the amount of Cash Available for Distributions that exceeds twelve percent (12%) of Capital Contributions, for each and every Fiscal Year of the Partnership on a non-cumulative basis.

If the Manager or an Affiliate performs property management services with respect to a foreclosed residential property, the maximum Property Management Fee, including all rent-up, leasing, and re-leasing fees and bonuses, and leasing related services paid to any Person, shall be five percent (5%) of the gross revenues from such property. For individual and commercial property, the maximum Property Management Fee from such leases shall be six percent (6%) of the gross revenues where the Manager or its Affiliates includes leasing, re-leasing, and leasing-related services. Conversely, the maximum Property Management Fee from such leases shall be three percent (3%) of the gross revenues where the Manager or its Affiliates do not perform leasing, re-leasing, and leasing-related services with respect to the property. For industrial and commercial properties which are leased on a long-term basis, the maximum Property Management Fee from such leases shall be one percent (1%) of the gross revenues, except for a one-time initial leasing fee of three percent (3%) of the gross revenues on each lease payable over the first five full years of the original term of the lease.

The total compensation paid to all Persons for the sale of a property held by the Company as a result of a foreclosure shall be limited to a competitive real estate commission, not to exceed six percent (6%) of the contract price for the sale of the property.

All capitalized items used in this Note 1 are defined in the Company's operating agreement.

                         YOSEMITE MORTGAGE FUND II, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                  (SEE ACCOMPANYING ACCOUNTANT'S REVIEW REPORT)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Management estimates
--------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income taxes
------------

The Company is treated as a partnership for federal and California income tax purposes. Consequently, all tax effects of the Company's income or loss are passed through to the members individually, and no federal or California income taxes are provided for in the financial statements of the Company. The Company pays an annual California tax of $800 and an annual California LLC fee based upon its annual gross receipts.

Revenue recognition
-------------------

Interest is recognized as revenue when earned according to the terms of the loan.

Loans secured by trust deeds
----------------------------

Loans secured by trust deeds will be selected by the Manager and originated by or through Pontes Financial Group, Ltd., a California licensed real estate broker corporation, and will be recorded at cost. Interest income on loans will be accrued by the simple interest method. The Company will not recognize interest income on loans once they are determined to be impaired until the interest is collected in cash. A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement and a specific reserve has been recorded. Cash receipts will be allocated to interest income, except when such payments are specifically designated as principal reduction or when management does not believe the Company's investment in the loan is fully recoverable.

NOTE 3 - RELATED PARTY TRANSACTIONS

Due to Affiliate
----------------

Pontes Financial Group, Ltd., the Initial Member, has advanced offering costs on behalf of the Company and is entitled to receive reimbursement from the Company. Outstanding offering costs payable to Pontes Financial Group, Ltd. as of October 31, 2002 was $354,610. The Company intends to repay these funds to Pontes Financial Group, Ltd. if and when a minimum of $5,000,000 in gross offering proceeds are obtained.

                          INDEPENDENT AUDITOR'S REPORT




To the Members
Yosemite Mortgage Fund II, LLC

We have audited the accompanying balance sheets of Yosemite Mortgage Fund II, LLC (A Development Stage Company), as of December 31, 2001 and February 28, 2002, and the related statements of members' equity for the period from March 19, 2001 (date of inception) through December 31, 2001 and the two months ended February 28, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

There are no activities for the presentation of the statements of income and cash flows for the period from March 19, 2001 (date of inception) through December 31, 2001 and the two months ended February 28, 2002.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of Yosemite Mortgage Fund II, LLC, as of December 31, 2001 and February 28, 2002, in conformity with accounting principles generally accepted in the United States of America.



/s/ Vocker Kristofferson and Co.
May 3, 2002
San Mateo, California

                         YOSEMITE MORTGAGE FUND II, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS

                                     ASSETS

                                                      December 31,  February 28,
                                                          2001          2002
                                                      -----------   -----------

CURRENT ASSETS:
    Cash                                              $       --    $    1,000
                                                      -----------   -----------
       Total Current Assets                                   --         1,000
                                                      -----------   -----------

OTHER ASSETS:
    Deferred offering costs (Note 3)                     197,232       216,533
                                                      -----------   -----------
       Total Other Assets                                197,232       216,533
                                                      -----------   -----------

          Total Assets                                $  197,232    $  217,533
                                                      ===========   ===========

                        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
    Due to affiliate (Note 3)                         $  197,232    $  216,533
                                                      ----------    ----------
       Total Current liabilities                         197,232       216,533
                                                      ----------    ----------

          Total liabilities                              197,232       216,533
                                                      ----------    ----------

MEMBERS' EQUITY:
    Initial Member                                            --         1,000
                                                      ----------    ----------
       Total Members' Equity                                  --         1,000
                                                      ----------    ----------

          Total Liabilities and Members' Equity       $  197,232    $  217,533
                                                      ==========    ==========

                 See accompanying notes to financial statements.

                         YOSEMITE MORTGAGE FUND II, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                          STATEMENTS OF MEMBERS' EQUITY
         FOR THE PERIOD FROM MARCH 19, 2001 (DATE OF INCEPTION) THROUGH
          DECEMBER 31, 2001 AND THE TWO MONTHS ENDED FEBRUARY 28, 2002

                                                               Two months ended
                                                  2001        February 28, 2002
                                               ---------      -----------------
Initial Member:
     Balance, beginning of period              $     --         $       --
     Contributions                                   --              1,000
                                               ---------        -----------

        Balance, end of period                       --              1,000
                                               ---------        -----------

           Total Members' Equity               $     --         $    1,000
                                               =========        ===========

                 See accompanying notes to financial statements.

                         YOSEMITE MORTGAGE FUND II, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - NATURE OF OPERATIONS

Yosemite Mortgage Fund II, LLC (the "Company") is a development stage company formed on March 19, 2001 under the California Beverly-Killea Limited Liability Company Act (the "Act"), to conduct any lawful business for which a limited liability company may be organized under the Act, including investment of the Company's cash and the purchase and sale of notes, mortgages and deeds of trust, secured by interests in real estate.

The Company's operating agreement provides that the term of the Company shall continue until December 31, 2021, unless terminated earlier.

The Manager is MFP Management LLC (a California limited liability company) formed on May 14, 2001 under The Act and is engaged in business as an investor in real estate secured loans. MFP Management LLC is an affiliate of Pontes Financial Group, Ltd. a California corporation, and Steven M. Pontes, General Manager of MFP Management LLC.

For the period from March 19, 2001 (date of inception) through February 28, 2002, the Company has not commenced its planned operations and the only transactions were non-cash deferred offering costs which were paid by Pontes Financial Group, Ltd. on behalf of the Company.

The fiscal year end of the Company is December 31.

The Profit or Loss of the Company is allocated to the Members in proportion to their respective Percentage Interest. The Manager is required to allocate to the Members all Profits and Losses realized by the Company during any month as of the close of business on the last day of each calendar month, in accordance with their respective Interests and in proportion to the number of days during the month that they owned the Interest.

The Manager and its Affiliates are entitled to receive fees, compensation and expense reimbursements from the Company, such as Management Fee, Company Expenses, Promotional Interest, Property Management Fee, and Real Estate Brokerage Commissions.

The Manager is entitled to receive from the Company a Management Fee payable monthly, in amounts determined by the Manager from time to time, up to a maximum of three-quarters of one percent (0.75%) per annum of the Base Amount. For any portion of the Capital Contributions not included in the Base Amount, the Management Fee shall not exceed 0.5% per annum.

The Manager is entitled to receive a Promotional Interest in the Company, as an additional Management Fee, that is equal to twenty-five percent (25%) of the amount of Cash Available for Distributions that exceeds twelve percent (12%) of Capital Contributions, for each and every Fiscal Year of the Partnership on a non-cumulative basis.

If the Manager or an Affiliate performs property management services with respect to a foreclosed residential property, the maximum Property In Management Fee, including all rent-up, leasing, and re-leasing fees and bonuses, and leasing related services paid to any Person, shall be five percent (5%) of the gross revenues from such property. For individual and commercial property, the maximum Property Management Fee from such leases shall be six percent (6%) of the gross revenues where the Manager of its Affiliates includes leasing, re-leasing, and leasing-related services. Conversely, the maximum Property Management Fee from such leases shall be three percent (3%) of the gross revenues where the Manager or its Affiliates do not perform leasing, re-leasing, and leasing-related services with respect to the property. For industrial and commercial properties which are leased on a long-term basis, the maximum Property Management Fee from such leases shall be one percent (1%) of the gross revenues, except for a one-time initial leasing fee of three percent (3%) of the gross revenues on each lease payable over the first five full years of the original term of the lease.

The total compensation paid to all Persons for the sale of a property held by the Company as a result of a foreclosure shall be limited to a competitive real estate commission, not to exceed six percent (6%) of the contract price for the sale of the property.

All capitalized items used in this Note 1 are defined in the Company's operating agreement.

                         YOSEMITE MORTGAGE FUND II, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Management estimates
--------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income taxes
------------

The Company is treated as a partnership for federal and California income tax purposes. Consequently, all tax effects of the Company's income or loss are passed through to the members individually, and no federal or California income taxes are provided for in the financial statements of the Company. The Company pays an annual California tax of $800 and an annual California LLC fee based upon its annual gross receipts.

Revenue recognition
-------------------

Interest is recognized as revenue when earned according to the terms of the loan.

Loans secured by trust deeds
----------------------------

Loans secured by trust deeds will be selected by the Manager and originated by or through Pontes Financial Group, Ltd., a California licensed real estate broker corporation, and will be recorded at cost. Interest income on loans will be accrued by the simple interest method. The Company will not recognize interest income on loans once they are determined to be impaired until the interest is collected in cash. A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement and a specific reserve has been recorded. Cash receipts will be allocated to interest income, except when such payments are specifically designated as principal reduction or when management does not believe the Company's investment in the loan is fully recoverable.

NOTE 3 - RELATED PARTY TRANSACTIONS

Due to Affiliate
----------------

Pontes Financial Group, Ltd., the Initial Member, has advanced offering costs on behalf of the Company and is entitled to receive reimbursement from the Company. Outstanding offering costs payable to Pontes Financial Group, Ltd. as of December 31, 2001 and February 28, 2002 were $197,232 and $216,533 respectively. The Company intends to repay these funds to Pontes Financial Group, Ltd. if and when a minimum of $5,000,000 in gross offering proceeds are obtained.

                               MFP MANAGEMENT LLC




         The financial statements of MFP Management LLC included in this prospectus are separate from those of Yosemite Mortgage Fund II, LLC, and do not reflect its financial condition. Investors in Yosemite Mortgage Fund II, LLC will not be acquiring any interest in MFP Management LLC, and it is not liable for any debt, obligation, or liability of Yosemite Mortgage Fund II, LLC solely by reason of being its Manager.

                     INDEPENDENT ACCOUNTANT'S REVIEW REPORT




To the Members
MFP Management LLC

We have reviewed the accompanying balance sheet of MFP Management LLC (A California Development Stage Limited Liability Company), as of October 31, 2002, and the related statements of income, members' equity, and cash flows for the ten months ended October 31, 2002 and for the period from May 14, 2001 (inception), to October 31, 2002, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of MFP Management LLC.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.



/s/ Vocker Kristofferson and Co.
November 21, 2002
San Mateo, California

                               MFP MANAGEMENT LLC
                 (A DEVELOPMENT STAGE LIMITED LIABILITY COMPANY)
                                  BALANCE SHEET
                                OCTOBER 31, 2002

                                     ASSETS

CURRENT ASSETS:
         Cash                                                         $  597,768
         Interest receivable                                               4,595
         Loans receivable (Note 4)                                       450,000
                                                                      ----------
                  Total Current Assets                                 1,052,363
                                                                      ----------
                           Total Assets                               $1,052,363
                                                                      ==========

                        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
         Due to affiliate (Note 3)                                    $    8,755
                                                                      ----------
                  Total Current liabilities                                8,755
                                                                      ----------
                          Total liabilities                                8,755
                                                                      ----------

MEMBERS' EQUITY:
         Members                                                       1,043,608
                                                                      ----------
                  Total Members' Equity                                1,043,608
                                                                      ----------
                           Total Liabilities and Members' Equity      $1,052,363
                                                                      ==========

                 See accompanying notes to financial statements.

                               MFP MANAGEMENT LLC
                 (A DEVELOPMENT STAGE LIMITED LIABILITY COMPANY)
               STATEMENT OF INCOME AND CHANGES IN MEMBERS' EQUITY
            FOR THE TEN MONTHS ENDED OCTOBER 31, 2002, AND THE PERIOD
           FROM MAY 14, 2001 (DATE OF INCEPTION), TO OCTOBER 31, 2002

                                                      Ten Months    May 14, 2001
                                                         Ended    (Inception) to
                                                      October 31,    October 31,
                                                         2002           2002
                                                      -----------    -----------
INCOME:
         Interest on loan receivable                  $   30,832     $   30,832
         Other interest                                    8,277         12,766
         Commission Income                                 8,000          8,000
         Other Income                                      3,795          3,795
                                                      -----------    -----------
                  Total Income                            50,904         55,393
                                                      -----------    -----------

EXPENSES:
         Accounting                                        5,497          6,497
         Bank service charges                                 --             83
         California LLC fees and taxes                       800          1,600
         Legal fees                                           --          2,550
         Miscellaneous                                        65             65
         Service fees                                        990            990
                                                      -----------    -----------
                  Total Expenses                           7,352         11,785
                                                      -----------    -----------
                           Net Income                     43,552         43,608

MEMBERS' EQUITY:
         Beginning of the period                       1,000,056             --
         Contributions                                        --      1,000,000
                                                      -----------    -----------

         Ending of period                             $1,043,608     $1,043,608
                                                      ===========    ===========

             See accompanying notes and accountant's review report.


                                    MFP MANAGEMENT LLC
                      (A DEVELOPMENT STAGE LIMITED LIABILITY COMPANY)
                                  STATEMENT OF CASH FLOWS
                 FOR THE TEN MONTHS ENDED OCTOBER 31, 2002, AND THE PERIOD
                FROM MAY 14, 2001 (DATE OF INCEPTION), TO OCTOBER 31, 2002

                                                               Ten Months    May 14, 2001
                                                                 Ended      (Inception) to
                                                              October 31,    October 31,
                                                                  2002           2002
                                                              ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
         Net income                                           $    43,552    $    43,608
         Adjustments to reconcile net income to
            net cash provided by operating activities:
                  Increase in interest receivable                  (4,595)        (4,595)
                  Increase in due to affiliate                      4,405          8,755
                                                              ------------   ------------
                           Total adjustments                         (190)         4,160
                                                              ------------   ------------

                  Net Cash Provided by Operating Activities        43,362         47,768
                                                              ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
         Issuance of loans receivable                            (450,000)      (450,000)
                                                              ------------   ------------
                  Net Cash Used by Investing Activities          (450,000)      (450,000)
                                                              ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
         Issuance of loans receivable                                  --      1,000,000
                                                              ------------   ------------
                  Net Cash Provided by Financing Activities            --      1,000,000
                                                              ------------   ------------

         Net Decrease in Cash                                    (406,638)       597,768

CASH AND TEMPORARY INVESTMENTS:
         Beginning of the Period                                1,004,406             --
                                                              ------------   ------------

                  End of Period                               $   597,768    $   597,768
                                                              ============   ============


                  See accompanying notes and accountant's review report.

                               MFP MANAGEMENT LLC
                 (A DEVELOPMENT STAGE LIMITED LIABILITY COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                  (SEE ACCOMPANYING ACCOUNTANT'S REVIEW REPORT)


NOTE 1 - NATURE OF OPERATIONS AND DEVELOPMENT STAGE OPERATIONS

MFP Management LLC (the "Company") is a development stage company formed on May 14, 2001 under the California Beverly-Killea Limited Liability Company Act (the "Act"), to be the Manager of Yosemite Mortgage Fund II, LLC, a California limited liability company, and to conduct any other lawful business for which a limited liability company may be organized under the Act, including investment of the Company's cash and the purchase and sale of notes, mortgages and deeds of trust, secured by interests in real estate.

The Company's operating agreement provides that the term of the Company shall continue until January 1, 2022, unless terminated earlier.

The Company's sole manager is Steven M. Pontes, an individual person, designated in the Company's operating agreement as the General Manager. Steven M. Pontes is trustee of a family trust, which is also an Interest Holder and Member of the Company. The General Manager is entitled to receive annual cash compensation in consideration of his services to the Company in that capacity, equal to fifty percent (50%) of the amount by which the Profit of the Company for each taxable year exceeds fifteen percent (15%) of the total Contributions.

The Profit or Loss of the Company, other than from Capital Transactions, is allocated to the Interest Holders in proportion to their respective Percentage Interest. Cash Flow for each taxable year is distributed to the Interest Holders in accordance with their Percentage Interests no later than seventy-five (75) days after the end of the taxable year. The General Manager is required to distribute Cash Flow equal to nine percent (9%) of the Contributions for each taxable year in which Cash Flow is at least equal to that amount, and has the discretion to retain any additional Cash Flow for that taxable year for investment or as contingency reserves.

The fiscal year end of the Company is December 31.

All capitalized items used in this Note 1 are defined in the Company's operating agreement.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting
-------------------

The financial statements of the Organization have been prepared on the accrual basis of accounting and accordingly reflect all significant receivables, payables, and other liabilities.

Income taxes
------------

The Company is treated as a partnership for federal and California income tax purposes. Consequently, all tax effects of the Company's income or loss are passed through to the members individually, and no federal or California income taxes are provided for in the financial statements of the Company. The Company pays an annual California tax of $800 and an annual California LLC fee based upon its annual gross receipts.

NOTE 3 - RELATED PARTY TRANSACTIONS

Due to Affiliate
----------------

Pontes Financial Group, Ltd., an affiliate of the General Manager, paid certain expenses on behalf of the Company. The Company will reimburse Pontes Financial Group, Ltd. based upon invoices received from Pontes Financial Group, Ltd. Outstanding expense payable to Pontes Financial Group, Ltd. as of October 31, 2002 was $8,755.

                               MFP MANAGEMENT LLC
                 (A DEVELOPMENT STAGE LIMITED LIABILITY COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                  (SEE ACCOMPANYING ACCOUNTANT'S REVIEW REPORT)


NOTE 4 - LOANS RECEIVABLE

All loans receivable are secured by deeds of trust and ownership of some loans is partially shared with related parties. Currently, there are no defaults on these loans. Loans receivable as of October 31, 2002 consist of the following:

Loan #3106, due in monthly installments of $11,500
of interest only at 12.00%. The principal balance in
the amount of $1,150,000 is due in February 2003. The
Company owns 17.39% of this loan.                                   $   200,000

Loan #3113, due in monthly installments of $3,000 of
interest only at 12.00%. The principal balance in the
amount of $300,000 is due in May 2003. The Company
owns 50% of this loan.                                                  150,000

Loan #3120, due in monthly installments of $1,229 of
interest only at 14.75%. The principal balance in the
amount of $100,000 is due in October 2003. The
Company owns 100% of this loan.                                         100,000
                                                                     -----------
                    Total Current Portion                            $  450,000
                                                                     ===========

                          INDEPENDENT AUDITOR'S REPORT




To the Members
MFP Management LLC

We have audited the accompanying balance sheets of MFP Management LLC (A Development Stage Company), as of December 31, 2001 and February 28, 2002, and the related statements of operations, members' equity and cash flows for the period from May 14, 2001 (date of inception) through December 31, 2001 and the two months ended February 28, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MFP Management LLC, as of December 31, 2001 and February 28, 2002, and the results of its operations and its cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ Vocker Kristofferson and Co.
May 3, 2002
San Mateo, California

                               MFP MANAGEMENT LLC
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS

                                     ASSETS

                                                   December 31,     February 28,
                                                       2001             2002
                                                   -----------      -----------

CURRENT ASSETS:
    Cash                                           $1,004,406       $  806,792
    Interest receivable                                    --            1,841
    Loan receivable (Note 4)                               --          200,000
                                                   -----------      -----------
       Total Current Assets                         1,004,406        1,008,633
                                                   -----------      -----------

          Total Assets                             $1,004,406       $1,008,633
                                                   ===========      ===========

                        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
    Due to affiliate (Note 3)                      $    4,350       $    4,350
                                                   -----------      -----------
       Total Current Liabilities                        4,350            4,350
                                                   -----------      -----------

          Total Liabilities                             4,350            4,350
                                                   -----------      -----------

MEMBERS' EQUITY:
    Members                                         1,000,056        1,004,283
                                                   -----------      -----------
       Total Members' Equity                        1,000,056        1,004,283
                                                   -----------      -----------

          Total Liabilities and Members' Equity    $1,004,406       $1,008,633
                                                   ===========      ===========

                 See accompanying notes to financial statements.

                               MFP MANAGEMENT LLC
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
          FOR THE PERIOD FROM MAY 14, 2001 (DATE OF INCEPTION) THROUGH
          DECEMBER 31, 2001 AND THE TWO MONTHS ENDED FEBRUARY 28, 2002

                                                              Two months ended
                                                  2001        February 28, 2002
                                              -----------     -----------------
INCOME:
    Interest on loan receivable               $       --         $    1,841
    Other  interest                                4,489              2,386
                                              -----------        -----------
       Total Income                                4,489              4,227
                                              -----------        -----------

EXPENSES:
    Accounting                                     1,000                 --
    General and administrative                        83                 --
    Legal fees                                     2,550                 --
    California LLC fees and taxes                    800                 --
                                              -----------        -----------
       Total Expenses                              4,433                 --
                                              -----------        -----------

          Net Income (Loss)                   $       56         $    4,227
                                              ===========        ===========

                 See accompanying notes to financial statements.

                               MFP MANAGEMENT LLC
                          (A DEVELOPMENT STAGE COMPANY)
                          STATEMENTS OF MEMBERS' EQUITY
          FOR THE PERIOD FROM MAY 14, 2001 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2001 AND THE TWO MONTHS ENDED FEBRUARY 28, 2002

                                                               Two months ended
                                                   2001        February 28, 2002
                                                -----------    -----------------

Members:
    Balance, beginning of period                $       --        $1,000,056
    Net income (loss)                                   56             4,227
    Contributions                                1,000,000                --
    Less: distributions to Members                      --                --
                                                -----------       -----------
Balance, end of period                           1,000,056         1,004,283
                                                -----------       -----------

                 Total Members' Equity          $1,000,056        $1,004,283
                                                ===========       ===========

                 See accompanying notes to financial statements.

                                  MFP MANAGEMENT LLC
                            (A DEVELOPMENT STAGE COMPANY)
                               STATEMENTS OF CASH FLOWS
             FOR THE PERIOD FROM MAY 14, 2001 (DATE OF INCEPTION) THROUGH
             DECEMBER 31, 2001 AND THE TWO MONTHS ENDED FEBRUARY 28, 2002

                                                                       Two months ended
                                                           2001        February 28, 2002
                                                       ------------    -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                  $        56       $     4,227
                                                       ------------      ------------
    Adjustments to reconcile net income to
     net cash provided by operating activities:
       Increase in interest receivable                          --            (1,841)
       Increase in due to affiliate                          4,350                --
                                                       ------------      ------------
          Total adjustments                                  4,350            (1,841)
                                                       ------------      ------------

       Net Cash Provided by Operating Activities             4,406             2,386
                                                       ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Issuance of loans receivable                                --          (200,000)
                                                       ------------      ------------
       Net Cash Used by Investing Activities                    --          (200,000)
                                                       ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Capital contributions                                1,000,000                --
                                                       ------------      ------------
       Net Cash Provided by Financing Activities         1,000,000                --
                                                       ------------      ------------

          Net Increase in Cash and Temporary
             Investments                                 1,004,406          (197,614)

CASH AND TEMPORARY INVESTMENTS:
    Beginning of the Period                                     --         1,004,406
                                                       ------------      ------------

       End of Period                                   $ 1,004,406       $   806,792
                                                       ============      ============

                   See accompanying notes to financial statements.

                                        F-23

                               MFP MANAGEMENT LLC
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - NATURE OF OPERATIONS

MFP Management LLC (the "Company") is a development stage company formed on May 14, 2001 under the California Beverly-Killea Limited Liability Company Act (the "Act"), to be the Manager of Yosemite Mortgage Fund II, LLC, a California limited liability company, and to conduct any other lawful business for which a limited liability company may be organized under the Act, including investment of the Company's cash and the purchase and sale of notes, mortgages and deeds of trust, secured by interests in real estate.

The Company's operating agreement provides that the term of the Company shall continue until January 1, 2022, unless terminated earlier.

The Company's sole manager is Steven M. Pontes, an individual person, designated in the Company's operating agreement as the General Manager. Steven M. Pontes is trustee of a family trust, which is also an Interest Holder and Member of the Company. The General Manager is entitled to receive annual cash compensation in consideration of his services to the Company in that capacity, equal to fifty percent (50%) of the amount by which the Profit of the Company for each taxable year exceeds fifteen percent (15%) of the total Contributions.

The Profit or Loss of the Company, other than from Capital Transactions, is allocated to the Interest Holders in proportion to their respective Percentage Interest. Cash Flow for each taxable year is distributed to the Interest Holders in accordance with their Percentage Interests no later than seventy-five (75) days after the end of the taxable year. The General Manager is required to distribute Cash Flow equal to nine percent (9%) of the Contributions for each taxable year in which Cash Flow is at least equal to that amount, and has the discretion to retain any additional Cash Flow for that taxable year for investment or as contingency reserves.

The fiscal year end of the Company is December 31.

All capitalized items used in this Note 1 are defined in the Company's operating agreement.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting
-------------------

The financial statements of the Organization have been prepared on the accrual basis of accounting and accordingly reflect all significant receivables, payables, and other liabilities.

Income taxes
------------

The Company is treated as a partnership for federal and California income tax purposes. Consequently, all tax effects of the Company's income or loss are passed through to the members individually, and no federal or California income taxes are provided for in the financial statements of the Company. The Company pays an annual California tax of $800 and an annual California LLC fee based upon its annual gross receipts.

NOTE 3 - RELATED PARTY TRANSACTIONS

Due to Affiliate
----------------

Pontes Financial Group, Ltd., an affiliate of the General Partner, paid certain expenses on behalf of the Company. The Company will reimburse Pontes Financial Group, Ltd. based upon invoices received from Pontes Financial Group, Ltd. Outstanding expense payable to Pontes Financial Group, Ltd. as of December 31, 2001 and February 28, 2002 was $4,350.

                               MFP MANAGEMENT LLC
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (Continued)


NOTE 4 - LOAN RECEIVABLE

The loan receivable is secured by a deed of trust and ownership is partially shared with related parties. Currently, there are no defaults on this loan. Loans receivable as of December 31, 2001 and February 28, 2002 consist of the following:

                                                                            December 31, 2001      February 28, 2002
                                                                           -------------------    ------------------
Loan #3106, due in monthly installments of $11,500 of interest only at 12.00%.  The principal balance in the amount of
$1,150,000 is due in February 2003.  The Company owns
17.39% of this loan.                                                            $      -              $  200,000

                                    EXHIBIT A

                         YOSEMITE MORTGAGE FUND II, LLC

          LIMITED LIABILITY COMPANY FOURTH AMENDED OPERATING AGREEMENT

                                  TABLE OF CONTENTS


ARTICLE 1 - ORGANIZATION OF THE LIMITED LIABILITY COMPANY....................1
     Formation...............................................................1
     Name....................................................................1
     Place of Business.......................................................1
     Purpose.................................................................1
     Articles of Organization................................................1
     Term of Existence.......................................................1
     Power of Attorney.......................................................1
     Nature of Power of Attorney.............................................2
     Admission of Members During the Offering................................2

ARTICLE 2 - DEFINITIONS......................................................2
     Acquisition and Origination Expenses....................................2
     Acquisition and Origination Fees........................................2
     Administrator...........................................................2
     Affiliate...............................................................2
     Agreement...............................................................2
     Base Amount.............................................................2
     Borrower................................................................2
     California LLC law......................................................2
     Capital Account.........................................................2
     Capital Contribution....................................................3
     Capital Transaction.....................................................3
     Carried Interest........................................................3
     Cash Available for Distribution.........................................3
     Cash Flow...............................................................3
     Code....................................................................3
     Company.................................................................3
     Deed(s) of Trust........................................................3
     Default Interest........................................................3
     Fiscal Year.............................................................3
     Front-End Fees..........................................................3
     Gross Asset Value.......................................................4
     Independent Expert......................................................4
     Interest................................................................4
     Investment in Mortgage Loans............................................4
     Late Payment Charges....................................................4
     Majority................................................................4
     Manager.................................................................4
     Management Fee..........................................................4
     Member..................................................................4
     Mortgage Investment(s)..................................................4
     Mortgage Loans..........................................................4
     Mortgage Servicing Fee..................................................4
     NASAA Guidelines........................................................4
     Net Income Available for Distribution...................................4
     Net Proceeds............................................................4
     Net Worth...............................................................5
     Offering................................................................5
     Organization and Offering Expenses......................................5
     Person..................................................................5
     Profits and Losses......................................................5
     Program.................................................................5
     Promotional Interest....................................................5
     Property Management Fee.................................................5
     Prospectus..............................................................5
     Real Property...........................................................5
     Regulations.............................................................5
     Reinvested Distributions................................................5
     Roll-Up.................................................................5
     Roll-Up Entity..........................................................6

     Sponsor.................................................................6
     Subscription Agreement..................................................6
     Units...................................................................6
     Writedown...............................................................6
     Writedown Amount........................................................6
ARTICLE 3 -THE MANAGER.......................................................6
     Control in Manager......................................................6
     Limitations on Manager's Authority......................................7
     Right to Purchase Receivables and Loans.................................8
     Extent of Manager's Obligation and Fiduciary Duty.......................8
     Liability and Indemnification of Manager................................8
     Assignment by the Manager...............................................9
     Removal of Manager......................................................9
     Right to Rely on Manager................................................9
     Transfer of the Control of the Manager.................................10
     Requirements of Managers...............................................10
ARTICLE 4 - INVESTMENT AND OPERATING POLICIES...............................10
     Commitment of Capital Contributions....................................10
     Normal Limitation on Loan to Value.....................................10
     Company's Permitted Borrowing..........................................10
     Limitation on Single Loan..............................................10
     Limitation on Loans on Unimproved Property.............................10
     Limitation on Real Estate Contracts of Sale............................10
     Title Insurance and Independent Appraisal..............................11
     Insurance..............................................................11
     Purchase of Mortgage Loans from Manager................................11
     Limitation on Sales of Mortgage Loans to Manager.......................11
     No dealings with Other Affiliated Programs.............................11
     Contingency Reserves...................................................11
     No Reinvestment of Net Income Available for Distribution...............11
     Net Income Available for Distribution..................................11
     No Loans to Manager....................................................11
ARTICLE 5 - CAPITAL CONTRIBUTIONS; LOANS TO COMPANY.........................11
     Capital Contribution by Manager........................................11
     Contributions of Other Members.........................................11
     Interest...............................................................11
     Loans..................................................................12
     Time Limit.............................................................12
ARTICLE 6 - VOTING AND OTHER RIGHTS OF MEMBERS..............................12
     No Participation in Management.........................................12
     Rights and Powers of Members...........................................12
     Meetings...............................................................12
     Limited Liability of Members...........................................13
     Access to Books and Records............................................13
     Representation of Company..............................................13
ARTICLE 7 - PROFITS AND LOSSES; CASH DISTRIBUTIONS..........................13
     Allocation of Profits and Losses.......................................13
     Net Income Available For Distribution..................................13
     Net Proceeds...........................................................13
     Cash Distributions Upon Dissolution....................................13
     Special Allocation Rules...............................................14
     Code Section 704(c) Allocations........................................14
     Intent of Allocations..................................................14
     Annual Valuation of Assets.............................................15
ARTICLE 8 - DISTRIBUTION REINVESTMENT PLAN..................................15
     Members' Reinvested Distributions......................................15
     Purchase of Additional Units...........................................15
     Statement of Account...................................................15
     Continued Suitability Requirements.....................................15
     Changes or Termination of the Plan.....................................15
ARTICLE 9 - BOOKS AND RECORDS, REPORTS AND RETURNS..........................15
     Books and Records......................................................15

     Annual Statements......................................................16
     Special and Quarterly Reports..........................................16
     Income Tax Returns and Regulatory Reports..............................16
     Suitability Requirements...............................................17
     Fiscal Matters.........................................................17
         Fiscal Year........................................................17
         Method of Accounting...............................................17
         Adjustment of Tax Basis............................................17
         Tax Matters Partner................................................17
ARTICLE 10 - TRANSFER OF COMPANY INTERESTS..................................17
     Interest of Manager....................................................17
     Transfer of Member's Interest..........................................17
     Further Restrictions on Transfers......................................18
ARTICLE 11 - DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A MEMBER;
             WITHDRAWAL OF THE MANAGER......................................18
     Effect of Death or Legal Incompetency of a Member on the Company.......18
     Rights of Personal Representative......................................18
     Withdrawal of Members Other than Managers..............................18
     Withdrawal by Manager..................................................19
     Payment to Terminated Manager..........................................19
ARTICLE 12 - DISSOLUTION OF THE COMPANY.....................................20
     Events Causing Dissolution.............................................20
     Winding Up.............................................................20
     Order of Distribution of Assets........................................20
     No Recourse to Manager.................................................20
     Compliance With Timing Requirements of Regulations.....................20
ARTICLE 13 - ROLL-UPS.......................................................20
     Roll-Up Transactions: Appraisal........................................20
     Members' Rights in a Roll-Up...........................................21
     Limitations on Roll-Ups................................................21
ARTICLE 14 - TRANSACTIONS BETWEEN THE MANAGER, ITS AFFILIATES AND THE
             COMPANY........................................................21
     Compensation to the Manager from the Company...........................21
         Management Fee.....................................................21
         Company Expenses...................................................21
         Promotional Interest...............................................22
         Property Management Fee............................................22
         Real Estate Brokerage Commissions..................................22
         No Insurance Service Fees..........................................22
         Mortgage Servicing Fees............................................22
     Payments of Front-End Fees, Late Payment Charges, Default Interest and
         Mortgage Servicing Fees by Borrowers to Manager or Affiliates......22
         Acquisition and Origination Fees...................................22
         Mortgage Servicing Fees............................................23
         Late Payment Charges and Default Interest..........................23
ARTICLE 15 - MISCELLANEOUS..................................................23
     Covenant to Sign Documents.............................................23
     Notices................................................................23
     Right to Engage in Competing Business..................................23
     Amendment..............................................................23
     Entire Agreement.......................................................23
     Waiver.................................................................23
     Severability...........................................................24
     Application of California Law..........................................24
     Captions...............................................................24
     Number and Gender......................................................24
     Counterparts...........................................................24
     Waiver of Action for Partition.........................................24
     Defined Terms..........................................................24
     Binding on Assignees...................................................24

                       FOURTH AMENDED OPERATING AGREEMENT

                                       OF
                         YOSEMITE MORTGAGE FUND II, LLC
                     A California Limited Liability Company

THIS FOURTH AMENDED OPERATING AGREEMENT ("AGREEMENT") was made and entered into as of the 31st day of January, 2003, by and among MFP Management LLC, a California limited liability company (the "MANAGER"), and Pontes Financial Group, Ltd., a California corporation, in its capacity as the initial member of the Company (the "INITIAL MEMBER"), collectively with all other Persons who may become members of the Company from time to time in accordance herewith (the "MEMBERS"), and Yosemite Mortgage Fund II, LLC, a California limited liability company (the "COMPANY").

                                   WITNESSETH

WHEREAS, the Manager, the Initial Member and the Company desire to enter into a Fourth Amended Operating Agreement to govern the Company's operations;

NOW, WHEREFORE, in consideration for the mutual agreements, covenants and premises set forth herein, this Fourth Amended Operating Agreement is hereby adopted:

                                    ARTICLE 1
                  ORGANIZATION OF THE LIMITED LIABILITY COMPANY

         1.1. Formation. The Initial Member caused the formation of the Company on March 19, 2001 under the provisions of California Corporations Code.

         1.2. Name. The name of the Company is YOSEMITE MORTGAGE FUND II, LLC.

         1.3. Place of Business. The principal place of business of the Company is and will be located at 414 13th Street, Suite 400, Oakland, California 94612, until the Manager changes it after giving the Members notice. In addition, the Company may maintain such other offices and places of business in the United States as the Manager may deem advisable. The Manager will file all necessary or desirable documents to permit the Company to conduct its business lawfully in any state or territory of the United States.

         1.4. Purpose. The primary purpose of this Company is to generate cash flow and to distribute to the Members the Profits of the Company from its operations. The Company will invest in and purchase first, second, wraparound, participating and construction Mortgage Investments, and do all things reasonably related thereto, including developing, managing and either holding for investment or disposing of real property acquired through foreclosure, either directly or through general partnerships or other joint ventures, all as further provided for in this Agreement.

         1.5. Articles of Organization. The Company's Articles of Organization have been duly executed, acknowledged and filed with the Secretary of State of the State of California under the provisions of the California LLC law. The Initial Member hereby approves, ratifies and confirms all of these actions. The Manager is authorized to execute and cause to be filed Certificates of Amendment of the Articles of Organization whenever required by the California LLC law or this Agreement.

         1.6. Term of Existence. The Company's existence began on March 19, 2001 and, notwithstanding anything to the contrary in the Articles of Organization, will continue until December 31, 2021, unless earlier terminated under the provisions of this Agreement or by operation of law. A Majority may extend the Company's term, provided that the Company remains in compliance with the NASAA Guidelines.

         1.7. Power of Attorney. Each of the Members irrevocably constitutes and appoints the Manager as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

                  1.7.1. This Agreement, the Articles of Organization, as well as any and all amendments thereto required under the laws of the State of California or of any other state, or which the Manager deems advisable to prepare, execute and file;

                  1.7.2. Any certificates, instruments and documents, including, without limitation, Fictitious Business Name Statements, as may be required to be filed by the Company by any governmental agency or by the laws of any state or other jurisdiction in which the Company is doing or intends to do business, or which the Manager deems advisable to file; and

                  1.7.3. Any documents which may be required to effect the continuation of the Company, the admission of an additional or substituted Member, or the dissolution and termination of the Company, provided that the continuation, admission, substitution or dissolution or termination, as applicable, is in accordance with the terms of this Agreement.

         1.8. Nature of Power of Attorney. The grant of authority in Section
1.7:

                  1.8.1. Is a Special Power of Attorney coupled with an interest, is irrevocable, survives the death of the Member and shall not be affected by the subsequent incapacity of the Member;

                  1.8.2. May be exercised by the Manager for each member by a facsimile signature of or on behalf of the Manager or by listing all of the Members and by executing any instrument with a single signature of or on behalf of the Manager, acting as attorney-in-fact for all of them; and

                  1.8.3. Shall survive the delivery of an assignment by a Member of the whole or any portion of his Interest; except that where the assignee thereof has been approved by the Manager for admission to the Company as a substituted Member, the Special Power of Attorney shall survive the delivery of the assignment for the sole purpose of enabling the person to execute, acknowledge, and file any instrument necessary to effect the substitution.

         1.9. Admission of Members During the Offering. Upon the sale of Units in the offering, the purchasers shall be admitted as Members not later than 15 days after the release from any impound of the purchaser's funds to the Company, and thereafter, purchasers shall be admitted as Members not later than the last day of the calendar month following the date their subscription was accepted by the Company. Subscriptions will be accepted or rejected by the Company within 30 days of their receipt; if rejected, all funds will be returned to subscribers within 10 business days.


                                   ARTICLE 2
                                   DEFINITIONS

         Unless stated otherwise, the terms set forth in this Article 2 shall, for all purposes of this Agreement, have the following meanings:

         2.1. "Acquisition and Origination Expenses" means expenses, including but not limited to legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, title insurance funded by the Company, and miscellaneous expenses related to the evaluation, selection and acquisition of Mortgage Investments, whether or not acquired.

         2.2. "Acquisition and Origination Fees" means the total of all fees and commissions paid by any Person when purchasing or investing in Mortgage Investments. Included in the computation of these fees or commissions shall be any selection fee, mortgage placement fee, nonrecurring management fee, and any evaluation fee, loan fee, or points paid by borrowers to the Manager or its Affiliate, or any fee of a similar nature, however designated.

         2.3. "Administrator" means the agency or official administering the securities law of a state in which Units are registered or qualified for offer and sale.

         2.4. "Affiliate" means, for any Person, (a) any Person directly or indirectly controlling, controlled by or under common control with the Person,
(b) any other Person owning or controlling ten percent (10%) or more of the outstanding voting securities of the Person, (c) any officer, director, partner or manager of the Person, and (d) if such other Person is an officer, director, partner or manager, any company for which such Person acts in any similar capacity.

         2.5. "Agreement" means this Operating Agreement, as amended from time to time.

         2.6. "Base Amount" means the portion of the Capital Contributions committed to Investment in Mortgage Loans, not including leverage. The Base Amount shall be recomputed annually after the second full year of the Company's operations by subtracting from the then fair market value of its Mortgage Investments as determined by independent appraisals plus working capital reserves an amount equal to the Company's outstanding debt, if any.

         2.7. "Borrower" means an obligor under a Mortgage Loan.

         2.8. "California LLC law" means the Beverly-Killea Limited Liability Company Act, as in effect in the State of California.

         2.9. "Capital Account" means, for any Member, the Capital Account maintained for the Member in accordance with the following provisions:

                  2.9.1. The Manager shall credit to each Member's Capital Account the Member's Capital Contribution, the Member's distributive share of Profits, any items in the nature of income or gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a Member, and the amount of any Company liabilities that are assumed by the Member or that are secured by any Company property distributed to the Member.

                  2.9.2. The Manager shall debit from each Member's Capital Account the amount of cash and the fair market value of any Company property distributed to the Member under any provision of this Agreement, the Member's distributive share of Losses, and any items in the nature of expenses or losses that are specially allocated to a

         Member and the amount of any liabilities of the Member that are assumed by the Company or that are secured by any property contributed by the Member to the Company.

         If the Gross Asset Value of a Company asset is adjusted as a result of a Writedown, the Manager shall concurrently adjust the Capital Accounts of all Members in order to reflect the aggregate net adjustment that would have occurred if the Company had recognized Losses equal to the Writedown Amount and the Losses were allocated under Article 7.

         If any interest in the Company is transferred in accordance with
Section 10.2 of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

         The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with the Regulation. If the Manager determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with the then existing Treasury Regulation, the Manager may make the modification, provided that it is not likely to have a material effect on the amounts distributable to any Member under Articles 7 and 12 of this Agreement upon the dissolution of the Company. The Manager shall adjust the amounts debited or credited to Capital Accounts for
(a) any property contributed to the Company or distributed to the Manager, and
(b) any liabilities that are secured by the contributed or distributed property or that are assumed by the Company or the Manager, if the Manager determines the adjustments are necessary or appropriate under Treasury Regulation Section 1.704-1(b)(2)(iv). The Manager shall make any appropriate modification if unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-1(b) as provided for in Sections 7.7 and 15.4.

         2.10. "Capital Contribution" means the total investment and contribution to the capital of the Company made by a Member (i) in cash, (ii) by advancing expenses to non-affiliated third parties on behalf of the Company and with the Company's authorization or (iii) by way of automatic reinvestment of Company distributions (or deemed distributions) of capital and/or net income. "Initial Capital Contribution" means the amount paid in cash by each Member with his original subscription for an acquisition of Units of the Company under the Prospectus plus, in the case of the Manager, the amount it has advanced to non-affiliated third parties on behalf of the Company.

         2.11. "Capital Transaction" means (i) the repayment of principal or prepayment of a Mortgage Investment, including deemed repayments of Mortgage Investments or other dispositions thereof, to the extent classified as a return of capital under the Code, (ii) the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition under the Code of a Mortgage Investment or Real Property subject to a Mortgage Investment, or (iii) the payment of insurance or a guarantee for a Mortgage Investment.

         2.12. "Carried Interest" means an Interest held by the Manager, which participates in all allocations and distributions, said Interest being an expense of the Company and subject to the limitation set forth in Article 4, below.

         2.13. "Cash Available for Distribution" means Cash Flow less all amounts set aside for creation or restoration of reserves by the Manager.

         2.14. "Cash Flow" means cash funds provided from operations (other than repayments of mortgage loan principal) including without limitation, interest, points, revenue participation, participation in property appreciation, and interest or dividends from interim investments paid to the Company after deducting cash funds used to pay general Company expenses and debt payments.

         2.15. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and corresponding provisions of subsequent revenue laws.

         2.16. "Company" means Yosemite Mortgage Fund II, LLC, the California limited liability company to which this Agreement pertains.

         2.17. "Deed(s) of Trust" means the lien(s) created on the Real Property of borrowers securing their respective obligations to the Company to repay Mortgage Investments, whether in the form of a deed of trust, mortgage or otherwise.

         2.18. "Default Interest" means the interest charge imposed under a Mortgage Loan that has gone into default.

         2.19. "Fiscal Year" means, subject to the provisions of Section 706 of the Code and Section 9.6.1, (i) the period commencing on the date of formation of the Company and ending on December 31, 2001 (ii) any subsequent 12 month period on January 1 and ending on December 31 and (iii) the period commencing January 1 and ending on the date on which all Company assets are distributed to the Members under Article 12.

         2.20. "Front-End Fees" means fees and expenses paid by any party to acquire assets for the Company, including Organization and Offering Expenses, Acquisition and Origination Fees, Acquisition and Origination Expenses, interest on deferred fees and expenses, and any other similar fees, however designated by the Manager.

         2.21. "Gross Asset Value" means, for any Company asset, the following:

                  2.21.1. The initial Gross Asset Value of any Company asset at the time that it is contributed by a Member to the capital of the Company shall be an amount equal to the fair market value of the Company asset (without regard to the provisions of Code Section 7701(g)), as determined by the contributing Member and the Manager;

                  2.21.2. The Gross Asset Values of all Company assets shall be adjusted, as determined by the distributed Member and the Manager, to equal their respective fair market values upon the distribution to a Member by the Company of more than a de minimis amount of Company assets (other than money), unless all Members simultaneously receive distributions of undivided interests in the distributed Company assets in proportion to their respective Capital Accounts;

                  2.21.3. The Gross Asset Values of all Company assets shall be adjusted to equal their respective fair market values (as determined by the Manager, in its reasonable discretion) upon the termination of the Company for Federal income tax purposes under Code Section 708(b)(1)(B); and

                  2.21.4. The Gross Asset Value of a Company asset shall be adjusted in the case of a Writedown of the Company asset in accordance with Sections 2.44, 2.45 and 7.8.

         2.22. "Independent Expert" means a Person with no material current or prior business or personal relationship with the Manager, who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company, and who is qualified to perform the services.

         2.23. "Interest" means the Capital Accounts of Members, which are divided into "Units."

         2.24. "Investment in Mortgage Loans" means the amount of Capital Contributions used to make or invest in Mortgage Investments or the amount actually paid or allocated to the purchase of Mortgage Investments, working capital reserves allocable thereto (except that working capital reserves in excess of three percent (3%) shall not be included), and other cash payments such as interest and taxes.

         2.25. "Late Payment Charges" means additional charges paid by Borrowers on delinquent interest and late payment fees.

         2.26. "Majority" means any group of Members who together hold a majority of the total outstanding Interests of the Company as of a particular date (or if no date is specified, the first day of the then current calendar month).

         2.27. "Manager" means MFP Management LLC., a California limited liability company, in that capacity, or any Person replacing MFP Management LLC under this Agreement. For greater certainty, MFP Management LLC, in its capacity as the Initial Member, is a distinct entity from the Manager for purposes of this Agreement unless the context should indicate to the contrary. Manager shall include its Affiliates, when appropriate in the context of particular appearances in this Agreement.

         2.28. "Management Fee" means a fee paid by the Company to the Manager or other persons for management and administration of the Company.

         2.29. "Member" means an owner of Units in the Company, unless the instruments through which the Units were transferred to the owner did not also convey the transferor's status as a Member.

         2.30. "Mortgage Investment(s)" means the Mortgage Loan(s) or an interest in the Mortgage Loans that are held by the Company.

         2.31. "Mortgage Loans" means investments of the Company that are notes, debentures, bonds and other evidences of indebtedness or obligations that are negotiable or non-negotiable and secured or collateralized by Deeds of Trust on Real Property.

         2.32. "Mortgage Servicing Fee" means any fee paid to the Manager or its Affiliates for servicing or administering Mortgage Investments.

         2.33. "NASAA Guidelines" means the Mortgage Program Guidelines of the North American Securities Administrators Association, Inc. adopted on September 10, 1996, as amended from time to time unless indicated to the contrary by the context.

         2.34. "Net Income Available for Distribution" means Cash Flow less amount set aside for creation or restoration of reserves during the month; provided that:

                  2.34.1. The operating expenses shall not include any general overhead expenses of the Manager; and

                  2.34.2. Net Income Available for Distribution shall not exceed the amount of cash on hand.

         2.35. "Net Proceeds" means the net cash proceeds (or deemed net proceeds) from any Capital Transaction.

         2.36. "Net Worth" means the excess of total assets over total liabilities as determined by generally accepted accounting principles consistently applied, except that if any of the assets have been depreciated, then the amount of the depreciation relative to any particular asset may be added to the depreciated cost of the asset to compute total assets, provided that the amount of depreciation may be added only to the extent that the amount resulting after adding the depreciation does not exceed the fair market value of the asset.

         2.37. "Offering" means the offer and sale of Units of the Company made under the Prospectus.

         2.38. "Organization and Offering Expenses" means those expenses incurred in connection with and preparing the Company for registration and offering and distributing Units to the public, including sales commissions paid to securities broker-dealers in connection with the distribution of the Units and all advertising expenses, and they shall be reasonable and comply with all statutes, rules and regulations imposed by any Administrator in connection with the offering of the Units.

         2.39. "Person" means any natural person, partnership, corporation, unincorporated association or other legal entity.

         2.40. "Profits and Losses" mean, for each Fiscal Year or any other period, an amount equal to the Company's taxable income or loss for the Fiscal Year or other given period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately under Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

                  2.40.1. Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses under this Section 2.30 shall be added to the taxable income or loss;

                  2.40.2. Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures under Treasury Regulation Section 1.704- 1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses under this Section 2.34.2, shall be subtracted from the taxable income or loss. A-5 103

         If any Company asset has a Gross Asset Value which differs from its adjusted cost basis, gain or loss resulting from the disposition of the Company asset shall be computed using the Gross Asset Value (rather than adjusted cost basis) of the Company asset.

         Notwithstanding any other provision of this Section, any items in the nature of income, gain, expenses or losses, which are specially allocated under
Section 7.5.1, 7.5.2 and 7.6, shall not be taken into account in computing Profits or Losses.

         2.41. "Program" means a limited or general partnership, limited liability company, limited liability partnership, trust, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investing in mortgage loans.

         2.42. "Promotional Interest" means an entitlement to the Manager of an interest in the Company as an additional Management Fee in the amounts specified in Section 14.13 of the Agreement.

         2.43. "Property Management Fee" means the fee paid for day-to-day professional property management services.

         2.44. "Prospectus" means the prospectus covering the Offering that forms a part of the Registration Statement on either Form SB-2 or Form S-11 to be filed under the Securities Act of 1933 with the Securities and Exchange Commission and any supplement or amended Prospectus or new prospectus that forms a part of a supplement or amendment to the Registration Statement filed by the Company, unless the context should indicate to the contrary.

         2.45. "Real Property" means and includes (a) land and any buildings, structures, and improvements, and (b) all fixtures, whether in the form of equipment or other personal property, that is located on or used as part of land. Real Property does not include Deeds of Trust, mortgage loans or interests therein.

         2.46. "Regulations" means, except where the context indicates otherwise, the permanent, temporary, proposed, or proposed and temporary regulations of the U.S. Department of the Treasury under the Code, as the regulations may be lawfully changed from time to time.

         2.47. "Reinvested Distributions" means Units purchased under the Company's Plan (as defined and described in Article 8 of this Agreement).

         2.48. "Roll-Up" means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. "Roll-Up" does not include a transaction involving (i) securities of the Company, if any, listed on a national securities exchange or quoted on the NASDAQ National Market for 12 months or (ii) conversion to corporate, trust, limited liability company, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) Members' voting rights; (b) the term of existence of the Company; (c) Manager compensation; (d) the Company's investment objectives.

         2.49. "Roll-Up Entity" means a company, real estate investment trust, corporation, limited liability company, limited or general partnership or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

         2.50. "Sponsor" means any Person (a) directly or indirectly instrumental in organizing, wholly or in part, a Program, or a Person who will manage or participate in the management of a Program, and any Affiliate of any Person, but does not include a Person whose only relation with a Program is that of an independent property manager or other provider of services (such as attorneys, accountants or underwriters), whose only compensation is received in that capacity, or (b) is a "Sponsor" as otherwise defined in the NASAA Guidelines.

         2.51. "Subscription Agreement" means the document that is an exhibit to and part of the Prospectus that every Person who buys Units of the Company must execute and deliver with full payment for the Units and which, among other provisions, contains the written consent of each Member to the adoption of this Agreement.

         2.52. "Units" mean the units of equity in the Company evidencing the Company's Interests that are (a) issued to Members upon their admission to the Company under the Subscription Agreement and the Prospectus or (b) transferred to those who become substituted Members under Section 10.2 hereof. The Manager may purchase Units on the same basis as other Members. Units purchased at different times do not necessarily represent the same underlying amount of Interests.

         2.53. "Writedown" means a determination by the Manager for a particular Mortgage Investment or other Company investment (which determination has been verified by the Company's accountants as being in conformity with generally accepted accounting principles) that the fair market value of the investment at the time the determination is made is less than the amount actually paid or allocated to the purchase of the investment, which determination shall be made by the Company and its accountants within thirty (30) days of the end of each Fiscal Year and any Writedown shall be effective on the last day of the preceding Fiscal Year during the term of this Agreement.

         2.54. "Writedown Amount" means, for any Mortgage Investment or other Company investment, the amount by which, at the time that a Writedown is determined for the Investment, the amount actually paid or allocated to the purchase of the investment exceeds its fair market value.

                                   ARTICLE 3
                                   THE MANAGER

         3.1. Control in Manager. Subject to the provisions of Section 3.2 and except as otherwise expressly stated elsewhere in this Agreement, the Manager has exclusive control over the business of the Company (with all acts and decisions being in its sole discretion except as specifically set forth in this Agreement), including the power to assign duties, to determine how to invest the Company's assets, to sign bills of sale, title documents, leases, notes, security agreements, Mortgage Investments and contracts, and to assume direction of the business operations. As Manager of the Company and its business, the Manager has all duties generally associated with that position, including dealing with Members, being responsible for all accounting, tax and legal matters, performing internal reviews of the Company's investments and loans, determining how and when to invest the Company's capital, and determining the course of action to take for Company loans that are in default. The Manager also has all of these powers for ancillary matters. Without limiting the generality of the foregoing, the powers include the right (except as specifically set forth in this Agreement, including under Section 3.2):

                  3.1.1. To evaluate potential Company investments and to expend the capital of the Company in furtherance of the Company's business;

                  3.1.2. To acquire, hold, lease, sell, trade, exchange, or otherwise dispose of all or any portion of Company property or any interest therein at a price and upon the terms and conditions as the Manager may deem proper;

                  3.1.3. To cause the Company to become a joint venturer, general or limited partner or member of an entity formed to own, develop, operate and dispose of properties owned or co-owned by the Company acquired through foreclosure of a Mortgage Loan;

                  3.1.4. To manage, operate and develop Company property, or to employ and supervise a property manager who may, or may not, be an Affiliate of the Manager;

                  3.1.5. To borrow money from banks and other lending institutions for any Company purpose, and as security therefore, to encumber Company property;

                  3.1.6. To repay in whole or in part, refinance, increase, modify, or extend, any obligation, affecting Company property;

                  3.1.7. To employ or engage from time to time, at the expense of the Company, Persons, including the Manager and its Affiliates, required for the operation of the Company's business, including employees, agents, independent contractors, brokers, accountants, attorneys, and others; to enter into agreements and contracts with such Persons on terms and for compensation that the Manager determines to be reasonable; and to give receipts, releases, and discharges for all of the foregoing and any matters incident thereto as the Manager may deem advisable or appropriate; provided, however, that any agreement or contract between the Company and the Manager or between the Company and an Affiliate of the Manager shall contain a provision that the agreement or contract may be terminated by the Company without penalty on sixty (60) days' written notice and without advance notice if the Manager or Affiliate who is a party to the contract or agreement resigns or is removed under the terms of this Agreement;

                  3.1.8. To maintain, at the expense of the Company, adequate records and accounts of all operations and expenditures and furnish the Members with annual statements of account as of the end of each calendar year, together with all necessary tax-reporting information;

                  3.1.9. To purchase, at the expense of the Company, liability and other insurance to protect the property of the Company and its business;

                  3.1.10. To refinance, recast, modify, consolidate, extend or permit the assumption of any Mortgage Loan or other investment owned by the Company;

                  3.1.11. To pay all expenses incurred in the operation of the Company;

                  3.1.12. To file tax returns on behalf of the Company and to make any and all elections available under the Code;

                  3.1.13. To cause the Company to be licensed under the California Finance Lenders Law, Division 9 of the California Finance code, should that licensing become necessary or desirable in the judgment of the Manager; and

                  3.1.14. To modify, delete, add to or correct from time to time any provision of this Agreement as permitted under Section 15.4 hereof.

         3.2. Limitations on Manager's Authority. The Manager has no authority to:

                  3.2.1. Do any act in contravention of this Agreement;

                  3.2.2. Do any act which would make it impossible to carry on the ordinary business of the Company;

                  3.2.3. Confess a judgment against the Company;

                  3.2.4. Possess Company property or assign the rights of the Company in property for other than a Company purpose;

                  3.2.5. Admit a person as a Manager without the prior affirmative vote or consent of a Majority, or any higher vote as may be required by applicable law;

                  3.2.6. Voluntarily withdraw as Manager without the concurrence of a Majority unless its withdrawal would neither affect the tax status of the Company nor materially adversely affect the Members (subject to any delay in effectiveness of the withdrawal as set forth elsewhere herein);

                  3.2.7. Sell all or substantially all of the assets of the Company in one or a series of related transactions that is not in the ordinary course of business, without the concurrence of a Majority;

                  3.2.8. Amend this Agreement without the concurrence of a Majority, except as permitted by Section 15.4 of this Agreement;

                  3.2.9. Dissolve or terminate the Company without the concurrence of a Majority;

                  3.2.10. Cause the merger or other reorganization of the Company without the concurrence of a Majority;

                  3.2.11. Grant to any of its Affiliates or to itself an exclusive right to sell or otherwise dispose of any Company assets;

                  3.2.12. Receive or permit the Manager or any Affiliate of the Manager to receive any insurance brokerage fee or write any insurance policy covering the Company or any Company property;

                  3.2.13. Receive from the Company a rebate or participate in any reciprocal business arrangement which would circumvent the provisions of the NASAA Guidelines or enable the Manager or any of its Affiliates to do so;

                  3.2.14. Commingle the Company's assets with those of any other Person;

                  3.2.15. Use or permit another Person to use the Company's assets in any manner, except for the exclusive benefit of the Company;

                  3.2.16. Pay or award, directly or indirectly, any commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to the advisor to advise the purchase of Units; provided, however, that this clause shall not prohibit the payment of Sales Commissions;

                  3.2.17. Make loans to the Manager or an Affiliate of the Manager; or

                  3.2.18. Pay, directly or indirectly, a commission or fee (except as otherwise set forth in Article 14 hereof) to the Manager or any Affiliate of the Manager in connection with the reinvestment or distribution of the proceeds of a Capital Transaction; or

                  3.2.19. Invest in joint ventures with or purchase interest of Affiliates.

         3.3. Right to Purchase Receivables and Loans. As long as the requirements of Article 4 are met and the Company adheres to the investment policy described in the Prospectus, the Manager, in its sole discretion, may at any time, but is not obligated to:

                  3.3.1. Purchase from the Company the interest receivable or principal on delinquent Mortgage Loans held by the Company;

                  3.3.2. Purchase from a senior lien holder the interest receivable or principal on mortgage loans senior to Mortgage Loans held by the Company; and/or

                  3.3.3. Use its own monies to cover any other costs associated with Mortgage Loans held by the Company such as property taxes, insurance and legal expenses.

         3.4. Extent of Manager's Obligation and Fiduciary Duty. The Manager shall devote the portion of its time to the business of the Company as it determines, in good faith, to be reasonably necessary to conduct the Company's business. The Manager shall not be bound to devote all of its business time to the affairs of the Company, and the Manager and its Affiliates may engage for their own account and for the account of others in any other business ventures and employments, including ventures and employments having a business similar or identical or competitive with the business of the Company. The Manager has fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in the Manager's possession or control, and the Manager will not employ, or permit another to employ the Company's funds or assets in any manner except for the exclusive benefit of the Company. The Manager will not allow the assets of the Company to be commingled with the assets of the Manager or any other Person. The Company shall not permit a Member to contract away the fiduciary duty owed to any Member by the Manager under common law.

         3.5. Liability and Indemnification of Manager. Any right to indemnification hereunder shall be subject to the following:

                  3.5.1. The Company shall not indemnify the Manager or its Affiliates for any liability or loss suffered by the Manager or its Affiliates, nor shall the Manager or its Affiliates be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

                           (a) the Manager has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company;

                           (b) the Manager or its Affiliates was acting on behalf of or performing services for the Company;

                           (c) such liability or loss was not the result of the negligence or misconduct by the Manager or its Affiliates; and

                           (d) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Company and not from the Members.

                  3.5.2. Notwithstanding anything to the contrary contained in subsection 3.5.1 above, the Manager (which shall include Affiliates only if such Affiliates are performing services on behalf of the Company) and any Person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from an alleged violation of federal or state securities laws unless the following conditions are met:

                           (a) there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the particular indemnitee; or

                           (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

                           (c) a court of competent jurisdiction has approved a settlement of the claims against a particular indemnitee and has determined that indemnification of the settlement and related costs should be made; and

                           (d) in the case of subparagraph c of this subsection 3.5.2, the court of law considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and the position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws; provided that the court need only be advised of and consider the positions of the securities regulatory authorities of those states:

                                    (1)      which are specifically set forth in
                                             the Company agreement; and

                                    (2)      in which plaintiffs claim they were
                                             offered or sold Company interests.

                  3.5.3. The Company may not incur the cost of that portion of liability insurance which insures the Manager or its Affiliates for any liability as to which the Manager or its Affiliates are prohibited from being indemnified under this subsection.

                  3.5.4. The provision of advancement from Company funds to the Manager or its Affiliates for legal expenses and other costs incurred as a result of any legal action is permissible if the following conditions are satisfied:

                           (a)      the legal action relates to acts or
                                    omissions with respect to the performance of duties or services on behalf of the Company;

                           (b) the legal action is initiated by a third party who is not a Member, or the legal action is initiated by a Member and a court of competent jurisdiction specifically approves such advancement; and

                           (c) the Manager or its Affiliates undertake to repay the advanced funds to the Company in cases in which such Person is not entitled to indemnification under paragraph 1 of this section 3.5.

         3.6. Assignment by the Manager. The Manager's Interest in the Company may be assigned at the discretion of the Manager, subject to Section 10.1.

         3.7. Removal of Manager. The Manager may be removed upon the following conditions:

                  3.7.1. The Members may remove the Manager by written consent or vote of a Majority (excluding any Interest of the Manager being removed). This removal of the Manager, if there is no other Manager, shall not become effective for at least 120 days following the consent or vote of the Majority.

                  3.7.2. During the 120 day period described in Section 3.7.1, the Majority (excluding any Interest of the removed Manager) shall have the right to agree in writing to continue the business of the Company and, within six months following the termination date of the last remaining Manager, elect and admit a new Manager(s) who agree(s) to continue the existence of the Company.

                  3.7.3. Substitution of a new Manager, if any, shall be effective upon written acceptance of the duties and responsibilities of a Manager by the new Manager. Upon effective substitution of a new Manager, this Agreement shall remain in full force and effect, except for the change in the Manager, and business of the Company shall be continued by the new Manager. The new Manager shall thereupon execute, acknowledge and file a certificate of amendment to the Articles of Organization of the Company in the manner required by the California LLC Law.

                  3.7.4. Failure of a Majority to designate and admit a new Manager within the time specified herein shall dissolve the Company, in accordance with the provisions of Article 12 of this Agreement.

         3.8. Right to Rely on Manager. Any person dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by the Manager as to:

                  3.8.1. The identity of the Manager or any Member;

                  3.8.2. The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the Manager or which are in any further manner germane to the affairs of the Company;

                  3.8.3. The persons who are authorized to execute and deliver any instrument or document of the Company; and

                  3.8.4. Any act or failure to act by the Company or any other matter whatsoever involving the Company or any Member.

         3.9. Transfer of the Control of the Manager. A sale or transfer of a controlling or other interest in the Manager will not terminate the Company or be considered the withdrawal or resignation of the Manager.

         3.10. Requirements of Managers. The Manager, and any substituted new Manager, shall have at least two years relevant real estate lending or other experience demonstrating the knowledge and experience to acquire and manage the type of assets being acquired or originated. The Manager, any substituted Manager and any Affiliate providing services to the Company shall have had not less than four years relevant experience in the kind of service being rendered or otherwise must demonstrate sufficient knowledge and experience to perform the services. The Manager and any substituted Manager shall have a minimum financial net worth, exclusive of home, automobile, and home furnishings, of the greater of either $50,000 or an amount at least equal to 5.0% of the gross amount of all offerings sold within the prior 12 months, plus 5.0% of the gross amount of the current offering of the Company to an aggregate maximum net worth of $1,000,000.


                                   ARTICLE 4
                        INVESTMENT AND OPERATING POLICIES

         4.1. Commitment of Capital Contributions. The Manager shall take all reasonable steps to commit not less than ninety-four percent (94%), including contingency reserves up to three percent (3%), of Capital Contributions to Investments in Mortgage Loans, provided that under no circumstances may such commitment decrease below the applicable percentage specified in the NASAA Guidelines. The Company may make or purchase Mortgage Loans of such duration and on such real property and with such additional security as the Manager in its sole discretion shall determine, subject to the other provisions of this Article
4. These Mortgage Loans may be senior to other mortgage loans on the real property, or junior to other mortgage loans on the real property, all in the sole discretion of the Manager.

         4.2. Normal Limitation on Loan to Value. The Company normally shall not make or invest in Mortgage Loans on any one property if at the time of the acquisition of the loan the aggregate amount of all Mortgage loans outstanding on the property, including loans of the Company, would exceed an amount equal to seventy percent (70%) of the appraised value of the property as determined by independent appraisal, unless (i) substantial justification exists because of the presence of other underwriting criteria or (ii) the Prospectus describes the departure from the normal loan to value ratios. For purposes of this Section, the "aggregate amount of all Mortgage Loans outstanding on the property, including the loans of the Company," shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans. This restriction applies to all loans, including construction loans.

         4.3. Company's Permitted Borrowing. The Company may incur indebtedness for the purpose of making or purchasing Mortgage Loans, as determined by the Manager, or in the following circumstances:

                  4.3.1. to prevent default under prior loans or to discharge them entirely if this becomes necessary to protect the Company's Mortgage Loans, or

                  4.3.2. to assist in the development or operation of any real property on which the Company has theretofore made or purchased a Mortgage Loan and has subsequently taken over the operation thereof as a result of default or to protect such Mortgage Loan.

         The total amount of indebtedness incurred by the Company shall at no time exceed the sum of seventy percent (70%) of the aggregate fair market value of all Company Mortgage loans. The Manager shall be prohibited from providing financing to the company except payments made by the Manager under Section 3.3 of this Agreement.

         4.4. Limitation on Single Loan. The Company will limit any single Mortgage Loan and Mortgage Loans on any one property, and will limit its Mortgage Loans to any one borrower to not more than twenty percent (20%) of the total Capital Contributions.

         4.5. Limitation on Loans on Unimproved Property. The Company may not invest in or make Mortgage Loans on unimproved real property in an amount in excess of twenty-five percent (25%) of the total Capital Contributions.

         4.6. Limitation on Real Estate Contracts of Sale. The Company may not invest in real estate contracts of sale otherwise known as land sale contracts unless such contracts are in recordable form and appropriately recorded in the chain of title.

         4.7. Title Insurance and Independent Appraisal. The Company shall require that a mortgagee's or owner's title insurance policy as to the priority of a mortgage or the condition of title be obtained in connection with the making or purchasing of each Mortgage Loan. The Company shall also receive an independent, on-site appraisal for each property on which it makes or purchases a Mortgage Loan. All such appraisals shall be conducted by an Independent Expert. Such appraisals will be retained at the office of the Company and will be available for review and duplication by any Member for a period of at least five years after the last day that the Company holds a mortgage secured by the subject property.

         4.8. Insurance. There shall at all times be title, fire and casualty insurance in a amount equal to the Company's Mortgage Loans plus any outstanding senior lien on the security property naming the company and any senior lienholder as loss payees, and, where such senior lienholder exists, a Request for Notice of Default shall be recorded in the county where the security property is situated.

         4.9. Purchase of Mortgage Loans from Manager. Subject to section 4.11 below, Mortgage Loans may be purchased from the Manager or its Affiliates only if the Manager or Affiliate acquires such loans in its own name and temporarily holds title thereto for the purpose of facilitating the acquisition of such loans, and provided that such loans are purchased by the Company for a price no greater than the cost of such loans to the Manager (except compensation in accordance with Article 14 of this Agreement), there is no other benefit arising out of such transactions to the Manager, such loans are not in default, and otherwise satisfy all requirements of this Article 4. Accordingly, all income generated (except Acquisition and Origination Fees and Acquisition and Origination Expenses associated with a Mortgage Loan so acquired) shall be treated as belonging to the Company. The Manager shall not sell a loan to the Company if the cost of the loan exceeds the funds reasonably anticipated to be available to the Company to purchase the loan.

         4.10. Limitation on Sales of Mortgage Loans to Manager. The Company shall not sell a Mortgage Loan to the Manager or an Affiliate unless all of the following criteria are met: (i) the loan is in default; (ii) the Manager or Affiliate pays the Company an amount in cash equal to the cost of the loan to the Company (including all cash payments and carrying costs related thereto); and (iii) the Manager or Affiliate assumes all of the Company's obligations and liabilities incurred in connection with the holding of the loan by the Company.

         4.11. No dealings with Other Affiliated Programs. The Company shall not acquire a loan from, or sell a loan to, another Program in which the Manager or an Affiliate has an interest, or sell a foreclosed property to the Manager or an Affiliate or to another Program in which the Manager or an Affiliate has an interest; provided, however, that Mortgage Loans may be purchased or acquired from PFG, Ltd. Sterling 1995 Limited Partnership and Yosemite Mortgage Fund, LLC, as Investments in Mortgages if such transactions are fully disclosed in the Prospectus, are made only when funds from the Offering are available to effect the transactions, and the transactions are effected by Company upon terms fair to the Company and at a price not in excess of appraised value.

         4.12. Contingency Reserves. The Company will maintain a contingency reserve in an aggregate amount of at least three percent (3%) of the aggregate Capital Accounts of the Members.

         4.13. No Reinvestment of Net Income Available for Distribution. The Company will not reinvest Net Income Available for Distribution, unless it is Members' Reinvested Distributions under Article 8 of this Agreement.

         4.14. No Loans to Manager. No loans may be made by the Company to the Manager or an Affiliate except as provided in Article 3.5 of this Agreement.

                                   ARTICLE 5
                     CAPITAL CONTRIBUTIONS; LOANS TO COMPANY

         5.1. Capital Contribution by Manager. The Manager may but shall not be required to contribute to the capital of the Company any amount as it deems appropriate

         5.2. Contributions of Other Members. Members other than the Manager shall acquire Units in accordance with the terms of the Subscription Agreement or any future subscription materials approved by the Manager. The names, addresses, date of admissions and Capital Contributions of the Members shall be set forth in a schedule maintained by the Manager. The Manager shall update the schedule to reflect the then-current ownership of Units (and Interests) without any further need to obtain the consent of any Member, and the schedule, as revised from time to time by the Manager, shall be presumed correct absent manifest error. Any member shall have a right to inspect such schedule upon written request to the Manager. Upon the sale of Units pursuant to the Prospectus, the purchasers should be admitted as Members not later than 15 days after the release of their funds from escrow to the Company, if applicable, or not later than the last day of the calendar month following the date their subscription for Units was accepted by the Company.

         5.3. Interest. No interest shall be paid on, or in respect of, any contribution to Company Capital by any Member, nor shall any Member have the right to demand or receive cash or other property in return for the Member's Capital Contribution, subject to Article 11 hereof.

         5.4. Loans. Any Member or Affiliate of a Member may, with the written consent of the Manager, lend or advance money to the Company. If the Manager or, with the written consent of the Manager, any Member shall make any loans to the Company or advance money on its behalf, the amount of any loan or advance shall not be treated as a contribution to the capital of the Company, but shall be a debt due from the Company. The amount of any loan or advance by a lending Member or an Affiliate of a Member shall be repayable out of the Company's cash and shall bear interest at a rate of not in excess of the lesser of (i) the prime rate established, from time to time, by any major bank selected by the Manager for loans to the bank's most creditworthy commercial borrowers, plus five percent (5%) per annum, or (ii) the maximum rate permitted by applicable law. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company. This section shall be subject to the Company's Investment Policy as it relates to transactions with the Manager or its Affiliates.

         5.5. Time Limit. Capital Contributions received from the Offering that have not been invested within the later of two years after the commencement of the Offering or one year after the termination of the Offering (except for necessary operating capital shall be distributed pro rata to the Members as a return of capital so long as the adjusted Investment in Mortgage Loans is in compliance with Section IV.C. of the NASAA Guidelines.


                                   ARTICLE 6
                       VOTING AND OTHER RIGHTS OF MEMBERS

         6.1. No Participation in Management. Except as expressly provided in this Agreement, no Member shall take part in the conduct or control of the Company's business or have any right or authority to act for or bind the Company.

         6.2. Rights and Powers of Members. In addition to the rights of the Members to remove and replace the Manager as provided in Section 3.7 and as otherwise provided for in Section 3.2, the Members shall have the right to vote upon and take any of the following actions upon the approval of a Majority, without the concurrence of the Manager, and such approval of a Majority, without the concurrence of the Manager, shall be required to allow or direct the Manager to:

                  6.2.1. Dissolve and windup the Company before the expiration of the term of the Company;

                  6.2.2. Amend this Agreement, subject to the rights to the Manager granted in Section 15.4 of this Agreement and subject also to the concurrence of the Manager if either the distributions due to the Manager or the duties of the Manager are affected;

                  6.2.3. Merge the Company or sell all or substantially all of the assets of the Company, otherwise than in the ordinary course of its business.

                  6.2.4. Change the nature of the Company's business; and elect to continue the business of the Company other than in the circumstances described in Section 3.8 of this Agreement.

                  6.2.5. Elect to continue the business of the Company other than in the circumstances described in Section 3.8 of this Agreement.

         6.3. Meetings.

                  6.3.1. The Members may hold meetings of Members within or outside the State of California at any place selected by the Person or Persons calling the meeting. If no other place is stated, meetings shall be held at the Company's principal place of business as established in accordance with Section 1.3 of this Agreement. The Members may approve by written consent of a Majority any matter upon which the Members are entitled to vote at a duly convened meeting of the Members, which consents will have the same effect as a vote held at a duly convened meeting of the Members.

                  6.3.2. The Manager, or Members representing more than ten percent (10%) of the outstanding Interests for any matters on which the Members may vote, may call a meeting of the Company. If Members representing the requisite Interests present to the Manager a statement requesting a Company meeting, or the Manager calls the meeting, the Manager shall fix a date for a meeting and shall (within ten (10) days after receipt of a statement, if applicable) give personal or certified mailed notice, addressed to each Member at the respective address of the Member appearing on the books of the Company or given to the Company for the purpose of notice, not less than fifteen (15) or more than sixty (60) days before the date of the meeting, to all Members of the date, place and time of the meeting and the purpose for which it has been called. Unless otherwise specified, all meetings of the Company shall be held at 2:00 p.m. local time at the principal office of the Company.

                  6.3.3. Members may vote in person or by proxy. A Majority, whether present in person or by proxy, shall constitute a quorum at any meeting of Members. Any question relating to the Company which may be considered and acted upon by the Members may be considered and acted upon by vote at a Company meeting, and any vote required to be in writing shall be deemed given if approved by a vote by written ballot.

         6.4. Limited Liability of Members. Units are non-assessable. No Member shall be personally liable for any of the expenses, liabilities, or obligations of the Company or for any Losses beyond the amount of the Member's Capital Contribution to the Company and the Member's share of any undistributed net income and gains of the Company.

         6.5. Access to Books and Records. The Members and their designated representatives shall have access to certain books and records of the Company during the Company's normal business hours. An alphabetical list of the names and addresses and business telephone numbers of all Members together with the number of Units held by each of them will be maintained as a part of the books and records of the Company. The Company shall make the list available on request to any Member or his representative for a stated purpose including, without limitation, matters relating to Members' voting rights, tender offers, and the exercise of Members' rights under federal proxy law. A copy of the Members list shall be mailed to any Member requesting it within ten business days of the request, although the Company may charge a reasonable amount for the copy. The Member list shall be updated at least quarterly to reflect changes in the information contained therein. If the Manager neglects or refuses to exhibit, produce or mail a copy of the Member list as requested, the Manager shall be liable to any Member requesting the list for the costs, including attorney fees, incurred by that Member for compelling the production of the list, and for actual damages suffered by the Member by reason of the refusal or neglect. However, the Company need not exhibit, produce or mail a copy of the Member list if the actual purpose and reason for the request therefore is to secure the list or other information for the purpose of selling the list or copies thereof, or of using it for a commercial purpose other than in the interest of the Person as a Member in the Company. The Manager may require the Person requesting the list to represent that the list is not requested for any commercial purpose. The remedies provided hereunder to Members requesting copies of the list are in addition to, and shall not in any way limit, other remedies available to Members under federal or the California LLC Law.

         6.6. Representation of Company. Each of the Members hereby acknowledges and agrees that the attorneys representing the Company and the Manager and its Affiliates do not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or be representing any or all of the Members in any respect at any time. Each of the Members further acknowledges and agrees that the attorneys shall have no obligation to furnish the Members with any information or documents obtained, received or created in connection with the representation of the Company, the Manager and its Affiliates.

                                   ARTICLE 7
                     PROFITS AND LOSSES; CASH DISTRIBUTIONS

         7.1. Allocation of Profits and Losses. The Manager shall credit all Company Profits to and charge all Company Losses against the Members in proportion to their respective Interests. The Manager shall allocate to the Members all Profits and Losses realized by the Company during any calendar quarter as of the close of business on the last day of each calendar quarter, in accordance with their respective Interests and in proportion to the number of days during the calendar quarter that they owned the Interests (i.e., a weighted average Capital Account), without regard to Profits and Losses realized for time periods within the quarter.

         7.2. Net Income Available For Distribution. The Company shall distribute Net Income Available for Distribution to Members according to the allocations provided for in Section 7.1, in cash to those Members who have on file with the Company their written election to receive cash distributions, as a pro rata share of the total Net Income Available for Distribution. The Company shall make these distributions each calendar quarter in proportion to the weighted average Capital Account of each Member during the preceding calendar quarter.

         7.3. Net Proceeds. Net Proceeds may also be distributed to Members in cash or retained by the Company for other uses as set forth herein. Net Proceeds will be deemed to be distributed to the Members upon receipt by the Company thereof, regardless of whether any actual cash distributions of the Net Proceeds occur. Immediately thereafter, there shall be a deemed re-contribution by each Member to the extent of the deemed distribution of Net Proceeds. The Company may use Net Proceeds to make new loans, improve or maintain properties acquired by the Company through foreclosure or to pay operating expenses. Distributions of Net Proceeds shall be in accordance with the allocations provided for in Section
7.1 above.

         Net proceeds may not be retained by the Company but will be distributed to the Members in cash, during the period that begins on the first day of the calendar month that is thirty-six (36) months prior to the calendar month during which the existence of the Company is terminated as provided in Section 1.6 of this Agreement or any extension thereof, or otherwise terminated pursuant to this Agreement or by operation of law. Reinvestment of Net Proceeds will not take place unless sufficient cash will be distributed to Members to pay any state or federal income tax (assuming Members are in a specified tax bracket) created by the disposition or refinancing of a Mortgage Loan.

         7.4. Cash Distributions Upon Dissolution. Upon dissolution and winding up of the Company, the Company shall thereafter distribute Net Income Available for Distribution and Net Proceeds available for distribution, if any, to the Members in accordance with the provisions of Section 12.3 of this Agreement.

         7.5. Special Allocation Rules.

                  7.5.1. For purposes of this Agreement, a loss or allocation (or item thereof) is attributable to non-recourse debt which is secured by Company property to the extent of the excess of the outstanding principal balance of the debt (excluding any portion of the principal balance which would not be treated as an amount realized under Section 1001 of the Code and Treasury Regulation Section 1.1001-2 if the debt were foreclosed upon) over the adjusted basis of the property. This excess is called "Minimum Gain" (whether taxable as capital gain or as ordinary income) as more explicitly set forth in Treasury Regulation Sections 1.704-2(b)(2) and 1.704- 2(d). Notwithstanding any other provision of Article 7, the allocation of loss or deduction (or item thereof) attributable to non-recourse debt which is secured by Company property will be allowed only to the extent that the allocation does not cause the sum of the deficit Capital Account balances of the Members receiving the allocations to exceed the Minimum Gain determined at the end of the Company's taxable year to which the allocations relate. The balance of the losses shall be allocated to the Manager. Any Member with a deficit Capital Account balance resulting in whole or in part from allocations of loss or deduction (or item thereof) attributable to non-recourse debt which is secured by Company property shall, to the extent possible, be allocated income or gain (or item thereof) in an amount not less than the Minimum Gain at a time no later than the time at which the Minimum Gain is reduced below the sum of the deficit Capital Account balances. This section is intended and shall be interpreted to comply with the requirements of Treasury Regulation
         Section 1.704-2(f).

                  7.5.2. If any Member receives any adjustments, allocations or distributions, not covered by Subsection 7.5.1, so as to result in a deficit Capital Account, items of Company income and gain shall be specially allocated to the Members in an amount and manner sufficient to eliminate the deficit balances in his Capital Account created by the adjustments, allocations or distributions as quickly as possible. This Section shall constitute a qualified income offset under Treasury Regulation Section 1.704-1(b)(2)(ii).

                  7.5.3. For purposes of determining the Profits, Losses, Net Income Available for Distribution or any other items allocable to any period, these other items shall be determined on a daily, monthly, or other basis, as determined by the Manager using any permissible method under Section 706 of the Code and the Treasury Regulations thereunder.

                  7.5.4. Notwithstanding Sections 7.1 and 7.2 hereof, (i) Net Losses, if any, allocable to the period before the admission of any additional Members under Section 5.2 hereof shall be allocated ninety-nine percent (99.0%) to the Manager and one percent (1.0%) to the Initial Member, and Net Income during that same period, if any, shall be allocated to the Manager, and (ii) Profits or Losses allocable to the period commencing with the admission of any additional Members and all subsequent periods shall be allocated under Section 7.1.

                  7.5.5. Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Net Income or Net Losses, as the case may be, for the year.

         7.6. Code Section 704(c) Allocations.

                  7.6.1. Income, gains, losses and deductions, as determined for Federal income tax purposes, for any Company asset which has a Gross Asset Value that differs from its adjusted basis for Federal income tax purposes shall, solely for Federal income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of the Company asset to the Company for Federal income tax purposes and its initial Gross Asset Value in accordance with Code
         Section 704(c) and the Treasury Regulations thereunder. In furtherance of the foregoing, it is understood and agreed that any income, gain, loss, or deduction attributable to Code Section 704(c) property shall be allocated to the Members in accordance with the traditional method of making Code Section 704(c) allocations, in accordance with Treasury Regulation Section 1.704-3(b).

                  7.6.2. If the Gross Asset Value of any Company asset is adjusted under Section 2.17, subsequent allocations of income, gain, losses and deductions, as determined for Federal income tax purposes, for the Company asset shall, solely for Federal income tax purposes, take account of any variation between the adjusted basis of the Company asset for Federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

                  7.6.3. Allocations under this Section 7.6 are solely for purposes of Federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account.

                  7.6.4. Except as otherwise set forth in this Agreement, any elections or other decisions relating to allocations under this Section
         7.6 shall be made by the Manager, with the review and concurrence of the Company's accountants, in a manner that reasonably reflects the purpose and intention of this Agreement.

         7.7. Intent of Allocations. It is the intent of the Company that this Agreement comply with the safe harbor test set out in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d) and 1.704-2 and the requirements of those Sections, including the qualified income offset and minimum gain charge-back, which are hereby incorporated by reference. If, for whatever reasons, the Company is advised by counsel or its accountants that the allocation provisions of this Agreement are unlikely to be respected for federal income tax purposes, the Manager is granted the authority to amend the allocation provisions of this Agreement, to the minimum extent deemed necessary by counsel or its accountants to effect the plan of Allocations and Distributions provided in this Agreement. The Manager shall have the discretion to adopt and revise rules, conventions and procedures as it believes appropriate for the admission of Members to reflect Members' interests in the Company at the close of the years.

         7.8. Annual Valuation of Assets. For each of the Company's Mortgage Investments and other investments, the Manager shall review each at the end of each Fiscal Year and determine if a Writedown is required with respect thereto. If the Manager determines that a Writedown is needed, The Manager shall value the asset(s) subject to the Writedown, and cause the Company's accountants, within thirty (30) days of the end of each Fiscal Year, to verify that the Manager's determination was made in compliance with generally accepted accounting principles. Any Writedown of an asset resulting from the valuation shall be effective on the last day of the preceding Fiscal Year.

                                   ARTICLE 8
                         DISTRIBUTION REINVESTMENT PLAN

         8.1. Members' Reinvested Distributions. A Member may elect to participate in the Company's Distribution Reinvestment Plan (the "Plan") at the time of his purchase of Units, by electing to do so in the Subscription Agreement executed by the Member. The Member's participation in the Plan commences after the Company has accepted the Member's Subscription Agreement. Subsequently, a Member may revoke any previous election or make a new election to participate in the Plan by sending written notice to the Company. The notice shall be effective for the calendar quarter in which the notice is received, if received at least ten (10) days before the end of the calendar quarter. Otherwise, the notice is effective the following quarter.

         8.2. Purchase of Additional Units. Under the Plan, participating Members use distributions to purchase additional Units at ten dollars ($10.00) per Unit or such Whole Units and fraction of a Unit that the reinvested distributions will purchase at ten dollars ($10) per unit. The Manager will credit Units purchased under the Plan to the Member's Capital Account as of the first day of the calendar quarter following the calendar quarter in which the Reinvested Distribution is made. If a Member revokes a previous election to participate in the Plan, subsequent to the calendar quarter in which the Company receives the revocation notice, the Company shall make distributions in cash to the Member instead of reinvesting the distributions in additional in Units.

         8.3. Statement of Account. Within 30 days after the Reinvested Distributions have been credited to Members participating in the Plan, the Manager will mail to participating Members a statement of account describing the Reinvested Distributions received, the number of incremental Units purchased, the purchase price per Unit (if other than ten dollars ($10.00) per Unit), and the total number of Units held by the Member. Before the Members' reinvestment of distributions in the Company, if any change exists from the prior Prospectus or other disclosure document that was provided, the Manager will also mail an updated disclosure document to each Member fully describes the Plan, including the minimum investment amount, the type or source of proceeds which may be reinvested and the tax consequences of the reinvestment to the Members.

         8.4. Continued Suitability Requirements. Each Member who is a participant in the Plan must continue to meet the investor suitability standards described in the Subscription Agreement and Prospectus (subject to minimum requirements of applicable securities laws) to continue to participate in reinvestments. It is the responsibility of each Member to notify the Manager promptly if he no longer meets the suitability standards set forth in the Prospectus for a purchase of Units in the Offering. The Members acknowledge that the Company is relying on this notice in issuing the Units, and each Member shall indemnify the Company if he fails to so notify the Company and the Company suffers any damages, losses or expenses, or any action or proceeding is brought against the Company due to the issuance of Units to the Member.

         8.5. Changes or Termination of the Plan. The terms and conditions of the Plan may be amended, supplemented, suspended or terminated for any reason by the Manager at any time by mailing notice thereof at least thirty (30) days before the effective date of the action to each participating Member at his last address of record.

                                   ARTICLE 9
                     BOOKS AND RECORDS, REPORTS AND RETURNS

         9.1. Books and Records. The Manager shall cause the Company to keep the following:

                  9.1.1. Complete books and records of account in which shall be entered fully and accurately all transactions and other matters relating to the Company;

                  9.1.2. The list described in Section 6.5 of this Agreement;

                  9.1.3. A copy of the filed Articles of Organization, and all amendments thereto;

                  9.1.4. Copies of the Company's federal, state and local income tax returns and reports, if any, for the six (6) most recent years;

                  9.1.5. Copies of this Agreement, including all amendments thereto; and

                  9.1.6. The financial statements of the Company for the three
         (3) most recent years. All books and records shall be maintained at the Company's principal place of business and shall be available for inspection and copying by, and at the sole expense of, any Member, or any Member's duly authorized representatives, during the Company's normal business hours.

         9.2. Annual Statements.

                  9.2.1. The Manager shall cause to be prepared at least annually, and distributed to the Members within 120 days after the end of the fiscal year, at the Company's expense, audited financial statements prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accountant. The financial statements will include: an audited balance sheet, statements of income or loss, Members' equity, and a statement of cash flows.

                  9.2.2. The Company's accountants will itemize the costs of any verification performed by them and may be reimbursed to the Manager by the Company only to the extent that the reimbursement when added to the costs for administrative services rendered does not exceed the competitive rate for the services as determined in the above paragraph.

                  9.2.3. Notwithstanding the 120-day period specified in Section
         9.2.1 above, the Manager shall cause to be prepared and distributed to the Members not later than 75 days after the close of each Fiscal Year of the Company all Company information necessary in the preparation of the Members' federal income tax returns. Such information will include:

                           (a) a statement as to any transactions with the Manager or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Manager or its Affiliates from the Company for the Fiscal Year completed, showing the amount paid or accrued to each recipient and the respective services performed; and

                           (b) a report identifying distributions from (i) Cash Flow during that year, (ii) Cash Flow for prior years that had been held as reserves, (iii) Net Proceeds, (iv) lease payments on net leases with builders and sellers, and (v) reserves from the gross proceeds of the Offering originally obtained from the Members. Copies of the aforementioned financial statements and reports shall be distributed to each Member within 120 days after the close of each taxable year of the Company.

         9.3. Special and Quarterly Reports.

                  9.3.1. For each quarter in which the Company bought or invested in a Mortgage Loan or it or a borrower incurred origination or evaluation fees, and for so long as the proceeds of the Offering are not fully committed and/or returned to investors, at the Company's expense, the Manager shall cause to be prepared a special report (which may be included in the quarterly report described below) which shall contain a statement listing: (a) the amount of the Mortgage Loans purchased or invested in; (b) the material terms of the loans; (c) the identity of the borrower; and (d) the real property securing the Mortgage Loan and the appraised value of that real property. Copies of the statements shall be distributed to each Member within sixty (60) days after the end of the quarterly period.

                  9.3.2. The Manager will supply to each Member the information required by Form 10-Q (if Form 10-Q is required to be filed with the Securities and Exchange Commission) within 45 days of the end of each quarterly period.

                  9.3.3. If the Company is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, the Manager shall cause to be prepared, at Company expense, a quarterly report for each of the first three quarters in each Fiscal Year containing unaudited financial statements (consisting of a balance sheet, a statement of income or loss and a statement of cash flow) and a statement of other pertinent information regarding the Company and its activities during the period covered by the report. Copies of the statements and other pertinent information shall be distributed to each Member within 60 days after the close of each quarter. This report may be combined with the delivery of information described in the immediately preceding Section 9.3.2, subject to the 45-day period described therein.

         9.4. Income Tax Returns and Regulatory Reports. The Manager, at Company expense, shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Manager, at Company expense, shall also cause to be prepared and timely filed with and/or delivered to appropriate federal and state regulatory and administrative bodies and/or the Members applicable, all reports required to be filed with or delivered to those entities or Members under applicable law, including those described in the Company's undertakings in any securities filing. The reports shall be prepared using the accounting or reporting basis required by the relevant regulatory bodies. The Company will provide a copy of the reports to each Member who requests one, without expense to the Member. The Manager, at Company expense, shall file, with the Administrators for the states in which this Company is registered, as required by these states, a copy of each report referred to in this Article 9.

         9.5. Suitability Requirements. The Manager, at Company expense, shall maintain for a period of at least six years a record of the documentation indicating that a Member complies with the investment suitability standards set forth in the Prospectus.

         9.6. Fiscal Matters.

                  9.6.1. Fiscal Year. The Company has previously adopted the calendar year as the Fiscal Year for tax and accounting purposes. Subject to the provisions of Section 706 of the Code and approval by the Internal Revenue Service and the applicable state taxing authorities, in the Manager's sole discretion and without the approval of a Majority, from time to time the Manager may change the Company's Fiscal Year to a period to be determined by the Manager.

                  9.6.2. Method of Accounting. The Company shall continue to use the accrual method of accounting for both income tax purposes and financial reporting purposes.

                  9.6.3. Adjustment of Tax Basis. Upon the transfer of an interest in the Company, the Company may, at the sole discretion of the Manager, elect under Code Section 754, to adjust the basis of the Company property as allowed by Sections 734(b) and 743(b) thereof.

                  9.6.4. Tax Matters Partner. The Manager shall act as the "Tax Matters Partner" ("TMP") and shall have all the powers and duties assigned to the TMP under Sections 6221 through 6234 of the Code and the Treasury Regulations thereunder. The Members agree to perform all acts necessary under Section 6231 of the Code and Treasury Regulations thereunder to designate the Manager as the TMP.

                                   ARTICLE 10
                          TRANSFER OF COMPANY INTERESTS

         10.1. Interest of Manager. A successor or additional Manager may be admitted to the Company as follows:

                  10.1.1. With the consent of all managers (should there be any manager other than the Manager) and a Majority, a manager may at any time designate one or more Persons to be a successor to it or to be an additional manager, in each case with the participation in the Manager's Interest as they may agree upon, so long as the Company and the Members shall not be adversely affected thereby.

                  10.1.2. Upon any sale or transfer of a manager's Interest, if there is an additional or successor manager of the Company, the successor manager shall succeed to all the powers, rights, duties and obligations of the assigning manager hereunder, and the assigning manager shall thereupon be irrevocably released and discharged from any further liabilities or obligations of or to the Company or the Members accruing after the date of the transfer. The sale, assignment or transfer of all or any portion of the outstanding stock of the Manager, or of any interest therein, or an assignment of the Manager's Interests for security purposes only, shall not be deemed to be a sale or transfer of the Manager's Interests subject to the provisions of this
         Section 10.1.

         10.2. Transfer of Member's Interest. To the extent any of the following restrictions is not necessary to the Company, in the discretion of the Manager reasonably exercised, the Manager may eliminate or modify any restriction. Subject to the immediately preceding sentence, no assignee of the whole or any portion of a Member's Interest in the Company shall have the right to become a substituted Member in place of his assignor, unless the following conditions are first met:

                  10.2.1. No Member may transfer a fractional Unit, and no Member may transfer Units where, as a result of the transfer, the Member would thereafter, own fewer than two hundred (200) Units, except where the transfer occurs by operation of law;

                  10.2.2. The assignor shall designate its intention in a written instrument of assignment, which shall be in a form and substance reasonably satisfactory to the Manager;

                  10.2.3. The transferring Member shall first obtain written consent of the Manager to the substitution. The Manager shall not unreasonably withhold its consent, but the Manager will withhold its consent to the extent necessary to prohibit transfers that could cause the Company to be classified as a publicly traded partnership. The Manager will also withhold consent if it determines that the sale or transfer will otherwise jeopardize the continued ability of the Company to qualify as a "partnership" for federal income tax purposes or that the sale or transfer may violate any applicable securities laws (including any investment suitability standards);

                  10.2.4. The assignor and assignee named therein shall execute and acknowledge any other instruments as the Manager may deem necessary or desirable to effect the substitution, including, but not limited to, a power of attorney;

                  10.2.5. The assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

                  10.2.6. The assignee shall pay or, at the election of the Manager, obligate himself to pay all reasonable expenses connected with the substitution, including but not limited to reasonable attorneys' fees associated therewith; and

                  10.2.7. The Company has received, if required by the Manager, a legal opinion satisfactory to the Manager that the transfer will not violate the registration provisions of the Securities Act of 1933, as amended, or any applicable state securities law, which opinion shall be furnished at the Member's expense. Assignments complying with the above shall be recognized by the Company not later than the last day of the calendar month in which the written notice of assignment is received by the Company.

                  10.2.8. The Company shall thereafter recognize the assignment not later than the last day of the calendar month following receipt of the reciprocal documentation.

         10.3. Further Restrictions on Transfers. Notwithstanding any provision to the contrary contained in this Agreement, the following restrictions shall also apply to any and all proposed sales, assignments and transfer of Interests, and any proposed sale, assignment or transfer in violation of same shall be void and of no effect:

                  10.3.1. No Member shall make any transfer or assignment of all or any part of his Interest if said transfer or assignment would, when considered with all other transfers during the same applicable twelve month period, cause a termination of the Company for federal or state income tax (if any) purposes;

                  10.3.2. Notice to California residents:

                  IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                  10.3.3. Appropriate legends (including the legend above) under applicable securities laws shall be affixed to certificates evidencing the Units and issued or transferred to purchasers in other states.

                  10.3.4. No Member shall make any transfer or assignment of all or any of his Interest if the Manager determines that the transfer or assignment would result in the Company being classified as a "publicly traded partnership" with the meaning of Section 7704(b) of the Code or Regulations. To prevent that:

                           (a) The Manager will not permit trading of Units on an established securities market within the meaning of Section 7704(b);

                           (b) The Manager will prohibit any transfer of Units which would cause the sum of percentage interest in Company capital or profits represented by Interests that are sold or otherwise disposed of during any taxable year of the Company to exceed two percent (2%) of the total Interests in Company capital or profits; and

                           (c) The Manager will not permit any withdrawal of Units except in compliance with the provisions of this Agreement.

                                   ARTICLE 11
 DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A MEMBER; WITHDRAWAL OF THE MANAGER

         11.1. Effect of Death or Legal Incompetency of a Member on the Company. The death or legal incompetency of a Member shall not cause a dissolution of the Company or entitle the Member or his estate to a return of his Capital Account.

         11.2. Rights of Personal Representative. On the death or legal incompetency of a Member, his personal representative shall have all the rights of that Member for the purpose of settling his estate or managing his property, including the rights of assignment and withdrawal.

         11.3. Withdrawal of Members Other than Managers. With the sole discretion of the Manager reasonably exercised, the Manager may modify, eliminate or waive any limitation on the withdrawal rights of a member as set forth below, on a case by case basis or by class so long as the modifying, waiving, or elimination of the limitation does not: (a) adversely effect rights of the other members as a whole; (b) result in the Company being classified as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code of Regulations; or (c) result in the Company being or becoming an investment

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company under the Investment Company Act of 1940. To withdraw, or partially withdraw from the Company, a Member must give written notice thereof to the Manager and may thereafter obtain the return, in cash, of his Capital Account, or the portion thereof as to which he requests withdrawal, within sixty-one (61) to ninety-one (91) days after written notice of withdrawal is delivered to the Manager, subject to the following limitations:

                  11.3.1. Except with regard to the right of the personal representative of a deceased Member under Section 11.2 above, no notice of withdrawal shall be honored and no withdrawal made of or for any Units until the expiration of at least one year from the date of purchase of those Units in the Offering, other than purchases by way of automatic reinvestment of Company distributions described in Article 8 of this Agreement;

                  11.3.2. To assure that the payments to a Member or his representative do not impair the capital or the operation of the Company, any cash payments in return of an outstanding Capital Account shall be made by the Company only from Net Proceeds and Capital Contributions;

                  11.3.3. The Member shall have the right to receive distributions of cash from their Capital Accounts only to the extent that funds described in Subsection 11.3.2 are available; the Manager shall not be required to establish a reserve fund for the purpose of funding the payments; the Manager shall not be required to use any other sources of Company funds other than those set forth in Section 11.3.2; the Manager shall not be required to sell or otherwise liquidate any portion of the Company's Mortgage Investments or any other asset in order to make a cash distribution of any Capital Account under this Section 11.3;

                  11.3.4. Subject to Section 7.3, during the ninety (90) days following receipt of written notice of withdrawal from a Member, the Manager shall not refinance any loans of the Company or reinvest any Net Proceeds or Capital Contributions in new loans or other non-liquid investment unless and until the Company has sufficient funds available in cash to distribute to the withdrawing Member the amount that he is withdrawing from his Capital Account;

                  11.3.5. Subject to the restrictions on withdrawal contained in this Agreement, the amount to be distributed to any withdrawing Member shall be an amount equal to the amount of the Member's Capital Account as of the date of the distribution, as to which the Member has given a notice of withdrawal under this Section 11.3, notwithstanding that the amount may be greater or lesser than the Member's proportionate share of the current fair market value of the Company's net assets;

                  11.3.6. In no event shall the Manager permit the withdrawal during any calendar year of total amounts from the Capital Accounts of members that exceeds ten percent (10%) of the aggregate Interests, except upon the vote of the Members to dissolve the Company under this Agreement;

                  11.3.7. Requests by Members for withdrawal will be honored in the order in which they are received by the Manager. If any request may not be honored, due to any limitations imposed by this Section 11.3 (except the one year holding limitation set forth in Subsection 11.3.1), the Manager will so notify the requesting Member in writing, whose request, if not withdrawn by the Member, will be honored if and when the limitation no longer is imposed; and

                  11.3.8. If a Member's Capital Account would have a balance of less than ten thousand dollars ($10,000) following a requested withdrawal, the Manager, at its discretion, may distribute to the Member the entire balance in the account.

         11.4. Withdrawal by Manager. The Manager may withdraw from the Company upon not less than 120 days written notice of the same to all Members, but only with the affirmative vote or consent of a Majority, as noted in Section 3.2. The withdrawing Manager shall not be liable for any debts, obligations or other responsibilities of the Company or this Agreement arising after the effective date of the withdrawal.

         11.5. Payment to Terminated Manager. If the business of the Company is continued as provided elsewhere in this Agreement upon the withdrawal, removal, dissolution, or bankruptcy of the Manager, then the Company shall pay to the Manager a sum equal to all amounts then accrued and owing to the Manager. The Company may terminate the Manager's interest in the Company by paying an amount equal to the then-present fair market value of the Manager's interest in the Company, which the Company and Manager acknowledge is the outstanding Capital Account as of the date of the removal, withdrawal, dissolution or bankruptcy. If the Company and the Manager cannot agree on the value of the Manager's Capital Account, it will be decided by arbitration in accordance with the then-current rules of the American Arbitration Association, with the expenses of arbitration to be borne equally by the Company and the Manager. If the business of the Company is not so continued, then the Manager shall receive from the Company the sums it would have received in the course of dissolving the Company and winding up its affairs, as provided in Section 12.2 below.

         The method of payment to any terminated Manager must be fair and must protect the solvency and liquidity of the program. Where the termination is voluntary, the method of payment will be deemed presumptively fair where it provides for a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the terminated Manager otherwise would have received under this Agreement had the Manager not terminated. Where the termination is involuntary, the method of payment will be deemed

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presumptively fair where it provides for an interest bearing promissory note coming due in no less than five years with equal installments each year.

                                   ARTICLE 12
                           DISSOLUTION OF THE COMPANY

         12.1. Events Causing Dissolution. The Company shall dissolve upon occurrence of the earlier of the following events:

                  12.1.1. The expiration of the term of the Company as stated in
         Section 1.6 of this Agreement;

                  12.1.2. Upon the written consent of the Manager and any other Person who is then a manager, and the affirmative vote or consent of a Majority;

                  12.1.3. The withdrawal, removal, dissolution or bankruptcy of the Manager, unless, if there is no remaining manager, a Majority agree in writing to continue the business of the Company and, within six months after the last remaining manager has ceased to be a manager, admit one or more managers who agree to such election and join the Company as managers.

         12.2. Winding Up. Upon the occurrence of an event of dissolution, the Company shall immediately be dissolved, but shall continue until its affairs have been wound up according to the provisions of the California LLC Law. Upon dissolution of the Company, unless the business of the Company is continued as provided above, the Manager will wind up the Company's affairs as follows:

                  12.2.1. No new Mortgage Investments shall be invested in or purchased;

                  12.2.2. The Manager(s) shall liquidate the assets of the Company as promptly as is consistent with recovering the fair market value thereof, either by sale to third parties or by servicing the Company's outstanding Mortgage Investments in accordance with their terms;

                  12.2.3. All sums of cash held by the Company as of the date of dissolution, together with all sums of cash received by the Company during the winding up process from any source whatsoever, shall be distributed in accordance with Section 12.3 below.

         12.3. Order of Distribution of Assets. If the Company is dissolved under Section 12.1 above, the assets of the Company shall be distributed in accordance with the California LLC Law.

         12.4. No Recourse to Manager. Upon dissolution and winding up under the California LLC Law, each Member shall look solely to the assets of the Company for the return of his Capital Account, and if the Company assets remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return the amounts of the Capital Account of Members, Members shall have no recourse against the Manager or any other Member. The winding-up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Manager. The Manager is hereby authorized to do any and all acts and things authorized by law for these purposes. If the Manager becomes insolvent or bankrupt, dissolves, withdraws or is removed by the Members, the winding-up of the affairs of the Company and the distribution of its assets shall be conducted by the person or entity selected by a vote of a Majority, which person or entity is hereby authorized to do any and all acts and things authorized by law for such purposes.

         12.5. Compliance With Timing Requirements of Regulations. If the Company is "liquidated" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g):

                  12.5.1. Distributions shall be made under this Article 12 (if such liquidation constitutes a dissolution of the Company) or Article 7 hereof (if it does not) to the Manager and Members who have positive Capital Accounts in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2); and

                  12.5.2. if the Manager's Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), the Manager shall contribute to the capital of the Company the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(3).

                                   ARTICLE 13
                                    ROLL-UPS

         13.1. Roll-Up Transactions: Appraisal. If the Company proposes to enter into a Roll-Up, an appraisal of all Company assets shall be obtained from a competent, Independent Expert. If the appraisal will be included in a Prospectus to offer the securities of a Roll-Up entity to the Members, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the Registration Statement for that offering. The Independent Expert will appraise the assets of the Company on a consistent basis, and conduct the appraisal based on an evaluation of the Company's assets as of a date immediately before the announcement of the proposed Roll-Up. In performing the appraisal, the Independent Expert shall assume an orderly liquidation of the Company's assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and its Members. The Company shall include a summary of the Independent Expert's appraisal, indicating all material assumptions underlying the appraisal, in a report to the Members regarding the proposed Roll-Up.

         13.2. Members' Rights in a Roll-Up. If a Roll-Up is effected as to the Company, the Roll-Up Entity making the offer to the Company shall offer to each Member who votes against the Roll-Up the choice of

                  13.2.1. accepting the securities of the Roll-Up Entity that were offered in the proposed Roll-Up, or

                  13.2.2. either (a) remaining as a Member of the Company and preserving its interests therein unchanged; or (b) receiving cash in an amount equal to the Member's pro-rata share of the appraised Net Asset Value of the Company.

         13.3. Limitations on Roll-Ups. The Company's ability to participate in a Roll-Up is also subject to the following:

                  13.3.1. The Company shall not participate in any proposed Roll-Up which would result in Members having voting rights in the Roll-Up Entity which are less than those provided in Section 6.2 of this Agreement.

                  13.3.2. If the Roll-Up Entity is a corporation, the voting rights of the Members shall correspond to the voting rights provided in this Agreement to the extent reasonably possible.

                  13.3.3. The Company will not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares, units or other equity interests, however denominated, by any purchaser of the securities of the Roll-Up Entity (except to the minimum necessary to preserve the tax status of the Roll-Up Entity).

                  13.3.4. The Company will not participate in any proposed Roll-Up which would limit the ability of a Member to exercise the voting rights of the securities of the Roll-Up Entity on the basis of the value of the Interest held by the Member.

                  13.3.5. The Company will not participate in any proposed Roll-Up in which the Members' rights as securities holders to access the records of the Roll-Up Entity will be less than those provided for in this Agreement or in which any of the costs of the Roll-Up transaction would be borne by the Company if the Roll-Up is not approved by necessary vote of the Members.

                                   ARTICLE 14
        TRANSACTIONS BETWEEN THE MANAGER, ITS AFFILIATES AND THE COMPANY

         14.1. Compensation to the Manager from the Company. The Manager and its Affiliates are entitled to receive the following fees, compensation and expense reimbursements from the Company:

                  14.1.1. Management Fee. In consideration of the management services rendered to the Company, the Manager is entitled to receive from the Company a Management Fee payable monthly, in amounts determined by the Manager from time to time, up to a maximum of three-quarters of one percent (0.75%) per annum of the Base Amount. For any portion of the Capital Contributions not included in the Base Amount, the Management Fee shall not exceed 0.5% per annum. Although the Management Fee is paid monthly, the maximum payment is calculated on annual basis; thus for example, the Management Fee in any one month could exceed three-quarters of one percent (0.75%) of the Base Amount at the end of such month, provided that the maximum annual Management Fee shall not exceed three-quarters of one percent (0.75%) of the Base Amount at the end of the Fiscal Year. In the event the Management Fee paid to the Manager in any year exceeds the maximum permitted for that year, the Manager shall promptly refund such excess to the Company. The Management Fee may be accrued without interest when Company funds are not available for its payment. Any accrued Management Fee may be paid from the next available Net Income Available for Distribution or Net Proceeds. No Management Fee may be paid from Company contingency or working capital reserves. No portion of the Managemetn Fee will be used to pay sales commissions incurred in the Offering.

                  14.1.2. Company Expenses. All of the Company's expenses shall be billed directly, to the extent practicable, to and paid by the Company. Reimbursement to the Manager or its Affiliates for any expenses paid by the Manager or its Affiliates including, but not limited to, legal and accounting expenses, filing fees, printing costs, goods, services and materials used by or for the Company will be made from Net Income Available for Distribution immediately following the expenditure. Except as indicated in this Article 14, the Manager or any Affiliate shall not be reimbursed by the Company for services for which the Manager is entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement shall be: (i) Rent or depreciation, utilities, capital equipment, or other administrative items; and (ii) Salaries, fringe benefits, travel expenses, and other administrative items incurred or allocated to the Manager or any Affiliate. The Company, however, may reimburse the Manager and any Affiliate for salaries (and related salary expenses, but excluding expenses incurred in connection with the administration of the Company) for non-management and non-supervisory services which could be performed directly for the Company by independent parties, such as legal, accounting, transfer agent, data processing and duplicating. There shall be no reimbursement for management and supervisory personnel (e.g., services of employees of the Manager or its Affiliates who oversee the work which would have been performed by an independent party if such party had been so engaged). The amounts charged to the Company shall not exceed the lesser of (a) the actual cost of such services, or (b) the amounts which the Company would be required to pay to independent parties for comparable services. Reimbursement may also be made for the allocable cost charged by independent parties for maintenance and repair of data processing and other special purpose equipment used for or by the Manager, regardless of whether any distributions are made to the Members under the provisions of Article 7 of this Agreement.

                  14.1.3. Promotional Interest. The Manager shall be entitled to receive a Promotional Interest in the Company, as an additional Management Fee, that is equal to twenty-five percent (25%) of the amount of Cash Available for Distribution that exceeds twelve percent (12%) of Capital Contributions, for each and every Fiscal Year of the Partnership on a non-cumulative basis, to be payable monthly in the manner provided for the Management Fee under Subsection 14.1.1 of this Agreement.

                  14.1.4. Property Management Fee. If the Manager or an Affiliate performs property management services with respect to a foreclosed property, the fees paid to the Manager or its Affiliates shall be the lesser of the maximum fees set forth below in this subsection 14.1.4. or the fees which are competitive for similar services in the same geographic area. Included in such fees shall be bookkeeping services and fees paid to non-related Persons for property management services. No portion of such fees shall be used to pay sales commissions incurred in the Offering.

                                (a) In the case of a residential property, the
                                    maximum Property In Management Fee
                                    (including all rent-up, leasing, and
                                    re-leasing fees and bonuses, and leasing related services, paid to any Person) shall be five percent (5%) of the gross revenues from such property.

                                (b) In the case of individual and commercial
                                    property, except as set forth in subsection
                                    14.1.4.3. below, the maximum Property
                                    Management Fee from such leases shall be six percent (6%) of the gross revenues where the Manager or its Affiliates includes leasing, re-leasing, and leasing-related services. Conversely, the maximum Property Management Fee from such leases shall be three percent (3%) of the gross revenues where the Manager or its Affiliates do not perform leasing, re-leasing and leasing-related services with respect to the property.

                                (c) In the case of industrial and commercial
                                    properties which are leased on a long-term
                                    (10 or more years) net (or similar) basis, the maximum Property Management Fee from such leases shall be one percent (1%) of the gross revenues, except for a one-time initial leasing fee of three percent (3%) of the gross revenues on each lease payable over the first five full years of the original term of the lease.

                  14.1.5. Real Estate Brokerage Commissions. The total compensation paid to all Persons for the sale of a property held by the Company as a result of a foreclosure shall be limited to a competitive real estate commission, not to exceed six percent (6%) of the contract price for the sale of the property. If the Manager or its Affiliate provides a substantial amount of the services in the sales effort, it may receive up to one-half (1/2) of the competitive real estate commission, not to exceed three percent (3%), and subordinated to the prior payments to Members of an amount of not less than an aggregate of ten percent (10%) per annum cumulative of Capital Contribution. If the Manager or its Affiliate participates with an independent broker on resale, this subordination requirement shall apply only to the commission earned by the manager or its Affiliate.

                  14.1.6. No Insurance Service Fees. The Manager is not entitled to receive insurance service fees from the Company.

                  14.1.7. Mortgage Servicing Fees. The Manager and its Affiliates shall be entitled to be paid a Mortgage Servicing Fee on each Mortgage which it services, which, when added to Mortgage Servicing Fees paid by the Borrower of that Mortgage Loan, does not exceed the lesser of the customary, competitive fee for the provision of such mortgage services on that type of mortgage or 1.0% of the principal outstanding in such loan.

         14.2. Payments of Front-End Fees, Late Payment Charges, Default Interest and Mortgage Servicing Fees by Borrowers to Manager or Affiliates.

                  14.2.1. Acquisition and Origination Fees. The Manager or its Affiliates shall be entitled to receive and retain all Acquisition and Origination Fees and Acquisition and Origination Expenses, including but not limited to loan brokerage fees, loan application fees, loan evaluation fees, and loan extension fees, paid or payable by Borrowers or potential Borrowers.

                  14.2.2. Mortgage Servicing Fees. The Manager or its Affiliates shall be entitled to receive and retain all Mortgage Servicing Fees paid or payable by Borrowers. The Mortgage Servicing Fee paid by the Borrowers shall not exceed the lesser of the customary, competitive fee for the provision of such mortgage services on the particular type of mortgage or an annual amount of 3/4 of 1% of the principal outstanding in such loan.

                  14.2.3. Late Payment Charges and Default Interest. The Manager or its Affiliates shall be entitled to receive and retain all Late Payment Charges and Default Interest paid by Borrowers on delinquent loans held by the Company, only if the Manager or its Affiliate has advanced to such Borrowers funds necessary for the payment of all such Late Payment Charges or Default Interest. If the Manager or its Affiliate has not advanced such funds for the payment of all Late Payment Charges or Default Interest, the Manager or its Affiliate shall be entitled to receive and retain only fifty percent (50%) of any such Late Payment Charge or Default Interest.

                                   ARTICLE 15
                                  MISCELLANEOUS

         15.1. Covenant to Sign Documents. Each Member covenants, for himself and his successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to form the Company and to achieve its purposes, including, without limitation, any amendments to the Articles of Organization and any filings, records or publications necessary or appropriate under the laws of any jurisdiction in which the Company shall conduct its business.

         15.2. Notices. Except as otherwise expressly provided for in this Agreement, all notices which any Member may desire or may be required to give any other Members shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid. Notices to Members shall be addressed to the Members at the last address shown on the Company records. Notices to the Manager or to the Company shall be delivered to the Company's principal place of business, as set forth in Section 1.3 above or as hereafter changed as provided herein.

         15.3. Right to Engage in Competing Business. Nothing contained in this Agreement shall preclude any Member from purchasing or lending money upon the security of any other property or rights therein, or in any manner investing in, participating in, developing or managing any other venture of any kind, without notice to the other Members, without participation by the other Members, and without liability to them or any of them. Each Member waives any right he may have against the Manager for using for its own benefit information received as a consequence of the Manager's management of the affairs of the Company. This
Section 15.3 shall be subject in its entirety to the fiduciary duty of the Manager set forth in Section 3.4.

         15.4. Amendment. This Agreement is subject to amendment by the affirmative vote of a Majority in accordance with Section 6.2; provided, however, that no amendment shall be permitted if the effect of such amendment would be to increase the duties or liabilities of any Member or materially adversely affect any Member's interest in Profits, Losses, Company assets, distributions, management rights or voting rights, except as agreed by that Member. In addition, and notwithstanding anything to the contrary contained in this Agreement, the Manager shall have the right to amend this Agreement, without the vote or consent of any of the Members, to accomplish any of the following that do not adversely affect the Members:

                  15.4.1. to grant to Members (and not solely the Manager in its capacity as a Member) additional rights, remedies, powers or authority that may lawfully be granted to or conferred upon them;

                  15.4.2. to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions for matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

                  15.4.3. to conform this Agreement to applicable laws and regulations, including without limitation, federal and state securities and tax laws and regulations, and the NASAA Guidelines;

                  15.4.4. in the form of a revision to or updating of Schedule A in accordance with Section 5.2 hereof; and

                  15.4.5. to elect for the Company to be governed by any successor to the California LLC Law, governing limited liability companies.

                  The Manager shall notify the Members within a reasonable time of the adoption of any amendment.

         15.5. Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto regarding the subject matter contained herein.

         15.6. Waiver. No waiver by any party hereto or any breach of, or default under, any provision of this Agreement by any party shall be construed or deemed a waiver of any breach of or default under any other provision of this

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Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement for any future breach or default of the same provision of this Agreement.

         15.7. Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         15.8. Application of California Law. This Agreement and the application or interpretation thereof shall be governed, construed, and enforced exclusively by its terms and by the law of the State of California.

         15.9. Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

         15.10. Number and Gender. Whenever the singular form is used in this Agreement it includes the plural when required by the context, and the masculine gender shall include the feminine and neuter genders.

         15.11. Counterparts. This Agreement may be executed in counterparts, any or all of which may be signed by Manager on behalf of the Members as their attorney-in-fact.

         15.12. Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Company any right that it may have to maintain any action for partition for any property of the Company.

         15.13. Defined Terms. All terms used in this Agreement which are defined in the Prospectus shall have the meanings assigned to them in said Prospectus, unless this Agreement shall provide for a specific definition in
Article 2.

         15.14. Binding on Assignees. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the provisions of Section 10.2, which control the assignment or other transfer of Company Interests.

NOW, THEREFORE, THIS AGREEMENT IS ENTERED INTO AS OF THE DATE FIRST ABOVE-WRITTEN BY THE PARTIES, ACTING THROUGH THE PERSONS AUTHORIZED TO EXECUTE THIS AGREEMENT IN THEIR BEHALF.

                       YOSEMITE MORTGAGE FUND II, LLC, Company

                                By:  MFP MANAGEMENT LLC, Manager

                                     By:        /s/  Steven M. Pontes
                                          ---------------------------------

                                          Steven M. Pontes, General Manager

                       MFP MANAGEMENT LLC, Manager

                                By:            /s/  Steven M. Pontes
                                     --------------------------------------

                                     Steven M. Pontes, General Manager

                       PONTES FINANCIAL GROUP, LTD., Initial Member
                                By:            /s/ Steven M. Pontes
                                     --------------------------------------

                                     Steven M. Pontes, President

                                    EXHIBIT B

            BY EXECUTING THIS SUBSCRIPTION AGREEMENT, AN INVESTOR IS NOT WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

                         YOSEMITE MORTGAGE FUND II, LLC

         1. SUBSCRIPTION. The undersigned investor ("Investor") hereby applies to become a Member in Yosemite Mortgage Fund II, LLC, a California limited liability company (the "Company"), and agrees to purchase the number of units of limited liability company interest in the Company (the "Units") stated below in accordance with the terms and conditions of the Limited Liability Company Operating Agreement (the "Operating Agreement"), a copy of which is contained in the Prospectus of the Company, and tenders the amount required to purchase the Units ($10.00 per Unit, 1,000 Unit minimum purchase). The Units which the Investor offers to purchase hereby shall not be deemed issued to, or owned by, the Investor until: (a) the Investor has fully paid in cash for such Units, and
(b) the Manager of the Company has in its sole discretion accepted Investor's offer of purchase. A sale of Company Units to an Investor may not be completed until at least five business days after the date the Investor receives a Prospectus. The Manager will send each Investor a confirmation of purchase within five business days of acceptance of the Subscription Agreement. Purchasers of Units whose payments have been held in the Escrow Account will be admitted as Members not later than 15 days following the closing of the Escrow Account and payment to the Company of the proceeds therein. Thereafter, purchasers of Units will be admitted as Members not later than the last day of the calendar month following the date their subscription was accepted by the Manager. Subscriptions shall be accepted or rejected no sooner than 5 business days and after 30 days of their receipt; if rejected, all funds shall be returned to the subscriber within 10 business days.

         2. SUBSCRIPTION AMOUNT. The Investor subscribes $_____________ and encloses such sum herewith as the purchase price of _____________ Units ($10.00 per Unit) (Minimum 1,000 Units for $10,000).

         3. PAYMENT OF SUBSCRIPTION. The amount of the Investor's subscription set forth above either (a) has already been delivered by wire transfer, to the account set forth below, or (b) is enclosed in the form of a certified or bank check.

The undersigned hereby directs Capitol City Escrow, Inc., 3838 Watt Avenue, Suite F-610, Sacramento, CA 95821, as Escrow Agent, to pay to the Company the funds delivered by the Investor for the Units, to the extent the Investor's subscription has been accepted, subject to the Escrow Agent's receiving the Minimum Proceeds described in Section 3.1 below. The Investor acknowledges that the Manager can accept or reject all or any part of this subscription in its sole discretion, and that this offering may be terminated at any time by the Manager. If the Investor's subscription is rejected in part, the funds delivered herewith, to the extent the application is so rejected, will be returned to Investor as soon as practicable without interest or deduction, except to the extent of any interest actually earned.

                  3.1. As described in the Prospectus under Plan of Distribution, payments for Units will be held by the Escrow Agent in a segregated account (the Escrow Account) until the Escrow Agent has received payment for subscriptions accepted by the Company for not fewer than 500,000 Units (the Minimum Offering), corresponding to not less than an aggregate of $5,000,000 in subscription payments (the Minimum Proceeds).

                  3.2. If the Minimum Proceeds have not been received by the Escrow Agent on or before the end of the Escrow Agent's business day on ______________ 31, 2002, the Escrow Agent will promptly return your payments in full, with interest, if any has been earned, to you at the address shown on the Subscription Agreement Signature Page.

                  3.3. If the Minimum Proceeds have been received by the Escrow Agent on or before ______________ 31, 2002, the offering by the Company will continue, without use of Escrow Agent or any escrow agent, to seek to distribute in its initial public offering a total of 10,000,000 Units for $50,000,000. The Escrow Account will be closed upon the Escrow Agent's distribution of funds either (a) to the Company after the Escrow Agent receives the Minimum Proceeds, or (b) to the Investors, in accordance with Section 3.2. Proceeds from sales of Units in the offering following the close of the Escrow Account will be paid directly to the Company for its use as described in the Prospectus under Use of Proceeds.

         4. REPRESENTATIONS BY THE UNDERSIGNED. The Investor represents and assures the Company that the Investor:

                  4.1. has received the Prospectus of the Company dated ______________, 2002;

                  4.2. understands that no federal or state agency has made any finding or determination as to the fairness for public investment in, nor any recommendation nor endorsement of, the Units;

                  4.3. understands that Units are offered for a minimum investment of $10,000;

                  4.4. understands that there will be no public market for the Units, that there are substantial restrictions on repurchase, sale, assignment or transfer of the Units, and that it may not be possible readily to liquidate this investment;

                  4.5. meets the following suitability standards:

                           (a) if a resident of California has a minimum annual
                  gross income of $65,000 and net worth of $150,000 or in the alternative, a net worth of $250,000;

                           (b) if a resident from Oklahoma, a minimum annual
                  gross income of $60,000 and net worth of $60,000, or in the alternative, a net worth of $225,000;

                           (c) if a resident of any other state, a minimum
                  annual gross income of $45,000 and a minimum net worth of $45,000, or in the alternative, a minimum net worth of $150,000; net worth is determined exclusive of home, home furnishings and automobiles; and

                           (d) if purchasing for a fiduciary account, these
                  minimum standards are met by the beneficiary, the fiduciary account, or a donor or grantor who directly or indirectly supplies the funds to purchase Units if the donor or grantor is the fiduciary;

                  4.6. if an individual, has attained the age of majority (as established in the state in which domiciled), and, in any event, is under no disability with respect to entering into a contractual relationship with the Company;

                  4.7. if a trustee, is the trustee for the trust on behalf of which it is purchasing the Units, and has due authority to purchase Units on behalf of the trust;

                  4.8. fully indemnifies and holds harmless the Company, its Manager, and its Affiliates from any and all claims, actions, causes of action, damages, and expenses (including legal fees and expenses) whatsoever which may result from a breach or alleged breach of any of the representations by Investor contained herein;

                  4.9. understands that if this is a Uniform Gifts to Minors Act ("UGMA") or Uniform Transfers to Minors Act ("UTMA") custodial account, Investor represents and warrants that the Units belong to the minor and the Units, whether or not withdrawn, will only be used for the benefit of the minor. Investor also understands that the minor has the legal right to withdraw the Units for any purpose when he or she reaches the age that the custodianship terminates - usually 18 or 21 depending upon the state UGMA/UTMA law and/or terms of the custodianship.

         5. ADOPTION OF OPERATING AGREEMENT. The Investor hereby adopts, accepts, and agrees to be bound by all terms and provisions of the Operating Agreement and to perform all obligations therein imposed upon a Member with respect to Units to be purchased. Upon acceptance of this Subscription Agreement by the Manager on behalf of the Company and payment in full of the subscription price, the undersigned shall become a Member for all purposes of the Operating Agreement.

         6. LIMITATION ON ASSIGNMENT. The Investor acknowledges that the Units may be assigned only as provided in the Operating Agreement and further acknowledges the restrictions on resale, transfer, or assignment of the Units set forth in the Operating Agreement and as described in the Prospectus.

         7. SPECIAL POWER OF ATTORNEY. The Investor hereby makes, constitutes, and appoints the Manager of the Company to be such person's true and lawful attorney-in-fact to sign and acknowledge, file and record:

                  7.1. any amendment to the Articles of Organization required or permitted under the laws of the State of California or of any other state to be filed or which the Manager deems advisable to prepare, execute and file;

                  7.2. any other instrument or document which may be required to be filed by the Company by any governmental agency or by the laws of any state, or which the Manager deems it advisable to file; and

                  7.3. any documents which may be required to effect the continuation of the Company, the admission of a substituted Member, or the dissolution and termination of the Company, provided such continuation, admission, or dissolution and termination are in accordance with the terms of the Operating Agreement.

                  7.4. The foregoing grant of authority:

                           (a) is a Special Power of Attorney coupled with an
                  interest, is irrevocable, shall survive the death of the Investor and shall not be affected by the subsequent incapacity of the Investor;

                           (b) may be exercised by the Manager for each Member
                  by a facsimile signature of or on behalf of the Manager or by listing all of the Members and by executing any instrument with a single signature of or on behalf of the Company, acting as attorney-in-fact for all of them; and

                           (c) shall survive the delivery of an assignment by a
                  Member of the whole or any portion of his interest; except that where the assignee thereof has been approved by the Manager for admission to the Company as a substituted Member, the Special Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling such person to execute, acknowledge, and file any instrument necessary to effect such substitution.

         8. PURCHASE BY FIDUCIARY. If the Investor is purchasing the Units subscribed hereby in a fiduciary capacity, the above representations and warranties are to be deemed to have been made on behalf of the person(s) for whom the Investor is so purchasing except that such person(s) need not be over 18 years of age.

         9. NOTIFICATION OF MANAGER. The Investor agrees to notify the Manager immediately if any of the foregoing statements made herein shall become untrue.

         10. OPERATING AGREEMENT GOVERNS. In the event of any conflict between the provisions of the Operating Agreement and any instrument or document executed, acknowledged, filed or recorded by the Manager pursuant to this special power of attorney, the Operating Agreement will govern.

         11. REINVESTMENT OF DISTRIBUTIONS. The Company maintains a Distribution Reinvestment Plan ("Plan") under which distributions of income of the Company may be reinvested for the purchase of additional Units, at a price of $10.00 per Unit, rather than being received in cash. See Prospectus at page __. So long as the Investor meets the suitability standards established by the Company and by the securities law administrator of the state in which the Investor is domiciled, and subject to possible suspension or termination of the Plan by the Manager, as set forth in the Operating Agreement, the Investor will continue to participate in the Plan if it elects option A below. Option B below will constitute an election not to participate in the Plan. The Investor may change his election at any time by written notice to the Company. Please choose one or the other of the two options by your initials in the appropriate blank. If you initial neither blank, you will be considered to have elected to receive your distributions in cash (Option B).

                  A.       ___      Investor elects to participate in the
                                    Company Distribution Reinvestment Plan.

                  B.       ___      Investor elects not to participate in the
                                    Company Distribution Reinvestment Plan and to receive distributions in cash.

         12. OWNERSHIP OF UNITS. The Investor's interest will be owned and should be shown on the Company's records as follows:

Check one:     ___      Individual Ownership (for UGMA/UTMA custodial
                        accounts include date of birth and SSN of minor below)
               ___      Joint Tenants with Right of Survivorship (all joint
                        tenants must individually complete and sign application)
               ___      Tenants in Common (all tenants in common must
                        individually complete and sign application
               ___      Community Property (only one spouse required to complete
                        and sign application)
               ___      Custodian (Individual Retirement Accounts)
               ___      Other Qualified Retirement Plans
               ___      Revocable Grantor Trust (include copy of first and last
                        pages of trust document including signatures and section
                        discussing powers of trustees)
               ___      Irrevocable Trust (include copy of first and last
                        pages of trust document including signatures and
                        section discussing powers of trustees)
               ___      Corporation
               ___      Partnership
               ___      Nonprofit Organization

(Please Print)

Name________________________________________________________________________________________________________________________________
         First                                     Middle                               Last
         or Entity's legal name
____________________________________________________________________________________________________________________________________
         Resident or Entity's Address
____________________________________________________________________________________________________________________________________
         City                                                          State                              Zip Code

______________________________________________                                  ________________________________________________
Home Telephone Number (if applicable)                                           Business Telephone Number (if applicable)
         (include area code)                                                            (include area code)
Date of Birth_________________________________________________                  (Needed for first five ownership types only)
Occupation____________________________________________________
Marital Status (check one):    Single_______   Married________
Citizenship:      U.S.______   Other__________________________
Investment Objective:
         Current income with retention of capital______(check)
         Other (please explain):

____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________

Investor's Financial Status and Suitability:

Fair Market Net Worth                       $__________________________
Liquid Fair Market Net Worth                $__________________________
Gross Income                                $__________________________
Investor's Years of Investment Experience   ___________________________
Investor's Tax Bracket (if individual)      ___________________________%

Please initial here to acknowledge your understanding that it may not be possible to readily liquidate your investment in the Company: ________

Please initial here to acknowledge your understanding that if you move to a state in which the Company Units are not registered under that state's securities law, you may not be able to purchase additional Units or receive new
Units through your participation in the Dividend Reinvestment
Plan:__________________________

************************************************************************************************************************************
PLEASE COMPLETE THIS SECTION FOR SECOND INDIVIDUAL OF JTROS OR TENANTS IN COMMON ACCOUNTS

(Please Print)

Name________________________________________________________________________________________________________________________________
         First                                     Middle                               Last
         or Entity's legal name
____________________________________________________________________________________________________________________________________
         Resident or Entity's Address
____________________________________________________________________________________________________________________________________
         City                                                          State                              Zip Code

______________________________________________                                  ________________________________________________
Home Telephone Number (if applicable)                                           Business Telephone Number (if applicable)
         (include area code)                                                            (include area code)
Date of Birth_________________________________________________                  (Needed for first five ownership types only)
Occupation____________________________________________________
Marital Status (check one):    Single_______   Married________
Citizenship:      U.S.______   Other__________________________
Investment Objective:
         Current income with retention of capital______(check)
         Other (please explain):

____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________

Investor's Financial Status and Suitability:

Fair Market Net Worth                       $__________________________
Liquid Fair Market Net Worth                $__________________________
Gross Income                                $__________________________
Investor's Years of Investment Experience   ___________________________
Investor's Tax Bracket (if individual)      ___________________________%

Please initial here to acknowledge your understanding that it may not be possible to readily liquidate your investment in the Company: ______

Please initial here to acknowledge your understanding that if you move to a state in which the Company Units are not registered under that state's securities law, you may not be able to purchase additional Units or receive new
Units through your participation in the Dividend Reinvestment
Plan:__________________________

************************************************************************************************************************************

         13. IF APPLICABLE, THE ACCOUNT REPRESENTATIVE AND INVESTMENT FIRM PRINCIPAL MUST EACH SIGN BELOW IN ORDER TO SUBSTANTIATE COMPLIANCE WITH APPENDIX F TO ARTICLE 3, SECTION 34 OF THE NASD'S RULES OF FAIR PRACTICE.

         IN WITNESS WHEREOF, the undersigned Investor has executed this Subscription Agreement and Power of Attorney.

Dated:  ______________, 200__

___________________________________     _______________________________________
Authorized Signature of Subscriber      Social Security Number or Federal Tax
                                                 Identification Number
___________________________________
Authorized Signature of Subscriber      _______________________________________
         (if more than one)             Social Security Number or Federal Tax
                                                 Identification Number

                                        ACCEPTED:

                                        Yosemite Mortgage Fund II, LLC

                                        By MFP Management LLC, Manager

                                        By: ____________________________________
                                               Steven M. Pontes, General Manager

                                        Dated: ______________, ______

         The Account Representative and Principal signing below each have reasonable grounds to believe, based on information obtained from the above Investor concerning his or her investment objectives, other investments, financial situation and needs and any other information known by either of them, that investment in the Partnership is suitable for such Investor in light of his or her financial position, net worth and other suitability characteristics, and that the Investor meets the suitability requirements applicable to this offering.

         The undersigned account representative and principal have advised the above Investor that no market for the securities being offered exists nor is one expected to develop, and that the Investor may not be able to liquidate his or her investment in the event of an emergency or for any other reason.

______________________________________  ________________________________________
Signature of Investment Firm Principal  Signature of Account Representative

______________________________________  ________________________________________
Please PRINT Name and Title             Please PRINT Account Representative Name

                                   APPENDIX A

                       RESTRICTIONS ON TRANSFER SET FORTH
                              IN RULE 260.141.11 OF
        THE CALIFORNIA CODE OF REGULATIONS TITLE 10, CHAPTER 3 (THE CODE)

(a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Section 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section
260.141.12 of these rules), except:

         (1) to the issuer;

         (2) pursuant to the order or process of any court;

         (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

         (4) to the transferors ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferors ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferees ancestors, descendants or spouse;

         (5) to the holders of securities of the same class of the same issuer;

         (6) by way of gift or donation inter vivos or on death;

         (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

         (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

         (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule is not required;

         (10) by way of a sale qualified under Sections 25111, 25112, or 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

         (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

         (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25148 is in effect with respect to such qualification;

         (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

         (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

         (15) by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

         (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities, provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c) The certificate representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONERS RULES.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses incurred and estimated to be incurred in connection with this offering are as follows:

        Securities and Exchange Commission Registration Fee          $   5,980
        National Association of Securities Dealers, Inc. Filing Fee  $   7,000
        Blue Sky Fees                                                $  10,535
        Accounting Fees and Expenses                                 $ 102,465
        Legal Fees and Expenses                                      $ 260,000
        Printing Fees and Expenses                                   $   5,000
        Mailing                                                      $     500
        Escrow Agent Fees                                            $  12,500
                                                                     ----------
                 Total                                               $ 403,980
                                                                     ----------


ITEM 32. SALES TO SPECIAL PARTIES

NOT APPLICABLE.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES

Pontes Financial Group, Ltd. made a capital contribution of $1,000.00 as the Initial Member of registrant during its organization. The transaction was exempt from registration under Section 4(2) of the Securities Act of 1933.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Fourth Amended Operating Agreement provides as follows with respect to indemnification by the registrant of its Manager and affiliates:

         3.5. Liability and Indemnification of Manager. Any right to indemnification hereunder shall be subject to the following:

                  3.5.1. The Company shall not indemnify the Manager or its Affiliates for any liability or loss suffered by the Manager or its Affiliates, nor shall the Manager or its Affiliates be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

                           (a) the Manager has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company;

                           (b) the Manager or its AffiliateS was acting on behalf of or performing services for the Company;

                           (c) such liability or loss was not the result of the negligence or misconduct by the Manager or its Affiliates; and

                           (d) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Company and not from the Members.

                  3.5.2. Notwithstanding anything to the contrary contained in subsection 3.5.1 above, the Manager (which shall include Affiliates only if such Affiliates are performing services on behalf of the Company) and any Person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from an alleged violation of federal or state securities laws unless the following conditions are met:

                           (a) there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the particular indemnitee; or

                           (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

                           (c) a court of competent jurisdiction has approved a settlement of the claims against a particular indemnitee and has determined that indemnification of the settlement and related costs should be made; and

                           (d) in the case of subparagraph c of this subsection 3.5.2, the court of law considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and the position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws; provided that the court need only be advised of and consider the positions of the securities regulatory authorities of those states:

                                    (1)      which are specifically set forth in
                                             the Company agreement; and

                                    (2)      in which plaintiffs claim they were
                                             offered or sold Company interests.

                  3.5.3. The Company may not incur the cost of that portion of liability insurance which insures the Manager or its Affiliates for any liability as to which the Manager or its Affiliates are prohibited from being indemnified under this subsection.

                  3.5.4. The provision of advancement from Company funds to the Manager or its Affiliates for legal expenses and other costs incurred as a result of any legal action is permissible if the following conditions are satisfied:

                           (a)      the legal action relates to acts or
                                    omissions with respect to the performance of duties or services on behalf of the Company;

                           (b) the legal action is initiated by a third party who is not a Member, or the legal action is initiated by a Member and a court of competent jurisdiction specifically approves such advancement; and

                           (c) the Manager or its Affiliates undertake to repay the advanced funds to the Company in cases in which such Person is not entitled to indemnification under paragraph 1 of this section 3.5.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

NOT APPLICABLE.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements: See Index to Financial Statements and the financial statements appearing thereafter in Part I of this registration statement, beginning at page F-1.

(b)      Exhibits:

1.1      Selling Agency Agreement*

3        Articles of Organization*

4.1      Fourth Amended Operating Agreement of Registrant

4.2      Subscription Agreement and Power of Attorney*

5 Opinion of Whitehead, Porter & Gordon LLP with respect to legality of the securities*

8 Opinion of Wendel, Rosen, Black & Dean, LLP with respect to federal income tax matters*

10.1     Capitol City Escrow, Inc. Escrow Agreement*

23.1     Consent of Whitehead, Porter & Gordon LLP*

23.2     Consent of Wendel, Rosen, Black & Dean, LLP*

23.3     Consent of Vocker Kristofferson and Co.

* Previously filed

ITEM 37. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include therein any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in any such prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase of decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed.

(4) To remove from regulation by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) To send to each member at least on an annual basis a detailed statement of any transactions with the Manager or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Manager or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7) To provide to the members the financial statements required by Form 10-K for the first full year of operations of the registrant.

(8) To file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing members. Each sticker supplement should disclose all compensation and fees received by the Manager and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(9) To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the members at least once each quarter after the distribution period of the offering has ended.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this pre-effective Amendment No. 2 to the Registration Statement on Form SB-2 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oakland, California, on February 21, 2003.

                         YOSEMITE MORTGAGE FUND II, LLC

                         By: MFP Management, LLC, its sole manager

                             By: /s/  Stephen M. Pontes
                                 ---------------------------------
                                 Steven M. Pontes
                                 General Manager
                                 (Principal Executive Officer of the Manager)


       SIGNATURE                                  TITLE                                           DATE
   -----------------                             --------                                       --------
  /s/ Steven M. Pontes        Principal Executive Officer of the Manager; Principal            February 21, 2003
-------------------------        Financial and Accounting Officer of the Manager
    Steven M. Pontes



                                                                YOSEMITE MORTGAGE FUND II, LLC

                                                                       INDEX TO EXHIBITS

1.1      Form of Selling Agency Agreement.................................................................Ex. 1.1

3        Articles of Organization*........................................................................Ex. 3-1

4.1      Fourth Amended Operating Agreement...............................................................Ex. 4.1-1

4.2      Subscription Agreement and Power of Attorney*....................................................Ex. 4.2-1

5        Opinion of Whitehead, Porter & Gordon LLP, with respect to the legality of the securities*.......Ex. 5-1

8        Opinion of Wendel, Rosen, Black & Dean, LLP with respect to federal income tax matters*..........Ex. 8-1

10.1     Capitol City Escrow, Inc. Escrow Agreement*......................................................Ex. 10.1

23.1     Consent of Whitehead, Porter & Gordon LLP*.......................................................Ex. 23.1-1

23.2     Consent of Wendel, Rosen, Black & Dean, LLP*.....................................................Ex. 23.2-1

23.3     Consent of Vocker Kristofferson and Co...........................................................Ex. 23.3-1

* Previously filed

                                      II-5